Filed pursuant to Rule
424(b)(3)

File No. 333-297811
PROSPECTUS
ARDIAN ACCESS LLC
August 1, 2026
LIMITED LIABILITY COMPANY UNITS
Class J Units
Class I Units
Class D Units

Ardian Access LLC (the “Fund”) is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company. Ardian US LLC (the “Adviser”) serves as the Fund’s investment adviser and is responsible for making investment decisions for the Fund’s portfolio.
Investment Objective and Strategies
. The Fund’s investment objective is to generate attractive risk-adjusted returns. In pursuing its investment objective, the Fund intends to invest in a global portfolio of private asset investments (“Private Assets”) primarily through:

•
“Secondary Investments” – i.e., purchases of existing interests that are acquired on the secondary market of private equity and, to a lesser extent, venture capital investment funds managed by third-party managers (“Underlying Funds”) that provide exposure to operating companies (“Underlying Companies”) as well as direct or indirect secondary market acquisitions of portfolios of direct private equity and, to a lesser extent, venture capital investments held by such Underlying Funds or by other investors or vehicles formed to hold such investments. Such investments will include the acquisition of broad portfolios of interests in Underlying Funds from limited partners and/or investments into single or multi asset continuation, annex or any other newly formed vehicles organized by general partners (“GPs”) of Underlying Funds.

•
“Direct
Co-Investments”
– i.e., acquiring interests in
co-investment
transactions in Underlying Companies either directly or through special purpose vehicles, alongside direct private equity funds managed by the Adviser or its affiliates and/or leading third-party GPs.

•	“Primary Investments” – the Fund’s strategy shall be complemented to a lesser extent by primary investments (i.e., primary commitments to Underlying Funds).
Through a combination of Secondary Investments, Direct
Co-Investments
and Primary Investments, the Fund aims to invest across a broad set of managers, investment strategies (including market capitalization), vintage years, industry sectors, and geographies.
To manage the liquidity of its investment portfolio, the Fund invests a portion of its assets in a portfolio that may include cash; cash equivalents; funds, including money market funds or related instruments; short-term debt securities; other fixed income investments; and/or other investment companies (including exchange-traded funds). The use of such liquidity management investments will depend on the timing of transactions.

Over time, during normal market conditions, the Adviser intends to invest at least 80% of the Fund’s net assets in Private Assets and up to 20% of net assets in liquid assets for the purposes of liquidity management.
There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful.
Unlisted
Closed-End
Fund.
An investment in the Fund is subject to, among others, the following risks:

•
The limited liability company interests of the Fund (“Units”) will not be listed on any securities exchange. There is not expected to be any secondary trading market in the Units. Accordingly, members of the Fund (“Members”) should not expect to be able to sell their Units (other than through the repurchase process) regardless of how the Fund performs. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.

•
Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the terms and conditions of the limited liability company agreement of the Fund, as may be amended and/or restated (the “Limited Liability Company Agreement”). Liquidity will be provided by the Fund only through repurchase offers, which may be made from time to time by the Fund as determined by the Fund’s Board of Directors in its sole discretion. Additionally, there can be no assurance as to when, or if, a Member will be able to sell all of its Units. The Fund has no obligation to repurchase Units. Any repurchase of Units from a Member which were held for less than one year (on a first-in,
first-out
basis) will be subject to an “Early Repurchase Fee” equal to 2.00% of the net asset value (“NAV”) of the repurchased Units.

•	The amount of distributions that the Fund may pay, if any, is uncertain.

•
The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as borrowings. Such amounts may constitute a return of capital and may reduce the amount of capital available to the Fund for investment. Any capital returned to Members through distributions will be distributed after payment of fees and expenses.

•	Units are speculative and involve a high degree of risk, including the risks associated with leverage. See “Types of Investments and Related Risks” beginning on page 33 of this prospectus.
Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. An investment in the Fund involves a high degree of risk. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before making an investment decision, investors should (i) consider the suitability of this investment with respect to an investor’s investment objective and individual situation and (ii) consider factors such as an investor’s net worth, income, age, and risk tolerance. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of the investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class J Unit	Per Class I Unit	Per Class D Unit	Total (1)
Public Offering Price	Current Net Asset Value	Current Net Asset Value	Current Net Asset Value	Up to $2,500,000,000
Sales Load (1)	None	None	None	None
Proceeds to the Fund (Before Expenses) (1)(2)	Amount Invested at Current Net Asset Value	Amount Invested at Current Net Asset Value	Amount Invested at Current Net Asset Value	Up to $2,500,000,000

(1)
Generally, the minimum initial investment by an investor in the Fund is $25,000 with respect to Class J and Class D Units and $1,000,000 with respect to Class I Units (each as defined herein), which minimum may be reduced for certain investors. Financial intermediaries may also impose their own investment minimums on certain classes, which may be higher than the minimums stated in this Prospectus. No upfront sales load will be paid with respect to Class J Units, Class I Units or Class D Units; however, if you buy Class J Units or Class D Units through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine. Financial intermediaries will not charge such fees on Class I Units. Your financial intermediary may impose additional charges when you purchase Units. Please consult your financial intermediary for additional information.

(2)	Assumes all amounts currently registered are sold in the continuous offering.
Foreside Fund Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) (the “Distributor”), acts as distributor for the Units and serves in that capacity on a best efforts basis, subject to various conditions. The principal business address of the Distributor is 190 Middle Street, Suite 301, Portland, ME 04101.

The date of this prospectus is August 1, 2026.
Securities Offered.
The Fund is offering through this prospectus three separate classes of Units designated as Class J (“Class J Units”), Class I (“Class I Units”) and Class D (“Class D Units”). The Fund operates in reliance on an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that permits the Fund to offer multiple classes of Units. Each class of Units is subject to different fees and expenses. The Fund may offer additional classes of Units in the future.
No person who is admitted as a Member will have the right to require the Fund to redeem its Units. This prospectus is not an offer to sell Units and is not soliciting an offer to buy Units in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “Plan of Distribution—Eligible Investors.”

The Fund is offering its Units on a continuous basis. The minimum initial investment by an investor in the Fund is $25,000 with respect to Class J and Class D Units and $1,000,000 with respect to Class I Units, except for purchases made in connection with dividend reinvestments or as otherwise permitted by the Fund. The Fund reserves the right to reduce or waive the investment minimum for certain investors in its sole discretion. Financial intermediaries may also impose their own investment minimums on certain classes, which may be higher than the minimums stated in this Prospectus. See “Plan of Distribution—Purchase Terms.” Units are being offered through the Distributor at an offering price equal to the Fund’s then-current net asset value per Unit of the applicable class of Units, plus any applicable sales load.
The Units are subject to the terms and conditions of the Limited Liability Company Agreement.
Structure
. The Fund does not currently intend to list its Units for trading on any securities exchange and does not expect any secondary market to develop for its Units. Members are not able to have their Units redeemed or otherwise sell their Units on a daily basis because the Fund is an unlisted closed-end
fund. To provide some liquidity to Members, the Fund may conduct periodic repurchase offers for a portion of its outstanding Units, as described below. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Units.
Eligible Investors
. Units are being sold only to investors that represent that they are “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933, as amended. An “accredited investor,” if a natural person, is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse.
This prospectus provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information about the Fund, dated as of the date hereof, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The statement of additional information and the Fund’s annual and semi-annual reports and other information filed with the SEC can be obtained upon request and without charge by writing to the Fund at Ardian Access LLC, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, OH 45246, or by calling
833-601-2677.
In addition, the contact information provided above may be used to request additional information about the Fund and to make Member inquiries. The statement of additional information, other material incorporated by reference into this prospectus and other information about the Fund are also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
Units are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Units are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

SUMMARY OF TERMS
The following is only a summary and does not contain all of the information that a prospective investor should consider before investing in Ardian Access LLC (the “Fund”). Before investing in the Fund, a prospective investor should carefully read the more detailed information appearing elsewhere in this prospectus, including the section titled “Types of Investments and Related Risks” beginning on page 33, the statement of additional information of the Fund (the “SAI”) and the Fund’s limited liability company agreement, as may be amended from time to time (the “Limited Liability Company Agreement”).

THE FUND
The Fund is a Delaware limited liability company that is registered under the 1940 Act, as a non-diversified,
closed-end
management investment company. The Fund was organized as a Delaware limited liability company on September 26, 2024.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers three separate classes of limited liability company interests (“Units”) designated as Class J (“Class J Units”), Class I (“Class I Units”) and Class D (“Class D Units”) to Eligible Investors (as defined herein). Each class of Units is subject to different fees and expenses. The Fund operates in reliance on an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that permits the Fund to offer multiple classes of Units. The Fund may offer additional classes of Units in the future. See “The Fund.”

THE ADVISER	Ardian US LLC, the Fund’s investment adviser (the “Adviser”), is a limited liability company organized under the laws of the State of Delaware and is a subsidiary of Ardian Holding, an international firm based in Paris, France (the Adviser and its affiliates that operate as the “Ardian business” are herein referred to as “Ardian”). The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is responsible for making investment decisions for the Fund’s portfolio. See “Management of the Fund—The Adviser.”

THE ADMINISTRATOR	The Fund has retained Ultimus Fund Solutions, LLC (the “Administrator”) to provide it with certain administrative services, including fund administration, fund accounting and transfer agency services. The Fund compensates the Administrator for these services and reimburses the

Administrator for certain
out-of-pocket
expenses (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. See “Management of the Fund—Administration and Accounting Services.”

INVESTMENT OBJECTIVE	The Fund’s investment objective is to generate attractive risk-adjusted returns. See “Investment Objective, Opportunities and Strategies—Investment Objective.”

PRINCIPAL INVESTMENT STRATEGIES
In pursuing its investment objective, the Fund intends to invest in a global portfolio of private asset investments (“Private Assets”) primarily through Secondary Investments, Direct
Co-Investments
and Primary Investments. Over time, during normal market conditions, the Adviser intends to invest at least 80% of the Fund’s net assets in Private Assets and up to 20% of net assets in liquid assets for the purposes of liquidity management.

Through a combination of Secondary Investments, Direct
Co-Investments
and Primary Investments, the Fund aims to invest in a broad set of managers, investment strategies (including market capitalization), vintage years, industry sectors, and geographies.

•
“Secondary Investments” – i.e., purchases of interests that are acquired on the secondary market of private equity and, to a lesser extent, venture capital investment funds managed by third-party managers (“Underlying Funds”) that provide exposure to operating companies (“Underlying Companies”) as well as direct or indirect secondary market acquisitions of portfolios of direct private equity and, to a lesser extent, venture capital investments held by such Underlying Funds or by other investors or vehicles formed to hold such investments. Such investments will include the acquisition of broad portfolios of interests in Underlying Funds from limited partners and/or investments into single or multi asset continuation, annex or any other newly formed vehicles organized by general partners (“GPs”) of Underlying Funds.

•
“Direct
Co-Investments”
– i.e., acquiring interests in
co-investment
transactions in Underlying Companies either directly or through special purpose vehicles, alongside direct private equity funds managed by the Adviser or its affiliates and/or leading third-party GPs.

•
“Primary Investments” – the Fund’s strategy shall be complemented to a lesser extent by primary investments (i.e., primary commitments to Underlying Funds).

The Adviser expects to cause the Fund to invest alongside other funds, accounts or other capital managed or advised by the Adviser or its affiliates (“Ardian Funds”). The Fund has no priority over any other Ardian Funds in respect of any investment opportunity. The Adviser will allocate any investment opportunities at its entire discretion in accordance with its applicable investment allocation policy. The availability of investment opportunities to the Fund will be subject to the investment allocation provisions contained in the constitutive documents of the other Ardian Funds.

Secondary Investments

The Fund’s Secondary Investments strategy seeks to construct private equity investment portfolios through secondary purchases of Underlying Funds (including the related unfunded commitments) that provide exposure to Underlying Companies in an effort to maximize risk-adjusted returns. Sources of Secondary Investments are typically LPs that sell interests in Underlying Funds on the secondary market and GPs that organize liquidity for LPs through secondary sale processes and/or continuation vehicles. The Fund will predominately seek to acquire portfolios of limited partnership interest stakes in buyout and growth equity funds and interests in Underlying Companies (through Underlying Funds) that have favorable cash flow profiles and a predictable upside potential where Ardian has a high degree of coverage through its proprietary monitoring database. When purchasing a Secondary Investment, the Fund will agree to purchase an investor’s existing limited partnership position in an Underlying Fund, typically at a discount to net asset value due to the illiquidity of the market for interests in Underlying Funds, and take on existing obligations to fund future capital calls. In making secondary investments, the Adviser normally seeks to purchase fund interests with: (i) conservatively valued Underlying Companies that benefit from strong operating performance; (ii) expected near-to-medium
term cash flows; and (iii) a risk profile characterized by limited downside returns with a low risk of loss of capital. However, there can be no assurance that any or all Secondary Investments made by the Fund will be able to sustain these characteristics or exhibit this pattern of investment returns and risk, and the realization of later gains is dependent upon the performance of each Underlying Fund’s portfolio companies.

The Fund will seek to invest across a variety of GPs, investment strategies, vintage years, industry sectors and geographies. The Fund will make global investments, with a focus on those funds investing, and private equity portfolio companies located, primarily in North America, the European Economic Area and the United Kingdom (the “UK”).

The Fund’s Secondary Investments strategy focuses on large and complex transactions where competition is inherently limited, targeting high quality assets with predictable cash flows where Ardian has a high degree of coverage through its proprietary monitoring database. The network Ardian has built over the last 25 years provides the Adviser with access to a broad universe of sellers, while the scale and complexity of transactions create a marketplace where Ardian has relatively few competitors.

The Adviser will look for investments managed by established GPs with proven track records, experienced and stable teams, coupled with consistent strategy execution and a strong alignment of interests.

Direct
Co-Investments

The Fund’s Direct
Co-Investments
strategy seeks to create a multi-manager, multi-sector, geographically broad portfolio of minority stake equity co-investments,
mainly alongside leading sponsors in buyout and growth capital transactions relating to Underlying Companies of any market capitalization in North America, Europe and on an opportunistic basis in other regions (mostly in the Asia-Pacific region).

The Adviser will rely on its strong relationships with a global network of general partners to source co-investments
while utilizing its highly selective approach and
in-depth
due diligence to select companies that offer an attractive risk/return profile that aligns with the objectives of the Fund.

Primary Investments

The Fund may also invest in newly formed Underlying Funds raised by experienced managers that invest in buyout and growth capital where the Underlying Companies are not known as of the time of the Fund’s commitment or Underlying Funds the subscription period of which is still open (any such newly formed Underlying Funds or other investment deemed to be a primary partnership investment by the Adviser, a “Primary Investment”).

Primary Investments are characterized by a gradual deployment of capital. The Adviser seeks to identify and select Primary Investments that it believes to be high quality and managed by experienced fund managers with the potential to generate superior rates of return. The Adviser expects that Primary Investments in the Fund are likely to enhance the Adviser’s ability to source other investment opportunities for the Fund.

Subsidiaries

The Fund has made certain investments through one or more 100%-owned subsidiaries that elect to be treated as a corporation for U.S. federal income tax purposes (each, a “Corporate Subsidiary”) and expects to make future investments through the Corporate Subsidiaries. The Fund’s investment in a Corporate Subsidiary permits the Fund to pursue its investment objective and strategies in a manner that is intended to allow the Fund to qualify as a regulated investment company (a “RIC”). The Fund may invest all or any portion of the rest of the Fund’s assets in one or more 100%-owned subsidiaries organized as Delaware limited liability companies (or organized as other entity types) that are intended to be treated as disregarded entities for U.S. federal income tax purposes (the “Disregarded Entities” and together with any Corporate Subsidiary, each a “Subsidiary” and collectively the “Subsidiaries”). A “disregarded entity” is disregarded for U.S. federal income tax purposes as an entity separate from its owner (i.e., the Fund). The owner is treated as directly owning the assets of the disregarded entity and takes into account for U.S. federal income tax purposes the income, gains, deductions and losses related to those assets. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

Each Subsidiary will have the same investment objective and strategies as the Fund and, like the Fund, will be managed by the Adviser. Except as otherwise provided, references to the Fund’s investments also will refer to the Subsidiaries’ investments for the convenience of the reader.

Liquidity Management

To manage the liquidity of its investment portfolio, the Fund also invests a portion of its assets in a portfolio that may include cash; cash equivalents; funds, including money market funds or related instruments; short-term debt securities; other fixed income investments; and/or other investment companies

(including exchange-traded funds) (“Liquid Assets”). The Fund may invest in other liquid fixed income securities and other credit instruments from time to time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Units by periodic repurchase offers to members of the Fund (“Members”), the Fund may sell certain of its assets. The Fund seeks to hold an amount of Liquid Assets and other liquid investments consistent with prudent liquidity management. During normal market conditions and following the initial period of the Fund’s investment operations, which period may extend for a substantial amount of time, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management, in connection with the Fund’s initial period of investment operations or in connection with implementing changes in the asset allocation, the Fund may hold a substantially higher amount of Liquid Assets, including cash and cash equivalents and other liquid investments.

There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful. See “Investment Objective, Opportunities and Strategies —Investment Opportunities and Strategies.”

RISK FACTORS
Investing in the Fund involves risks, including the risk that a Member may receive little or no return on their investment or that a Member may lose part or all of their investment. Before making an investment decision, a prospective Member should (i) consider the suitability of this investment with respect to the Member’s investment objectives and personal situation and (ii) consider factors such as the Member’s personal net worth, income, age, risk tolerance and liquidity needs.

Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “Types of Investments and Related Risks.” Members should consider carefully the following principal risks before investing in the Fund:

•
Illiquidity of the Units.
Unlike many
closed-end
funds, the Units will not be listed on any securities exchange. Although the Adviser currently expects that it will recommend to the Board that the Fund offer to repurchase Units from Members on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value, no assurances can be given that the Fund will do so. Additionally, there is no guarantee that an investor will be able to sell all of the Units in a repurchase offer that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity.

•
Highly Competitive Market.
The activity of identifying, completing and realizing upon attractive investments is highly competitive and involves a high degree of uncertainty. The Fund will be competing for investments with other private equity investors having similar investment objectives. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made.

•
Potential for Limited Investment Opportunities.
There can be no assurance that the Fund will be able to identify, structure, complete and realize upon investments that satisfy its investment objective, or that it will be able to fully invest its offering proceeds.

•
Management Risk.
The Adviser cannot provide any assurance that it will be able to choose, make or realize investments in any particular investment, asset or portfolio. There can be no assurance that investments effected through the Fund will be able to generate returns or that the returns will be commensurate with the risks of investing in the type of transactions described herein.

•
Secondary Investments Risks.
The Fund may acquire Secondary Investments from existing investors in such Secondary Investments, but also in certain cases from the issuers of such interests or other third parties. In many cases, the economic, financial and other information available to and utilized by the Adviser in selecting and structuring Secondary Investments may be incomplete or unreliable. The Fund will also not have the opportunity to negotiate the terms of the Secondary Investments, including any special rights or privileges.

•
Primary Investments Risks.
The Fund’s interest in Primary Investments will consist primarily of capital commitments to, and investments in, private investment funds. Identifying, selecting and investing in Primary Investments involves a high level of risk and uncertainty. The underlying investments made by Primary Investments may involve highly speculative investment techniques, including extremely high leverage, highly concentrated portfolios, workouts and startups, control positions and illiquid investments.

•
Direct
Co-Investments
/ Portfolio Companies Risks.
In addition to the risks described above, the portfolio companies in which the Fund invests, either directly through a co-investment
vehicle or indirectly through an Underlying Fund, may involve a high degree of business and financial risk. Portfolio companies may be in early stages of development, may have operating losses or significant variations in operating results and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. Portfolio companies may also include companies that are experiencing or are expected to experience financial difficulties, which may never be overcome. In addition, these companies may have weak financial conditions and may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive positions.

The Fund may be invested in a limited number of portfolio companies, which may subject the Fund to greater risk and volatility than if investments had been made in a larger number of portfolio companies. The Fund’s investments may be in companies whose capital structures are highly leveraged. Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such companies, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company investments in a down market.

•
Underlying Fund Risks.
In addition to the risks described above, investments in Underlying Funds entail a variety of risks. Sponsors of Underlying Funds may invest such funds’ assets in securities of
non-U.S.
issuers, including those in emerging markets, and the Fund’s assets may be invested in Underlying Funds that may be denominated in
non-U.S.
currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A sponsor of an Underlying Fund may focus on a particular industry or sector (e.g., energy, utilities, financial services, healthcare, consumer products, industrials and technology), which may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A sponsor of an Underlying Fund may also focus on a particular country or geographic region, which may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

An Underlying Fund’s assets may be invested in a limited number of securities or portfolio companies which may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in a larger number of securities. An Underlying Fund’s investments, depending upon strategy, may be in companies whose capital structures are highly leveraged. Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such companies, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company investments in a down market. In addition, unlike the Fund, which is regulated under the 1940 Act, Underlying Funds are generally expected to be private funds that are not limited by the 1940 Act in how they invest their assets, including limits on leverage and transactions with affiliates. As a result, investing in Underlying Funds may subject the Fund to heightened conflicts of interest risk and leverage risk than if the Fund made investments directly.

Members will bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and asset-based fees, carried interests, incentive allocations or fees and expenses at the Underlying Fund or co-investment
vehicle level. In addition, to the extent that the Fund invests in an Underlying Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees.

•
“Cash Drag” Risk
. The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The Fund will generally not contribute the full amount of its commitment to an Underlying Fund or a co-investment
vehicle at the time of its admission to the Underlying Fund or co-investment
vehicle. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Underlying Funds or co-investment
vehicles. In addition, Underlying Funds or
co-investment
vehicles may not call all the capital committed to them. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.

•
Valuation Risk.
The value of the Fund’s investments will be difficult to ascertain, and the valuations determined in respect of investments in the Underlying Funds, co-investment
vehicles and other private asset investments will likely vary from the amounts the Fund would receive upon withdrawal from or disposition of its investments. Similarly, the valuations determined by the Fund are likely to differ, potentially substantially, from the valuations determined by other market participants for the same or similar investments. The Fund’s investments in Underlying Funds will be priced in the absence of a readily available market and may be valued in significant part based on determinations of fair value provided by an investment’s sponsor, which may prove to be inaccurate. Neither the Adviser nor the Board will be able to confirm independently the accuracy of such valuations (which are unaudited, except at year-end).
With respect to the valuations of Underlying Funds and
co-investment
vehicles, this risk is exacerbated to the extent that Underlying Funds and co-investment
vehicles generally provide valuations only on a quarterly basis, and such valuations may incorporate inputs that are up to several months old, whereas the Fund will provide valuations, and will issue Units, on a monthly basis. This means that the Underlying Fund and co-investment
vehicle information used by the Fund to issue and repurchase Units will typically be several months old when used by the Fund. Because of this, the Fund’s net asset value for financial reporting purposes may differ from the net asset value used to process subscription and repurchase transactions as of the same date. See “Determination of Net Asset Value.” To the extent that the Fund does not receive timely or accurate information from the Underlying Funds or co-investment
vehicles regarding their valuations, the Fund’s ability to accurately calculate its net asset value may be further impaired. Additionally, any adjustments the Fund makes to valuations received from an Underlying Fund or a co-investment
vehicle to reflect timing differences or other factors may result in such investment’s fair value differing from the value ultimately realized by the Fund.

•
Fixed-Income Securities Risks.
Fixed income securities risks include interest-rate and credit risk. Typically, when interest rates rise, there is a corresponding decline in bond values. Credit risk refers to the possibility that the bond issuer will not be able to make principal and interest payments.

•
Cash and Cash Equivalents.
The Fund may maintain a sizeable cash position in anticipation of funding capital calls. As a result, the Fund generally will not contribute the full amount of its commitment to an Underlying Fund or a co-investment
vehicle at the time of its admission to the Underlying Fund or the co-investment
vehicle. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Underlying Fund or the co-investment
vehicle. The overall impact on performance due to holding a portion of the investment portfolio in cash, cash equivalents and other fixed-income investments could be negative.

•
Market Disruption and Geopolitical Risk.
The Fund may be materially adversely affected by market, economic and political conditions globally and in the jurisdictions and sectors in which the Fund invests. The Fund is subject to the risk that war, including continuing conflicts in the Middle East involving Israel and Iran, and now including the United States among other nations, geopolitical tensions, such as a deterioration in the bilateral relationship between the U.S. and China or the conflict between Russia and Ukraine, terrorism, natural and environmental disasters, such as, for example, the spread of infectious illness or other public health issues, including widespread epidemics or pandemics such as the
COVID-19
outbreak, systemic market dislocations and other geopolitical events may lead to increased short-term market volatility and have adverse long-term effects on world economies and markets generally, as well as adverse effects on issuers of securities and the value of the Fund’s investments. The United States and other countries are periodically involved in disputes, negotiations or government action over trade and other matters, which may result in tariffs, investment restrictions and adverse impacts on affected companies and securities. Trade disputes and tariffs may adversely affect the economies of the United States and its trading partners, as well as companies directly or indirectly affected and financial markets generally.

•
Leverage; Borrowings Risk
. The Fund may borrow money, which magnifies the potential for gain or loss on amounts invested, subjects the Fund to certain covenants with which it must comply and may increase the risk of investing with the Fund.

•
Legal Risk, Litigation and Regulatory Action.
The Adviser is part of a larger firm with multiple business lines active in several jurisdictions that are governed by a multitude of legal systems and regulatory regimes, some of which are new and evolving. The Fund and the Adviser and its affiliates are subject to a number of risks, including changing laws and regulations, developing interpretations of such laws and regulations, and increased scrutiny by regulators and law enforcement authorities.

The Fund is a registered
closed-end
investment company and as such is subject to regulations and restrictions under the 1940 Act.

•
Risks Relating to Fund’s RIC Status.
To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income,
asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.
 The Fund’s ability to satisfy the foregoing tax requirements will generally depend in large part on the activities of, and information provided by, the Underlying Funds and co-investment
vehicles, which the Fund does not control. In addition, the Fund is generally required each December to make certain “excise tax” calculations based on income and gain information that must be obtained from the Underlying Funds and co-investment
vehicles. The risks of not receiving timely or accurate information from the Underlying Funds and co-investment
vehicles include failing to satisfy the RIC qualification tests and incurring excise tax on undistributed income and gain.

No assurance can be given that the Fund’s investment program will be successful. Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment.

See “Types of Investments and Related Risks.”

LEVERAGE
The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other arrangements to achieve its investment objective, to satisfy repurchase requests, to meet capital calls and to otherwise provide the Fund with temporary liquidity.

Certain types of borrowing transactions may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Generally, covenants to which the Fund may be subject include affirmative covenants, negative covenants, financial covenants, and investment covenants. The Fund may need to liquidate its investments when it may not be advantageous to do so in order to satisfy such obligations or to meet any asset coverage and segregation requirements (pursuant to the 1940 Act or otherwise). As the Fund’s portfolio will be substantially illiquid, any such disposition or liquidation could result in substantial losses to the Fund.

The terms of the Fund’s borrowing transactions may also contain provisions which limit certain activities of the Fund, including the payment of dividends to Members in certain circumstances, and the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing transaction over the stated interest rate. In addition, certain types of borrowing transactions may involve the rehypothecation of the Fund’s securities. Furthermore, the Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities or preferred stock issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act, as described below. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies. Any borrowing transaction will likely be ranked senior or equal to all other existing and future borrowing transactions of the Fund. The leverage utilized by the Fund would have complete priority upon distribution of assets over the Units.

Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (in the event leverage is obtained solely through debt) or 200% or more (in the event leverage is obtained solely through preferred units). For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed.

Underlying Funds,
co-investment
vehicles and individual portfolio companies may also utilize leverage in their investment activities. Borrowings by Underlying Funds, co-investment
vehicles and their portfolio companies are not subject to the Fund’s previously described asset coverage requirement. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Underlying Funds, co-investment
vehicles and portfolio companies. This leverage will increase the volatility of the value of the Fund’s investments and, as a result, the Units, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during 2020.

See “Investment Objective, Opportunities and Strategies—Investment Opportunities and Strategies.”

BOARD OF DIRECTORS	The Board of Directors of the Fund (the “Board”), including a majority of the members of the Board (each, a “Director”) that are not “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser (collectively, the “Independent Directors”), oversees and monitors the Fund’s management and operations. See “Management of the Fund.”

MANAGEMENT FEES	Pursuant to the investment management agreement by and between the Fund and the Adviser (the “Investment Management Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a base management fee (the “Management Fee”).

The Fund pays the Adviser a monthly Management Fee equal to 1.50% on an annualized basis of the Fund’s net asset value (including, for the avoidance of doubt, assets held in a Subsidiary) as of the last day of the month. The Management Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. For purposes of determining the Management Fee payable to the Adviser for any month, the net asset value is calculated after any subscriptions but prior to any repurchases occurring in that month.

The Adviser is obligated to pay expenses associated with providing the investment services stated in the Investment Management Agreement, including compensation of and office space for their officers and personnel connected with investment and economic research, trading and investment management of the Fund.

See “Fund Expenses—Management Fees.”

DISTRIBUTIONS
Because the Fund intends to qualify annually as a RIC under the Code, the Fund intends to distribute at least 90% of its annual net taxable income to its Members. Nevertheless, there can be no assurance that the Fund will pay distributions to Members at any particular rate. Each year, a statement on Internal Revenue Service (“IRS”) Form
1099-DIV
identifying the amount and character of the Fund’s distributions will be mailed to Members.

The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. A return of capital to Members is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Members may be subject to tax in connection with the sale of Units, even if such Units are sold at a loss relative to the Member’s original investment. See “Distributions.”

The Board reserves the right to change the distribution policy from time to time.

PURCHASES OF UNITS	The Units are offered on a monthly basis. The Units are being offered through the distributor at an offering price equal to the then-current net asset value per Unit of the applicable class of Units, plus any applicable sales load. Please see “Plan of Distribution” on page 108 for purchase instructions and additional information.

Generally, the minimum initial investment by an investor in the Fund is $25,000 with respect to Class J and Class D Units and $1,000,000 with respect to Class I Units (each as defined herein), which minimum may be reduced for certain investors. Financial intermediaries may also impose their own investment minimums on certain classes, which may be higher than the minimums stated in this Prospectus. No upfront sales load will be paid with respect to Class J Units, Class I Units or Class D Units; however, if you buy Class J Units or Class D Units through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine. Financial intermediaries will not charge such fees on Class I Units. Please consult your financial intermediary for additional information.

The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to dividend reinvestments. Investors subscribing through a given broker/dealer or registered investment adviser may have Units aggregated to meet these minimums, so long as aggregated initial investments are not less than $25,000 with respect to Class J and Class D Units and $1,000,000 with respect to Class I Units and incremental contributions are not less than $10,000. The Fund reserves the right to reduce or waive the investment minimum for certain investors in its sole discretion. See “Plan of Distribution— Purchase Terms.”

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund. An investor who misses the acceptance date will have the effectiveness of his, her or its investment in the Fund delayed until the following acceptance date. Units will generally be offered for purchase as of the first business day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.

Pending any closing, funds received from prospective investors will be placed in an account with the Fund’s transfer agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Prospective investors whose subscriptions to purchase Units are accepted by the Fund will become members by being admitted as Members.

A prospective investor must submit a completed subscription agreement on or prior to the acceptance date set by the Fund. An existing Member generally may subscribe for additional Units by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Units at any time. The Fund also reserves the right to suspend or terminate offerings of Units at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses.

Prospective investors who purchase Units through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Units, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Prospective investors purchasing Units through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary. The Fund operates in reliance on an exemptive order from the SEC that permits the Fund to offer multiple classes of Units. Each class of Units is subject to different fees and expenses. The Fund may offer additional classes of Units in the future.

ELIGIBLE INVESTORS	Each investor will be required to certify that the Units are being acquired directly or indirectly for the account of an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). An “accredited investor,” if a natural person, is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse. Members who are “accredited investors” are referred to in this prospectus as “Eligible Investors.” Existing Members seeking to purchase additional Units will be required to qualify as “Eligible Investors” at the time of the additional purchase.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus, the SAI and the Limited Liability Company Agreement before deciding to invest in the Fund. See “Plan of Distribution—Eligible Investors.”

PLAN OF DISTRIBUTION
Foreside Fund Services, LLC (the “Distributor”), located at 190 Middle Street, Suite 301, Portland, ME 04101, serves as the Fund’s principal underwriter and acts as the distributor of the Units on a best efforts basis, subject to various conditions. The Units are offered for sale at net asset value plus any applicable sales load. The Distributor also may enter into broker-dealer selling agreements with other broker-dealers for the sale and distribution of the Units. The Distributor is not required to offer any specific number or dollar amount of the Units, but will use its best efforts to offer the Units. Units of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Units.

The Adviser, or its affiliates, in the Adviser’s discretion and from its own resources, may pay additional compensation to financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Units of the Fund (collectively, “Financial Intermediaries”) in connection with the sale of Units, may pay for services that are provided to clients of such Financial Intermediaries, or may pay the costs of systems used to service such clients (such arrangements collectively referred to as “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages, including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation. Payments of Additional Compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Units held by Members introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments. See “Plan of Distribution.”

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt
entities, including employee benefit plans, individual retirement accounts (“IRAs”), 401(k) plans and Keogh plans, may purchase Units. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a Member, solely as a result of the ERISA plan’s investment in the Fund. See “ERISA Considerations.”

UNLISTED CLOSED-END FUND STRUCTURE; LIMITED LIQUIDITY	The Fund has been organized as a continuously offered,
non-diversified
closed-end
management investment company.
Closed-end
funds differ from
open-end
funds (commonly known as mutual funds) in that investors in
closed-end
funds do not have the right to redeem their Units on a daily basis. Unlike most closed-end
funds, which typically list their Units on a securities exchange, the Fund does not currently intend to list the Units for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Units in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end
fund, is not a liquid investment.

The Fund believes that a
closed-end
structure is most appropriate for the long-term nature of the Fund’s strategy. The Fund’s net asset value per Unit may be volatile. As the Units are not traded, investors will not be able to dispose of their investment in the Fund, except through repurchases conducted by the Fund or transfers as described herein, no matter how the Fund performs. Accordingly, you should consider that you may not have access to the funds you invest in the Fund for an indefinite period of time. See “Repurchases and Transfers of Units.”

CLASSES OF UNITS	The Fund offers three different classes of Units: Class J Units, Class I Units and Class D Units. An investment in any class of Units of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each class of Units are different.

The fees and expenses for the Fund are set forth in “Summary of Fees and Expenses.” If you have hired an intermediary and are eligible to invest in more than one class of Units, the intermediary may help determine which class of Units is appropriate for you. When selecting a class of Units, you should consider which classes of Units are available to you, how much you intend to invest, how long you expect to own Units and the total costs and expenses associated with a particular class of Units.

Each investor’s financial considerations are different. You should speak with your intermediary to help you decide which class of Units is best for you. Not all Financial Intermediaries offer all classes of Units. If your Financial Intermediary offers more than one class of Units, you should carefully consider which class of Units to purchase.

The Fund operates in reliance on an exemptive order from the SEC that permits the Fund to offer multiple classes of Units. Each class of Units is subject to different fees and expenses. The Fund may offer additional classes of Units in the future. See “Plan of Distribution—Class of Units Considerations.”

VALUATIONS	The Fund will invest a significant portion of its assets in private investments that do not have readily ascertainable market prices. Portfolio securities and other assets for which market quotes are readily available are typically valued at the “bid” quotes provided by an approved independent pricing service. In circumstances where market quotes are not readily available, the Board has adopted methods for determining the fair value of such investments. Under the Fund’s valuation procedures, valuations for Underlying Funds and co-investment
vehicles will be based in significant part on estimated valuations provided by the Underlying Fund and co-investment
vehicle sponsors. The valuations provided by the Underlying Fund and co-investment
vehicle sponsors will be reviewed by the Adviser. However, neither the Adviser nor the Board will be able to confirm independently the accuracy of such valuations (which are unaudited, except at the respective Underlying Fund’s or co-investment
vehicle’s
year-end).
Furthermore, the Underlying Funds and
co-investment
vehicles will typically provide the Adviser with only estimated net asset values or other valuation information on a quarterly basis and the information provided by an Underlying Fund or a co-investment
vehicle will typically be as of a date that is several months old by the time the Fund strikes its net asset value, which is generally on a monthly basis. For this reason, the Fund may apply one or more adjustments to the valuations received from an Underlying Fund or co-investment
vehicle, which would include adjustments for cash flows received from or distributed to the Underlying Fund or co-investment
vehicle after the reference date of the most recently

reported Underlying Fund or
co-investment
vehicle net asset value, specifically, (i) adding the nominal amount of the investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the sponsor of the Underlying Fund or co-investment
vehicle. In addition to reflecting the Underlying Fund or
co-investment
vehicle net asset value inclusive of cash flows since the reference date, the Adviser may also adjust for any changes in market prices for public securities held by the Underlying Fund or co-investment
vehicle and may also apply a market adjustment to reflect the estimated change in fair value of the Underlying Fund’s or the co-investment
vehicle’s
non-public
unrealized investments from the date of the last reported Underlying Fund or co-investment
vehicle net asset value to the date as of which the Fund is reporting its net asset value. There can be no assurance that these adjustments will improve the accuracy of these valuations.

Any data provided by an Underlying Fund or a
co-investment
vehicle will be subject to revision through the end of each Underlying Fund’s or co-investment
vehicle’s respective annual audit. The Fund will use the latest information available from each Underlying Fund and co-investment
vehicle at the time of each subscription or redemption transaction and in certain cases a change to an Underlying Fund’s or a co-investment
vehicle’s net asset value relating to prior periods as a result of an annual audit may differ materially from the information used in those prior period subscription or redemption transactions. In addition, due to differences in information available to the Fund on the applicable determination phase, the Fund’s net asset value for financial reporting purposes may differ from the net asset value used to process subscription and repurchase transactions as of the same date. See “Determination of Net Asset Value.”

REPURCHASES AND TRANSFERS OF UNITS
The Units have no history of public trading, nor is it intended that the Units will be listed on a public exchange at this time. No secondary market is expected to develop for the Units.

No Member has the right to require the Fund to redeem his, her or its Units. To provide a limited degree of liquidity to Members, the Fund may from time to time offer to repurchase Units pursuant to written tenders by Members. In determining whether the Fund should offer to repurchase Units from Members, the Board will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board (subject to its discretion) that the Fund offer to repurchase Units from Members on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value.

Except to the extent the Board otherwise determines, any repurchase of Units from a Member which were held for less than one year (on a first-in,
first-out
basis) will be subject to an “Early Repurchase Fee” equal to 2.00% of the net asset value of such repurchased Units. If an Early Repurchase Fee is charged to a Member, the amount of such fee will be retained by the Fund. An Early Repurchase Fee payable by a Member may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member.

There is no minimum amount of Units that must be repurchased in any repurchase offer. The Fund has no obligation to repurchase Units at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. In determining whether the Fund should offer to repurchase Units, the Board will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser expects that repurchases will be offered at the Fund’s net asset value per Unit as of March 31, June 30, September 30 and December 31, as applicable.

If a repurchase offer is oversubscribed by Members who tender Units, the Fund will repurchase a pro rata portion by value of the Units tendered by each Member, extend the repurchase offer or take any other action with respect to the repurchase offer permitted by applicable law. The Fund also has the right to repurchase (i) all of a Member’s Units at any time if the aggregate value of such Member’s Units is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for such class of Units; and (ii) Units of Members if the Fund determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the Limited Liability Company Agreement, each in accordance with applicable federal securities laws, including the 1940 Act and the rules and regulations thereunder.

When the Fund does make an offer to repurchase Units, a Member may not be able to liquidate all of their Units either in response to that repurchase offer, or over the course of several repurchase offers. If a repurchase offer is oversubscribed by Members, the Fund may repurchase only a pro rata portion by value of the Units tendered by each Member, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

The Fund’s investments are generally subject to lengthy
lock-up
periods during which the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the applicable consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in portfolio investments in a timely manner. See “Repurchases and Transfers of Units.”

SUMMARY OF TAXATION
The Fund has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that are currently distributed as dividends for U.S. federal income tax purposes to Members. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income
and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Members, as applicable.

The Fund is permitted to invest up to 25% of its total assets directly or indirectly in one or more Corporate Subsidiaries. A RIC generally does not take into account income earned by a U.S. corporation in which it invests unless and until the corporation distributes such income to the RIC as a dividend. Where a Corporate Subsidiary is organized in the U.S., such Corporate Subsidiary will be liable for an entity-level U.S. federal income tax on its income from U.S. and
non-U.S.
sources, as well as any applicable state taxes, which will reduce the Fund’s return on its investment in such Corporate Subsidiary. If a net loss is realized by such Corporate Subsidiary, such loss is not generally available to offset the income of the Fund.

See “Distributions” and “Tax Aspects.”

FISCAL YEAR AND TAX YEAR	The Fund’s fiscal year for financial reporting purposes is the
12-month
period ending on March 31. The Fund’s taxable year is the
12-month
period ending September 30 (or such other taxable year as may be required under the Code). See “Fiscal Year; Reports.”

TERM	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Fund’s organizational documents.

REPORTS TO MEMBERS	As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to Members for tax purposes will be furnished to Members subject to IRS reporting. In addition, the Fund will prepare and transmit to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. See “Fiscal Year; Reports.”

SUMMARY OF FEES AND EXPENSES
The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Members can expect to bear directly or indirectly.

Member Transaction Expenses (fees paid directly from your investment)	Class J Units	Class D Units	Class I Units
Maximum Sales Load (as a percentage of purchase amount)(1)	None	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%

Annual Operating Expenses (as a percentage of net assets attributable to Units)	Class J Units	Class D Units	Class I Units
Management Fee(3)(7)	1.50%	1.50%	1.50%
Interest Payments on Borrowed Funds(4)	0.07%	0.07%	0.07%
Other Expenses(5)	0.75%	0.75%	0.80%
Distribution (12b-1) Fees(6)	0.50%	0.25%	None
Acquired Fund Fees and Expenses(7)	0.57%	0.57%	0.57%
Total Annual Expenses	3.39%	3.14%	2.94%

(1)
No upfront sales load will be paid with respect to Class J Units, Class I Units or Class D Units; however, if you buy Class J Units or Class D Units through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine. Financial intermediaries will not charge such fees on Class I Units. See “Plan of Distribution.”

(2)
A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year
anniversary of the Member’s purchase of the Units. Such repurchase fee will be retained by the Fund and will benefit the Fund’s remaining Members. Units tendered for repurchase will be treated as having been repurchased on a “first in, first out” basis. An early repurchase fee payable by a Member may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member. See “Repurchases and Transfers of Units.”

(3)
The Fund pays a monthly Management Fee equal to 1.50% on an annualized basis of the Fund’s net asset value (including, for the avoidance of doubt, assets held in a Subsidiary) as of the last day of the month. For purposes of determining the Management Fee payable to the Adviser for any month, the net asset value will be calculated after any subscriptions but prior to repurchases for that month.
See
“Management Fees.”

(4)	Interest Payments on Borrowed Funds are estimated for the Fund’s current fiscal year.

(5)
Other expenses include, but are not limited to, accounting, custody, transfer agency, legal, valuation agent, pricing vendor and auditing fees of the Fund, administrative fees, sub-transfer
agency and investor servicing fees and expenses, and offering costs, as well as fees payable to the Independent Directors.

(6)
The Fund operates in reliance on an exemptive order from the SEC that permits the Fund to offer multiple classes of Units. The Fund is authorized to charge a distribution
(12b-1)
fee totalling up to 0.50% per year on Class J Units and 0.25% on Class D Units. See “Plan of Distribution—Distribution and Service Plan.”

(7)
Members also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Underlying Funds. Generally, asset-based fees payable in connection with Underlying Fund investments will range from 1% to 2% (annualized) of the commitment amount of the Fund’s investment, and performance or incentive fees or allocations are typically 20% of an Underlying Fund’s net profits as carried interest allocation, although it is possible that such amounts may be exceeded for certain sponsors of Underlying Funds. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Underlying Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind,
as such fees and allocations for a particular period may be unrelated to the cost of investing in the Underlying Funds.

Example:
The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Units. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above. The example assumes that the Fund will not realize any capital gains (computed net of all its realized capital losses and unrealized capital depreciation) in any of the indicated time periods.

An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class J Units investment, assuming a 5.0% annual return:	$34	$104	$176	$368
You would pay the following expenses on a $1,000 Class D Units investment, assuming a 5.0% annual return:	$32	$97	$164	$345
You would pay the following expenses on a $1,000 Class I Units investment, assuming a 5.0% annual return:	$30	$91	$155	$326
The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown
. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management Fees.”
FINANCIAL HIGHLIGHTS
The financial highlights in the table below are intended to help investors understand the Fund’s financial performance. The Fund’s financial highlights are incorporated by reference from the Fund’s audited consolidated financial statements included in the Fund’s annual report for the fiscal year ended March 31, 2026, as filed with the SEC on Form N-CSR on June 8, 2026. The consolidated financial statements for the fiscal year ended March 31, 2026 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s Annual Report dated March 31, 2026. The Fund’s Annual Report and Semi-Annual Report have been filed with the SEC and are available on the SEC’s website at sec.gov, and are also available from the Fund upon request. The information included below should be read in conjunction with those consolidated financial statements and the notes thereto.

Consolidated Financial Highlights
Per Share Data and Ratios for a Share of Beneficial Interest Outstanding Throughout the Period Presented

Period Ended March 31, 2026 (a)	Class J Units	Class I Units	Class D Units
Net asset value, beginning of period	$10.00	$10.00	$10.00
Activity from investment operations:
Net investment income (b)	0.05	0.07	0.06
Net realized and unrealized gain/(loss) on investments	1.68	1.69	1.69
Total from investment operations	1.73	1.76	1.75
Less distributions from:
Net investment income	(0.07)	(0.08)	(0.08)
Net realized gains	(0.02)	(0.02)	(0.02)
Total distributions	(0.09)	(0.10)	(0.10)
Net asset value, end of period	$11.64	$11.66	$11.65
Total return (c)(j)	17.33% (g)	17.61% (g)	17.47% (g)
Net assets, end of period (000s)	$884,378	$144,031	$62,264
Ratio of gross expenses to average net assets (d)(e)	2.75% (h)	2.30% (h)	2.50% (h)
Ratio of net expenses to average net assets (d)(i)	1.63% (h)	1.34% (h)	1.53% (h)
Ratio of net investment income to average net assets (f)	0.65% (h)	0.89% (h)	0.77% (h)
Portfolio Turnover Rate	0% (g)	0% (g)	0% (g)

(a)	The Fund’s commencement of operations was June 12, 2025.
(b)	Per share amounts calculated using the average shares method, which more appropriately presents the per share data for the period.
(c)
Total return is calculated assuming a purchase of shares at net asset value on the first day and a sale at net asset value on the last day of the period. Distributions are assumed, for the purpose of this calculation, to be reinvested at the ex-dividend
date net asset value per share on their respective payment dates. Had the Adviser not waived its fees and recouped the previously reimbursed expenses, total return would have been lower.

(d)	Does not include the expenses of private funds in which the Fund invests.
(e)	Represents the ratio of expenses to average net assets absent the adviser expense reimbursement and/or recoupment of operating expenses.
(f)	Recognition of net investment income (loss) by the Fund is affected by the timing of distributions from the underlying investment companies in which the Fund invests.
(g)	Not annualized.
(h)	Annualized.
(i)	The recoupment of reimbursed expenses was not annualized as the management considered it to be non-recurring as all the reimbursed expenses were recouped as of March 31, 2026.
(j)
The net asset values and total returns have been calculated on net assets which include adjustments made in accordance with U.S. generally accepted accounting principles required at period end for financial reporting purposes. Accordingly, the net asset value per Unit for financial reporting purposes may differ from the net asset value per Unit determined for purposes of processing Unit holder transactions.

See Notes to Consolidated Financial Statements.
THE FUND
The Fund is a
non-diversified,
closed-end
management investment company that is registered under the 1940 Act. The Fund continuously offers its Units. The Fund was organized as a Delaware limited liability company on September 26, 2024 and commenced operations on June 12, 2025. The principal office of the Fund is located at 1370 Avenue of the Americas, New York, NY 10019 and its telephone number is (212)
641-8604.
The Fund’s investment objective is to generate attractive risk-adjusted returns. There can be no assurance that the Fund will achieve its investment objective.

In pursuing its investment objective, the Fund intends to invest in a global portfolio of Private Assets primarily through Secondary Investments, complemented to a lesser extent by Primary Investments. Over time, during normal market conditions, the Adviser intends to invest at least 80% of the Fund’s net assets in Private Assets and up to 20% of net assets in liquid assets for the purposes of liquidity management.
Through a combination of Secondary Investments, Direct
Co-Investments
and Primary Investments, the Fund aims to invest in a broad set of managers, investment strategies (including market capitalization), vintage years, industry sectors, and geographies.
To manage the liquidity of its investment portfolio, the Fund may also invest a portion of its assets in a portfolio that includes Liquid Assets. For a further discussion of the Fund’s principal investment strategies, see “Investment Objective, Opportunities and Strategies.”
The Fund’s investment adviser is Ardian US LLC. The Adviser is responsible for making investment decisions for the Fund’s portfolio. See “The Adviser.” Responsibility for monitoring and overseeing the Fund’s investment program, management and operation is vested in the individuals who serve on the Board.
THE ADVISER
Ardian US LLC serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act. The Adviser is a subsidiary of Ardian Holding and has been registered as an investment adviser with the SEC since 2004.
The Adviser serves as investment adviser to privately offered funds that are sponsored by Ardian and marketed primarily to institutional investors and high net worth individuals. The funds are closed-end
and generally have a term of
10-15
years. The Adviser specializes in providing investment advice to pooled investment vehicles. When managing pooled investment vehicles, the Adviser may be assisted by affiliated entities and certain of their advisory personnel but is generally responsible for the day-to-day
management of the fund, the identification of investment opportunities for the fund and the acquisition, management, and disposition of fund investments. The Adviser also provides investment advice to other subsidiaries of Ardian domiciled outside the United States, in connection with their management of offshore funds and funds of funds, including research and assistance in identifying, evaluating, acquiring and monitoring private fund investments.
As of December 31, 2025, the Adviser had approximately $2.8 billion of assets under management.
ARDIAN
Ardian is a global investment firm with approximately $200 billion of assets under management as of December 31, 2025.
Ardian offers investors a diversified choice of funds covering the full range of private market asset classes, providing expertise in Primary Transactions, Secondary Transactions, Customized Solutions, Infrastructure, Private Credit, and Real Estate. Ardian has more than 1,080 employees in 19 offices, serving over 1,850 investors.

USE OF PROCEEDS
The proceeds from the sale of Units of the Fund, not including the amount of any sales loads and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds, consistent with market conditions and the availability of suitable investments. It is anticipated that proceeds from the sale of Units will be invested in or committed to appropriate investment opportunities within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending as long as six months. Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete private equity transactions (which may be considerable), (ii) because certain Underlying Funds selected by the Adviser may provide infrequent opportunities to purchase their securities and/or (iii) because of the time required for sponsors of Underlying Funds to invest the amounts committed by the Fund.
Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term, high-quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.
INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES
Investment Objective
The Fund’s investment objective is to generate attractive risk-adjusted returns. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the 1940 Act) of the Fund’s outstanding Units.
Investment Opportunities and Strategies
The Fund intends to invest in a global portfolio of Private Assets primarily through Secondary Investments, Direct
Co-Investments
and Primary Investments. Over time, during normal market conditions, the Adviser intends to invest at least 80% of the Fund’s net assets in Private Assets and up to 20% of net assets in liquid assets for the purposes of liquidity management.
Through a combination of Secondary Investments, Direct
Co-Investments
and Primary Investments, the Fund aims to invest in a broad set of managers, investment strategies (including market capitalization), vintage years, industry sectors, and geographies.

•
Multi-Manager Portfolio
: The Fund will make Secondary Investments and Primary Investments in Underlying Funds managed by a broad set of private equity managers. In addition, the Fund will make Direct
Co-Investments
into Underlying Companies alongside a broad set of lead managers. These managers will normally include well-established buyout and growth funds with attractive and proven track records that are well known to the Adviser.

•	Investment Strategies : The private asset portfolio will be principally exposed to Underlying Funds and Underlying Companies executing buyout and growth capital strategies.

•
Buyouts are control-oriented investments in established and profitable companies across small, mid, large, or mega-capitalization companies. Buyout backed businesses are typically acquired with a combination of equity and debt financing.

•
Growth capital investments typically represent minority-control equity investments in fast growing companies that require capital to fund their growth ambitions. Within growth capital, the Adviser will favor mature and profitable underlying businesses.

•
Other Investment Strategies: Through Secondary Investments in broad portfolios of Underlying Funds, the Fund may acquire small exposures to other private market investment strategies, including infrastructure (including core-plus and value added infrastructure funds investing in energy/utilities, digital infrastructure, transportation, and social infrastructure), and special situations (including distressed and private debt, GP stakes, and fund of funds).

•
Vintage Year
: Represents the year in which an Underlying Fund begins its investment activity. Over time and through Secondary Investments in mature buyout and growth capital funds, the Fund will gain exposure to a broad set of vintage years providing exposure to investments completed across differing economic cycles.

•
Industry Sectors
: The Fund will invest in a broad set of industries and end markets. The Adviser typically favors investments into Underlying Funds and Underlying Companies operating in defensible industries including, but not limited to, technology & software, healthcare, financial services, business-to-business
(B2B) services, value-added industrials, and segments of the consumer sector.

•
Geography
: The Fund will target to invest predominantly in the developed markets of North America, Europe and on an opportunistic basis in other regions (mostly in the developed markets of the Asia-Pacific region). For purposes of this strategy, the Fund considers “developed markets” to include countries classified as developed markets by one or more recognized market classification systems, such as those maintained by MSCI, FTSE Russell, or S&P Dow Jones Indices. In practice, the Fund expects that its investments will be concentrated primarily in markets within North America (principally the United States and Canada), Western Europe (including the European Economic Area and the United Kingdom), and the developed markets of the Asia-Pacific region (principally Australia, Japan, New Zealand, and South Korea). In general, the Adviser aims to avoid or otherwise limit the Fund’s exposure to emerging and frontier economies.

The Adviser and certain of its advisory affiliates have received an exemptive relief from the SEC (the
“Co-Investment
Exemptive Relief”) that permits the Fund to invest in privately placed investments alongside other funds and accounts managed by the Adviser or certain affiliates of the Adviser.
Ardian has adopted a Responsible Investment Policy (the “Responsible Investment Policy”) that provides for the integration of certain environmental, social and governance (“ESG”) factors in the investment process for the Fund. The Responsible Investment Policy contemplates a screening process to avoid investments in certain banned sectors (which comprise, as of the date of this Prospectus, tobacco, pornography, controversial weapons, thermal coal in certain circumstances and gambling), an ESG due diligence analysis in connection with each investment decision, periodic ESG reviews during the holding period of an investment and an ESG analysis upon exit. Ardian considers the following to be key priorities with respect to its ESG analysis: the climate transition, measurable impact and value creation, and the building of a fairer society. The Fund is permitted to make an investment in an issuer that scores poorly on Ardian’s ESG criteria if the investment scores strongly on other non-ESG
factors.
Secondary Investments
The Fund’s Secondary Investments strategy seeks to construct private equity investment portfolios through secondary purchases of Underlying Funds (including the related unfunded commitments) that provide exposure to Underlying Companies in an effort to maximize risk-adjusted returns. Sources of Secondary Investments are typically LPs that sell interests in Underlying Funds on the secondary market and GPs that organize liquidity for LPs through secondary sale processes and/or continuation vehicles. The Fund will predominately seek to acquire portfolios of limited partnership interest stakes in buyout and growth equity funds and interests in Underlying Companies (through Underlying Funds) that have favorable cash flow profiles and a predictable upside potential where Ardian has a high degree of coverage through its proprietary monitoring database. When purchasing a Secondary Investment, the Fund will agree to purchase an investor’s existing limited partnership position in an Underlying Fund, typically at a discount to net asset value due to the illiquidity of the market for interests in Underlying Funds, and take on existing obligations to fund future capital calls. In making secondary investments, the Adviser normally seeks to purchase fund interests with: (i) conservatively valued Underlying Companies that benefit from strong operating performance; (ii) expected near-to-medium
term cash flows; and (iii) a risk profile characterized by limited downside returns with a low risk of loss of capital. However, there can be no assurance that any or all Secondary Investments made by the Fund will be able to sustain these characteristics or exhibit this pattern of investment returns and risk, and the realization of later gains is dependent upon the performance of each Underlying Fund’s portfolio companies. The Fund will seek to invest across a variety of GPs, investment strategies, vintage years, industry sectors and geographies. The Fund will make global investments, with a focus on those funds investing, and private equity portfolio companies located, primarily in North America, the European Economic Area and the UK.
The Fund’s Secondary Investments strategy focuses on large and complex transactions where competition is inherently limited, targeting high quality assets with predictable cash flows where Ardian has a high degree of coverage through its proprietary monitoring database. The network Ardian has built over the last 25 years provides the Adviser with access to a wide universe of sellers, while the scale and complexity of transactions create a marketplace where Ardian has relatively few competitors.

The Adviser will look for investments managed by established GPs with proven track records, experienced and stable teams, coupled with consistent strategy execution and a strong alignment of interests.
Direct
Co-Investments
The Fund’s Direct
Co-Investments
strategy seeks to create a multi-manager, multi-sector, geographically broad portfolio of minority stake equity co-investments,
mainly alongside leading sponsors in buyout and growth capital transactions relating to Underlying Companies of any market capitalization in North America, Europe and on an opportunistic basis in other regions (mostly in the Asia-Pacific region).
The Adviser will rely on its strong relationships with a global network of general partners to source co-investments
while utilizing its highly selective approach and
in-depth
due diligence to select companies that offer an attractive risk/return profile that aligns with the objectives of the Fund.
Primary Investments
The Fund may also invest in newly formed Underlying Funds raised by experienced managers that invest in buyout and growth capital where the Underlying Companies are not known as of the time of the Fund’s commitment (any such newly formed Underlying Funds or other investment deemed to be a primary partnership investment by the Adviser, a “Primary Investment”). Primary Investments are characterized by a gradual deployment of capital. The Adviser seeks to identify and select Primary Investments that it believes to be high-quality and managed by experienced fund managers with the potential to generate superior rates of return. The Adviser expects that Primary Investments in the Fund are likely to enhance the Adviser’s ability to source other investment opportunities for the Fund.
Liquidity Management
To manage the liquidity of its investment portfolio, the Fund also invests a portion of its assets in a portfolio that may include cash; cash equivalents; funds, including money market funds or related instruments; short-term debt securities; other fixed income investments; and/or other investment companies. The Fund may invest in other liquid fixed income securities and other credit instruments from time to time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Units by periodic repurchase offers to Members, the Fund may sell certain of its assets. The Fund seeks to hold an amount of Liquid Assets and other liquid investments consistent with prudent liquidity management. During normal market conditions and following the initial period of the Fund’s investment operations, which period may extend for a substantial amount of time, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management, in connection with the Fund’s initial period of investment operations or in connection with implementing changes in the asset allocation, the Fund may hold a substantially higher amount of Liquid Assets, including cash and cash equivalents and other liquid investments.

The Fund may borrow money in connection with its investment activities, to satisfy repurchase requests, to meet capital calls and to otherwise provide the Fund with temporary liquidity — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Underlying Funds in advance of the Fund’s receipt of redemption proceeds from another Underlying Fund).
Certain types of borrowing transactions may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Generally, covenants to which the Fund may be subject include affirmative covenants, negative covenants, financial covenants, and investment covenants. The Fund may need to liquidate its investments when it may not be advantageous to do so in order to satisfy such obligations or to meet any asset coverage and segregation requirements (pursuant to the 1940 Act or otherwise). As the Fund’s portfolio will be substantially illiquid, any such disposition or liquidation could result in substantial losses to the Fund.
The terms of the Fund’s borrowing transactions may also contain provisions which limit certain activities of the Fund, including the payment of dividends to Members in certain circumstances, and the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing transaction over the stated interest rate. In addition, certain types of borrowing transactions may involve the rehypothecation of the Fund’s securities. Furthermore, the Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities or preferred stock issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act, as described below. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies. Any borrowing transaction will likely be ranked senior or equal to all other existing and future borrowing transactions of the Fund. The leverage utilized by the Fund would have complete priority upon distribution of assets over the Units.
The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this asset coverage requirement is breached. The Fund’s borrowings will at all times be subject to this asset coverage requirement.

Underlying Funds,
co-investment
vehicles and individual portfolio companies may also utilize leverage in their investment activities. Borrowings by Underlying Funds, co-investment
vehicles and their portfolio companies are not subject to the Fund’s previously described asset coverage requirement. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Underlying Funds, co-investment
vehicles and portfolio companies. This leverage will increase the volatility of the value of the Fund’s investments and, as a result, the Units, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during 2020.
The Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund from achieving its investment objective.
Subsidiaries
The Fund may pursue its investment program directly or indirectly through one or more Subsidiaries. Any Subsidiary will not be a registered investment company under the 1940 Act and will not be required to comply with the requirements of the 1940 Act applicable to registered investment companies. However, the Fund will comply with the provisions of Section 8 of the 1940 Act governing investment policies on an aggregate basis with any Subsidiary and with provisions of Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with such Subsidiary. In addition, the Fund will apply the provisions relating to affiliated transactions and custody set forth in Section 17 of the 1940 Act and/or the rules thereunder to any Subsidiary. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.
TYPES OF INVESTMENTS AND RELATED RISKS
Investors should carefully consider the risk factors described below, before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces (including risks the Fund may be exposed to through its investments in Underlying Funds and participation in co-investment
opportunities). Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition and operations could be materially adversely affected. In such case, the net asset value of the Units could decline, and investors may lose all or part of their investment.
The principal risks of investing in the Fund (in alphabetical order after the first twelve risks) ar
e:
Investment Risk.
All investments risk the loss of capital. The value of the Fund’s total net assets should be expected to fluctuate. To the extent that the Fund’s portfolio has a higher investment exposure to the securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased.

An investment in the Fund involves a high degree of risk, including the risk that the investor’s entire investment may be lost. No assurance can be given that the Fund’s investment objective will be achieved. The Fund’s performance depends upon the Adviser’s selection of investments, the allocation of offering proceeds thereto and the performance of the investments. As described in more detail below, the Fund’s (and the Underlying Funds’) investment activities involve the risks associated with private equity and other private investments generally. These include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, including tariff policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, labor strikes, war, geopolitical tensions, terrorism, cyberterrorism, major or prolonged power outages or network interruptions, earthquakes, hurricanes, floods, fires, epidemics or pandemics and other factors that are beyond the control of the Fund or the Underlying Funds. Although the Adviser will attempt to moderate these risks, no assurance can be given that (i) the Fund’s investment programs, investment strategies and investment decisions will be successful; (ii) the Fund will achieve its return expectations; (iii) the Fund will achieve any return of capital invested; (iv) the Fund’s investment activities will be successful; or (v) investors will not suffer losses from an investment in the Fund.
Competition for Investments; Availability of Investments
.
The activity of identifying, completing and realizing upon attractive investments is highly competitive and involves a high degree of uncertainty. The Fund will be competing for investments with other private equity investors having similar investment objectives. In recent years, an increasing number of private equity funds have been formed (and many such existing funds have grown substantially in size), and additional funds with similar investment objectives may be formed in the future. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made. Some of these competitors may have more relevant experience, greater financial resources, a greater willingness to take on risk and more personnel than the Adviser, the Fund and their affiliates. Further, the availability of investment opportunities is often limited by market conditions as well as the prevailing regulatory or political climate. Additionally, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on it as a closed-end
fund.
There can be no assurance that the Fund will be able to identify, structure, complete and realize upon investments that satisfy its investment objective, or that it will be able to invest fully its offering proceeds. Further, most sponsors of investments prioritize offering co-investment
opportunities to their network of existing investors. As a result, if the Adviser’s Primary Investments strategy were to contract such that its commitments to primary investment funds were reduced in scope or in value, the Fund’s access to appropriate co-investment
opportunities may decrease and the Fund may not be able to execute investments that satisfy the Fund’s investment objective.
No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in its Units. Additionally, the Adviser may sell certain of the Fund’s investments at different times than similar investments are sold by other investment vehicles advised by the Adviser, particularly if the Fund engages in significant repurchases of its Units or if the Fund is forced to repay any borrowings at an inopportune time, which could negatively impact the performance of the Fund.

Secondary Investments Risks
.
The Fund may acquire Secondary Investments from existing investors in such Secondary Investments, but also in certain cases from the issuers of such interests or other third parties. In many cases, the economic, financial and other information available to and utilized by the Adviser in selecting and structuring Secondary Investments may have been prepared by the sponsor of the Secondary Investment, may be incomplete or unreliable, and/or may not be verifiable by the Adviser. The Fund will also not have the opportunity to negotiate the terms of the Secondary Investments, including any special rights or privileges. Valuation of Secondary Investments may be difficult since there will generally be no established market for such interests. Moreover, the purchase price of Secondary Investments will be subject to negotiation with the sellers of such interests and may, in certain cases, include the Fund’s assumption of certain contingent liabilities. There is no assurance that the Fund will be able to purchase interests at attractive discounts to NAV, or at all. The overall performance of the Fund may depend in part on the accuracy of the information available to the Adviser, the acquisition price paid by the Fund for the Secondary Investments and the structure of such acquisitions and the Fund’s ultimate exposure to any assumed liabilities.
The Fund may have the opportunity to acquire a portfolio of Secondary Investments from a seller on an “all or nothing” basis. Certain of the Secondary Investments in the portfolio may be less attractive than others, and certain of the sponsors of such Secondary Investments may be more familiar to the Fund than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive.
The purchase of a Secondary Investment may be structured in the form of a swap or other derivative transaction. Such arrangements may involve the Fund taking on greater risk with an expected greater return or reducing their risk with corresponding reduction in the rate of return. Such arrangements also subject the Fund to the risk that the counterparty will not meet its obligations (see “—Counterparty Risk” below). If structured as such, the tax consequences of an investment in the Fund may be different than otherwise described herein, including, for example, the amount, timing and character of distributions by the Fund.
When the Fund acquires an interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the investment and, subsequently, that investment recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such investment. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the investment, there can be no assurance that the Fund would have such right or prevail in any such claim.
The Fund may acquire Secondary Investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

Primary Investments Risks
.
The Fund’s interest in Primary Investments will consist primarily of capital commitments to, and investments in, priv ate
investment funds. Identifying, selecting and investing in Primary Investments involves a high level of risk and uncertainty. The underlying investments made by Primary Investments may involve highly speculative investment techniques, including extremely high leverage, highly concentrated portfolios, workouts and startups, control positions and illiquid investments. The Primary Investments generally will not have commenced operations and, accordingly, will have no operating history upon which the Fund may evaluate their likely performance. Historical performance of the managers of Primary Investments is not a guarantee or prediction of their future performance. Many
non-U.S.
investment advisers are not registered as investment advisers with the SEC, making it more difficult for the Adviser to scrutinize such investment advisers’ credentials. The Fund will not have the opportunity to evaluate the relevant economic, financial and other information that will be used by the Primary Investments in their selection, structuring, monitoring and disposition of assets. In addition, the Fund generally will not have the right to participate in the day-to-day
management, control or operations of Primary Investments, nor will they generally have the right to remove the sponsors of Primary Investments. Venture capital investments involve risks associated with investment in companies operating at a loss or with substantial variation in operating results from period to period, companies with the need for substantial additional capital to support expansion or to maintain a competitive position, or companies with significant financial leverage.
Co-investment
Opportunities Risk.
When the Fund invests alongside other investors in
co-investment
opportunities, the realization of portfolio company investments made as co-investments
may take longer than would the realization of investments under the sole control of the Adviser or the Fund because co-investors
may require an exit procedure requiring notification of the other co-investors
and possibly giving the other
co-investors
a right of first refusal or a right to initiate a
buy-sell
procedure (i.e., one party specifying the terms upon which it is prepared to purchase the other party’s or parties’ participation in the investment and the non-initiating
party or parties having the option of either buying the initiating party’s participation or selling its or their participation in the investment on the specified terms).
Co-investment
opportunities may involve risks in connection with such third-party involvement, including the possibility that a third-party may have financial difficulties, resulting in a negative impact on such investment or that the Fund may in certain circumstances be held liable for the actions of such third-party co-investor.
Third-party
co-investors
may also have economic or business interests or goals that are inconsistent with those of the Fund, or may be in a position to take or block action in a manner contrary to the Fund’s investment objective. In circumstances where such third parties involve a management group, such third parties may receive compensation arrangements relating to the co-investment
opportunities, including incentive compensation arrangements, and the interests of such third parties may not be aligned with the interests of the Fund.

When the Fund makes investments in Underlying Companies in
co-investment
opportunities alongside GPs, the Fund will be highly dependent upon the capabilities of the GPs alongside which the investment is made. The Fund may indirectly make binding commitments to co-investment
opportunities without an ability to participate in the management and control of, and with no or limited ability to transfer its interests in, the pertinent Underlying Company. In some cases, the Fund will be obligated to fund its entire investment in a co-investment
opportunity up front, and in other cases the Fund will make commitments to fund investments from time to time as called by the GP of another Underlying Fund in a co-investment
opportunity. Generally, neither the Adviser nor the Fund will have control over the timing of capital calls or distributions received from such co-investment
opportunities, or over investment decisions made in such
co-investment
opportunities.
When the Fund participates in a
co-investment
opportunity, the Fund generally will not have control over the underlying portfolio company, and will not be able to direct the policies or management decisions of such portfolio company. There can be no assurance that appropriate minority shareholder rights will be available to the Fund or that such rights will provide sufficient protection to the Fund’s interests. Thus, the returns to the Fund from any such investments will be more dependent upon the performance of the particular portfolio company and its management in that the Adviser, on behalf of the Fund, will not be able to direct the policies or management decisions of such portfolio company.
Portfolio Companies Risks
.
In addition to the risks described above, the portfolio companies in which the Fund invests, either through a co-investment
vehicle that provides exposure to the portfolio companies or through an Underlying Fund, may involve a high degree of business and financial risk. Portfolio companies may be in early stages of development, may have operating losses or significant variations in operating results and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. Portfolio companies may also include companies that are experiencing or are expected to experience financial difficulties, which may never be overcome. In addition, they may have weak financial conditions and may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive positions. To the extent a portfolio company in which the Fund has invested receives additional funding in subsequent financings and the Fund does not participate in such additional financing rounds, the interests of the Fund in such portfolio company would be diluted. Portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities and a larger number of qualified managerial and technical personnel.

The Fund may be invested in a limited number of portfolio companies, which may subject the Fund to greater risk and volatility than if investments had been made in a larger number of portfolio companies. The Fund’s investments may be in companies whose capital structures are highly leveraged. Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such companies, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company investments in a down market.

Many of the portfolio companies may be highly leveraged, which may impair their ability to finance their future operations and capital needs and may result in restrictive financial and operating covenants. As a result, such companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. In addition, in the event that such companies do not perform as anticipated or incur unanticipated liabilities, high leverage will magnify the adverse effect on the value of the companies’ equity and could result in substantial diminution in, or the total loss of, equity investments in such companies.
Portfolio companies may not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of public companies in the United States. Accordingly, information supplied to the Fund may be incomplete, inaccurate and/or significantly delayed. The Fund may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the net asset value of the Fund.
“Cash Drag” Risk
.
The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The Fund will generally not contribute the full amount of its commitment to an Underlying Fund or a co-investment
vehicle at the time of its admission to the Underlying Fund or co-investment
vehicle. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Underlying Funds or co-investment
vehicles. In addition, Underlying Funds or
co-investment
vehicles may not call all the capital committed to them. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.
“Over-Commitment” Risk.
The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by Underlying Funds. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.
In order to help ensure that a greater amount of the Fund’s capital is invested, the Fund expects to pursue an “over-commitment” strategy whereby it commits more than its available capital. However, pursuing such a strategy presents risks to the Fund, including the risk that the Fund is unable to fund capital contributions when due, pay for repurchases of Units tendered by Members or meet expenses generally. If the Fund defaults on its commitment to an Underlying Fund or fails to satisfy capital calls to an Underlying Fund in a timely manner then, generally, it will be subject to significant penalties, possibly including the complete forfeiture of the Fund’s investment in the Underlying Fund. Any failure (or potential failure) by the Fund to make timely capital contributions in respect of its commitments may also (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow through a credit facility or other arrangements (which would impose interest and other costs on the Fund), or (iii) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).
Illiquidity of Fund Investments
.
Contractual limitations will typically restrict the Fund’s ability to transfer certain investments without the consent of the applicable managers of those entities. The securities or other financial instruments or obligations of investments and/or portfolio companies may, at any given time, be very thinly traded, have no public market, or be restricted as to their transferability under the laws of the applicable jurisdiction. Illiquidity may also result from market conditions that may be unfavorable for sales of securities of particular issuers or issuers in particular industri es
. In some cases, an Underlying Fund may also be prohibited by contract from selling securities of portfolio companies or other assets for a period of time or otherwise be restricted from disposing of such securities or other assets. In other cases, the underlying investments of an Underlying Fund may require a substantial amount of time to liquidate. Consequently, there is a significant risk that Underlying Funds and portfolio companies will be unable to realize their respective investment objectives by sale or other disposition of their securities or other assets at attractive prices, or will otherwise be unable to complete any exit strategy. These risks can be further increased by changes in the financial condition or business prospects of the Underlying Funds or portfolio companies, changes in national or international economic conditions, and changes in laws, regulations, fiscal policies or political conditions of countries in which Underlying Funds or portfolio companies are located or in which they conduct their business.
Risk of Loss; Illiquidity of the Units
.
The Fund is intended for long-term investment by Members who can accept the risks associated with making highly speculative, primarily illiquid investments in privately negotiated transactions. The possibility of partial or total loss of investment of the Fund exists, and prospective investors should not invest unless they can readily bear the consequences of such loss. Illiquidity will result from the absence of an established market for Fund investments, as well as from legal or contractual restrictions on the resale of Fund investments by the Fund or on the resale of portfolio companies by Underlying Funds. For example, there may be little or no near-term cash flow distributed by the Underlying Funds. Since the amount and timing of the Fund’s cash distributions to Members are dependent in part upon the cash flow that the Fund receives from the Underlying Funds, the Fund will likely distribute little or no cash in the near term. Even if the Fund’s investments prove successful, they are unlikely to produce a realized return to Members for a period of years.
Furthermore, the transferability of Units is subject to certain restrictions as described in the “Repurchases and Transfers of Units” section of this prospectus. Units will not be listed on an exchange, and no market in them is expected to develop. Investors will not have the right to redeem their Units. Although the Adviser currently expects that it will recommend to the Board that the Fund offer to repurchase Units from Members on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value, no assurances can be given that the Fund will do so. Consequently, Units should only be acquired by investors able to commit their funds for an indefinite period of time.
Fixed-Income Securities Risks.
Fixed-income securities in which the Fund may invest are generally subject to the following risks:

•
Interest Rate Risk
. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. Recently, there have been inflationary price movements, which have caused the fixed income securities markets to experience heightened levels of interest rate, volatility and liquidity risk. The risks associated with rising interest rates are heightened under current market conditions given that the U.S. Federal Reserve has raised interest rates from historically low levels and may continue to do so. Fiscal, economic, monetary or other government policies or measures have in the past, and may in the future, cause or exacerbate risks associated with interest rates, including changes in interest rates. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund but will be reflected in the Fund’s net asset value. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Adviser. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Fund to the extent that it invests in floating rate debt securities.

•
The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. To the extent the Fund holds variable or floating rate instruments, a decrease in market interest rates will adversely affect the income received from such securities, which may adversely affect the net asset value of the Units.

•
Issuer and Spread Risk
. The value of fixed-income securities may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. In addition, wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.

•
Credit Risk
. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

•
Prepayment or “Call” Risk
. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to Members. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.

•
Reinvestment Risk
. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

•
Duration and Maturity Risk
. The Fund has no set policy regarding the duration or maturity of the fixed-income securities it may hold. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and any other factors that the Adviser deems relevant. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.

•
For U.S. federal income tax purposes, the Fund is required to recognize taxable income (such as deferred interest that is accrued as original issue discount (“OID”)) in some circumstances in which the Fund does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain its qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the annual distribution requirement necessary to maintain its qualification as a RIC. As a result, the Fund may have to sell some of its investments at times and/or at prices that the Adviser would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thus become subject to corporate-level income tax.

Allocation Risk; Limitations of
Co-Investment
Exemptive Relief.
The Adviser and its affiliates have established prior separate accounts, funds and other pooled investment vehicles and intend to establish subsequent funds and other pooled investment vehicles and advise future separate accounts (collectively, the “Related Investment Accounts”). Certain Related Investment Accounts may have investment objectives and/or utilize investment strategies that are similar or comparable to those of the Fund. As a result, certain investments may be appropriate for the Fund and also for other Related Investment Accounts.
Decisions as to the allocation of investment opportunities among the Fund and other Related Investment Accounts present numerous inherent conflicts of interest, particularly where an investment opportunity has limited availability. In order to address these conflicts of interest, the Adviser adopted allocation policies and procedures that were designed to require that all investment allocation decisions made by the investment team are being made fairly and equitably among Related Investment Accounts over time.
Subject to applicable law, the Adviser will allocate opportunities among the Fund and the Related Investment Accounts in its sole discretion. The Adviser will determine such allocations among its Related Investment Accounts in its sole discretion in accordance with their respective guidelines and based on such factors and considerations as it deems appropriate. Subject to the foregoing and the paragraph below, available capacity with respect to each investment opportunity generally will be allocated among the various Related Investment Accounts for which the investment has been approved pro rata.

The Adviser expects to cause the Fund to invest alongside other funds, accounts or other capital managed or advised by the Adviser or Ardian Funds. The Adviser and certain of its advisory affiliates have received the
Co-Investment
Exemptive Relief that permits the Fund to invest in privately placed investments alongside other funds and accounts managed by the Adviser or certain affiliates of the Adviser. However, the
Co-Investment
Exemptive Relief contains certain conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in t he
event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the Other Managed Funds (as defined below). In these and other situations, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment. Additionally, third parties may not prioritize an allocation to the Fund when faced with a more established pool of capital also competing for allocation. Ultimately, an inability to receive the desired allocation to certain private asset investments could represent a risk to the Fund’s ability to achieve the desired investment returns.
Artificial Intelligence Risk.
Recent technological advances in artificial intelligence and machine learning technologies (collectively, “AI Technologies”), including, for example, the OpenAI ChatGPT application and internally developed data analysis tools that rely on such artificial intelligence and machine learning technologies, create opportunities for the Adviser, the Fund, the Underlying Funds,
co-investment
vehicles and portfolio companies, as well as risks. The Adviser uses and is expected to expand its use of AI Technologies in connection with its business, operating and investment activities and expects the Underlying Funds, co-investment
vehicles, portfolio companies and service providers to also use such technologies and expand such use. Actual usage of such AI Technologies will vary across its business, the Fund, the Underlying Funds, co-investment
vehicles and portfolio companies, and while the Adviser expects from time to time to adopt and adjust usage policies and procedures governing the use of AI Technologies by its personnel, risks remain, including misuse of such AI Technologies. Further, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate, nor does the Adviser expect to be involved in the collection of such data or development of such algorithms in the ordinary course.
Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would likely degrade the effectiveness of AI Technologies and could adversely impact the Adviser, the Fund, the Underlying Funds, co-investment
vehicles or portfolio companies to the extent they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn the Adviser, the Fund, the Underlying Funds, co-investment
vehicles and portfolio companies more susceptible to cybersecurity threats. In addition, the Adviser, the Fund, the Underlying Funds, co-investment
vehicles and portfolio companies could be exposed to risks to the extent third-party service providers or any counterparties use AI Technologies in their business activities. The Adviser will not be in a position to control the manner in which third-party products are developed or maintained or the manner in which third-party services utilizing AI Technologies are provided. In addition, AI Technologies may be competitive with the business of portfolio companies or increase the potential for obsolescence of a portfolio company’s products or services (particularly as the capabilities of AI Technologies improve), and accordingly the increased adoption and use of AI Technologies may have an adverse effect on portfolio companies or their respective businesses. Moreover, use of AI Technologies by any of the parties described in the previous paragraphs could include the input of confidential information of the Adviser (including material non-public
information and personal information) by third parties in contravention of non-disclosure
agreements or by the Adviser’s personnel or other related parties in contravention of the Adviser’s policies and procedures (or by any such parties in accordance with the Adviser’s policies, procedures and/or non-disclosure
agreements), and in any case, could result in such confidential information becoming part of a dataset that is accessible by AI Technologies applications and users.
The use of AI Technologies, including potential inadvertent disclosure of confidential information of the Adviser, could also lead to legal and regulatory investigations and enforcement actions. AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of current or future risks related thereto. For example, if the Adviser or Ardian were to share or license AI Technologies, including ones that include some degree of internal development, with Members, the Underlying Funds, co-investment
vehicles, portfolio companies, or other third parties, such activity could introduce a number of additional risks to the Adviser, the Fund, the Underlying Funds, co-investment
vehicles and/or portfolio companies, or other users of such AI Technologies. Regulations related to AI Technologies may also impose certain obligations on organizations, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance,
could have an adverse effect on organizations connected to the Adviser, the Fund, the Underlying Funds, co-investment
vehicles and portfolio companies.
Anti-Takeover Risk.
The Limited Liability Company Agreement and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire it. Such provisions could limit the ability of Members to sell their Units by discouraging a third party from seeking to obtain control of the Fund. See “Summary of the Limited Liability Company Agreement.”
“Best-Efforts” Offering Risk.
This offering is being made on a best efforts basis, whereby the Distributor is only required to use its best efforts to sell the Units and has no firm commitment or obligation to purchase any of the Units. To the extent that less than the maximum offering amount is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base.
Cash, Cash Equivalents, Investment Grade Bonds and Money Market Instruments.
The Fund may invest, including for defensive purposes, some or all of its respective assets in Liquid Assets, or hold cash or cash equivalents in such amounts as the Adviser deems appropriate under the circumstances. In addition, the Fund may invest in these instruments pending allocation of its offering proceeds, and the Fund will retain cash or cash equivalents in sufficient amounts to satisfy capital calls. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less and may include U.S. Government securities, commercial paper, certificates of deposit and bankers acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.
These investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose credit risks that result in issuer default.
In addition, the Fund and the Underlying Funds may maintain substantially all of their respective cash and cash equivalents in accounts with major U.S. and multi-national financial institutions, and their respective deposits at certain of these institutions may exceed insured limits, where applicable. Volatility in the banking system may impact the viability of such banking and financial services institutions. In the event of failure of any of the financial institutions where the Fund or an Underlying Fund maintains its respective cash and cash equivalents, there can be no assurance that the Fund or such Underlying Fund would be able to access uninsured funds in a timely manner or at all. Any inability to access, or delay in accessing, these funds could adversely affect the business and financial position of the Fund and the Underlying Fund. See also “—Market Disruption and Geopolitical Risk” below.
Confidential or Material,
Non-Public
Information
.
Certain Adviser personnel may acquire confidential or material, non-public
information or be restricted from initiating transactions in certain securities. The Adviser will not be free to act upon any such information. Due to these restrictions, the Adviser may not be able to initiate an investment for the Fund that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold. Conversely, the Fund may not have access to material non-public
information in the Adviser’s possession that might be relevant to an investment decision, and the Adviser may make or sell an investment that, if such information had been known to it, it may not have made or sold. In addition, collaboration between the Adviser’s personnel and Ardian personnel is subject to limitations. From time to time, when otherwise permitted under applicable law and its investment restrictions, the Fund may hold interests in one or more Ardian funds. Any such investment will be made on arm’s length terms, subject in any case to the information barrier between the firms and the confidentiality restrictions arising from particular fund or vehicle agreements.
Conflicts; Other Funds
.
The Adviser and its affiliates will be permitted to market, organize, sponsor, act as general partner or as the primary source for transactions for other pooled investment vehicles and other accounts, which may be offered on a public or private placement basis, and to engage in other investment and business activities. Some of these funds and accounts will have investment strategies that overlap with the investment strategies of the Fund. Such activities may raise conflicts of interest for which the resolution may not be currently determinable.

Counterparty Risk
.
The Fund is exposed to the risk that third parties that may owe the Fund or its portfolio companies money, securities or other asse ts
will not perform their obligations. These parties include trading counterparties, clearing agents, exchanges, clearing houses, custodians, prime brokers, administrators and other financial intermediaries. These parties may default on their obligations to the Fund or its portfolio companies, due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from entering into swap or other derivative contracts under which counterparties have long-term obligations to make payments to portfolio companies, or executing securities, futures, currency or commodity trades that fail to settle at the required time due to non-delivery
by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries. If a counterparty becomes bankrupt, or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. Material exposure to a single or small group of counterparties increases the Fund’s counterparty risk.
Derivative Instruments
.
Some or all of the Underlying Funds and (subject to applicable law) the Fund may use options, swaps, futures contracts, forward agreements and other derivatives contracts. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, counterparty risk, correlation risk, difficulties in valuation, and illiquidity. Use of derivative instruments for hedging or speculative purposes by the Fund or the Underlying Funds could present significant risks, including the risk of losses in excess of the amounts invested.
Rule
18f-4
under the 1940 Act (the “Derivatives Rule”) regulates the Fund’s use of derivatives and certain other transactions that create future payment and/or delivery obligations by the Fund. The Derivatives Rule prescribes specific value-at-risk
limits for certain derivatives users and requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in the Derivatives Rule, it is not subject to the full requirements of the Derivatives Rule. In connection with the adoption of the Derivatives Rule, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments. With respect to reverse repurchase agreements or other similar financing transactions in particular, the Derivatives Rule permits a fund to enter into such transactions if the fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all reverse repurchase agreements and similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio, or (ii) treats all reverse repurchase agreements and similar financing transactions as derivatives transactions for all purposes under the Derivatives Rule.
Additional or other new regulations or guidance issued by the SEC or the U.S. Commodity Futures Trading Commission (“CFTC”) or their staffs could, among other things, restrict the Fund’s ability to engage in leveraging and derivatives transactions, and the Fund may be unable to execute its investme nt
strategy as a result.

Distressed Debt
.
 The Fund may invest in certain Underlying Funds that invest in, or may invest co-investment
vehicles in, securities of financially troubled companies or companies involved in work-outs, liquidations, reorganizations, recapitalizations, bankruptcies and similar transactions and securities of highly leveraged companies. While these investments may offer the potential for high returns, they also bring with them correspondingly greater risks when compared to other investments. Such investments involve companies that are experiencing or are expected to experience financial difficulties, which may never be overcome. Such investments could, in certain circumstances, subject the Fund or the Underlying Funds to certain additional potential liabilities. In addition, such strategies may cause different Underlying Funds and GPs to be in conflict, such as when they hold positions of different levels of a distressed issuer’s capital structure.
Distribution
In-Kind
.
 The Fund may distribute to the holder of Units that are repurchased a promissory note entitling such holder to the payment of cash in satisfaction of such repurchase. However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Units. The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from an Underlying Fund that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind
to the Members. In the event that the Fund makes such a distribution of securities, Members will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.
Distribution Payment Risk.
The Fund cannot assure investors that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year
increases in cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.
In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions may constitute a return of capital to Members. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Units. A return of capital generally is a return of an investor’s investment, rather than a return of earnings or gains derived from the Fund’s investment activities, and generally results in a reduction of the tax basis in the Units. As a result from such reduction in tax basis, Members may be subject to tax in connection with the sale of Units, even if such Units are sold at a loss relative to the Member’s original investment.
Due Diligence Risk
.
The Adviser seeks to conduct reasonable and appropriate analysis and due diligence in connection with investment opportunities. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by the Fund. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. In addition, if the Adviser is unable to timely engage third-party providers, its ability to evaluate and acquire more complex targets could be adversely affected.

When conducting due diligence and making an assessment regarding an investment opportunity, the Adviser relies on available resources, including information provided by the investment advisers of Underlying Funds and, in some circumstances, third-party investigations. The Adviser’s due diligence process may not reveal all facts that may be relevant in connection with an investment made by the Fund. In some cases, only limited information is available about an Underlying Fund or a portfolio company in which the Adviser is considering an investment. There can be no assurance that the due diligence investigations undertaken by the Adviser will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating a particular investment opportunity, or that the Adviser’s due diligence will result in an investment being successful. In the event of fraud by any Underlying Fund or portfolio company or any of its managers or affiliates, the Fund may suffer a partial or total loss of capital invested in that Fund investment. There can be no assurances that any such losses will be offset by gains (if any) realized on the Fund’s other investments. An additional concern is the possibility of material misrepresentation or omission on the part of the Fund investment or the seller. Such inaccuracy or incompleteness may adversely affect the value of that investment. The Fund will rely upon the accuracy and completeness of representations made by Underlying Funds or portfolio companies and/or their current or former owners in the due diligence process to the extent reasonable when it makes its investments, but cannot guarantee such accuracy or completeness. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.
Electronic Communications and Cybersecurity Risk
.
While the Adviser employs various measures to address cybersecurity-related issues, the Advi ser,
the Fund and their respective service providers may nevertheless be subject to operational and information security risks resulting from cybersecurity incidents. A cybersecurity incident refers to both intentional and unintentional events that may cause the Adviser, the Fund or their respective service providers to lose or compromise confidential information, suffer data corruption or lose operational capacity. Cybersecurity incidents include stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other operational disruptions. The rapid development and increasingly widespread use of AI Technologies, including machine learning technology and generative artificial intelligence such as ChatGPT, could exacerbate these risks. Cybersecurity incidents may adversely impact the Fund and its Members. There is no guarantee that the Adviser, the Fund and/or their respective service providers will be successful in protecting against cybersecurity incidents.
The failure to protect against cybersecurity incidents could cause significant interruptions in the Adviser’s and/or the Fund’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors) in the Fund. Such a failure or unauthorized disclosure of data could harm the Adviser’s reputation, subject the Adviser and/or the Fund to legal claims, increased costs, financial losses, data privacy breaches (including under the European General

Data Protection Regulation), regulatory intervention and otherwise affect their business and financial performance. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, the Adviser and/or the Fund may incur substantial costs related to forensic analysis of the origin and scope of a cybersecurity breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, adverse investor reaction or litigation.
While the Fund and the Adviser have established business continuity plans in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by service providers to the Fund and the sponsors of investments in which the Fund invests. As a result, the Fund or its Members could be negatively impacted.
Emerging Markets
.
While the Adviser aims to avoid or otherwise limit the exposure to emerging and frontier economies, the Fund may nevertheless hold investments located in emerging industrialized or less developed countries. In addition, Underlying Funds may invest such funds’ assets in securities of
non-U.S.
issuers, including those in emerging markets. Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.
“Frontier” countries generally have smaller economies or less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. These factors make investing in frontier countries significantly riskier than in other countries and any one of them could cause the net asset value of the Units to decline.
Governments of many frontier countries in which the Fund may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier country and on market conditions, prices and yields of securities in the Fund’s portfolio. Moreover, the economies of frontier countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.

Other heightened risks associated with emerging markets investments include without limitation less publicly available financial and other information regarding issuers and potential difficulties in enforcing contractual obligations. It can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions, or obtain information needed to pursue or enforce such judgments, against such issuers. Investors of emerging market issuers, such as the Fund, often have limited rights and few practical remedies in emerging markets. In addition, the systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle and may adversely impact the Fund’s liquidity and performance.
ETF Risk.
The risks of investment in an exchange-traded fund (“ETF”) typically reflect the risks of the types of instruments in which the ETF invests. If the Fund invests in ETFs, Members will bear indirectly their proportionate share of the ETF’s fees and expenses, as well as their share of the Fund’s fees and expenses. As a result, an investment by the Fund in an ETF could cause the Fund’s total operating expenses (taking into account indirect expenses such as the fees and expenses of the ETF) to be higher and, in turn, performance to be lower than if it were to invest directly in the instruments underlying the ETF. The trading in an ETF may be halted if the trading in one or more of the ETF’s underlying securities is halted. In addition, ETFs are susceptible to market trading risks, such as the risks of discounts to net asset value, high spreads and trading disruptions.
Eurozone Risk.
Concerns about credit risk (including, but not limited to, that of sovereigns) related to various European markets continue to exist. Certain highly indebted advanced economies in the Eurozone continue to pose some concern, though some have reduced debt levels since the height of the so-called
Eurozone crisis. For example, large sovereign debts and/or fiscal deficits of a number of European countries continue to raise concerns regarding the financial condition of financial institutions, insurers and other corporates: (i) located in these countries; (ii) that have direct or indirect exposure to these countries; and/or (iii) whose banks, counterparties, custodians, customers, service providers, sources of funding and/or suppliers have direct or indirect exposure to these countries. The default, or a significant decline in the credit rating, of one or more sovereigns or financial institutions could cause severe stress in the financial system generally and could adversely affect the markets in which an Underlying Fund or a portfolio company operates and the businesses and economic condition and prospects of such Underlying Fund’s or portfolio company’s counterparties, suppliers, investments, creditors, or service providers, directly or indirectly, in ways which it is difficult to predict. In addition, due to large sovereign deficits and/or fiscal deficits, some European countries may be dependent on assistance from other European governments and institutions or multilateral agencies and offices. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn, which could significantly affect the value of the Portfolio Investments in European markets.
There also remains a risk that default of certain participating member states of the European Union (“EU”) may lead to the collapse of, or change in, the Eurozone as it is constituted today, that certain member states of the EU may cease to use the Euro as their national currency or that one or more member states may seek to withdraw from EU membership or, in more extreme circumstances, the possible dissolution of the Eurozone entirely. Moreover, financial and economic developments in one EU member state may affect economic and financial conditions among other EU member states.

The effect of these conditions or market perceptions could have material adverse effects on the Fund’s ability to make investments. See “—Risks relating to United Kingdom’s Exit from the European Union.”
Potential
Break-Up
of Eurozone
. In the recent past, the stability of certain European financial markets deteriorated and speculation as to the possibility of additional defaults by sovereign states in Europe in respect of their obligations increased. Given current market conditions of relatively weak growth in many EU member states (which are expected to continue in the near to medium term), there is a risk that default of certain participating member states of the EU may lead to the break-up
of the Eurozone as it is constituted today or that certain member states of the EU may cease to use the Euro as their national currency. This could have an adverse effect on the Fund, the performance of its investments and its ability to fulfill its investment objective. Moreover, this could have a detrimental effect on the performance of Underlying Funds and portfolio companies both in those countries that may experience a default on liabilities and in other countries within the EU. A potential primary effect would be an immediate reduction of liquidity for particular investments in the affected countries, thereby potentially impairing the value of such investments.
Expedited Transactions
.
Investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of an investment decision may be limited and the Adviser may not have access to detailed information regarding the investment opportunity, in each case, to an extent that may not otherwise be the case had the Adviser been afforded more time to evaluate the investment opportunity. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment.
Financial Market Fluctuations and Deteriorating Current Market Conditions.
 The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, including the advent of significant inflation, recession, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, and national and international political, environmental and socioeconomic circumstances (including the 2026 conflict between the United States and Iran, Russia’s 2022 invasion of Ukraine and other conflicts, geopolitical tensions, terrorist acts or security operations and actual or threatened epidemics or pandemics, such as
COVID-19).
Recently, there have been inflationary price movements, which have caused the fixed income securities markets to experience heightened levels of interest rate, volatility and liquidity risk. Fiscal, economic, monetary or other government policies or measures have in the past, and may in the future, cause or exacerbate risks associated with interest rates, including changes in interest rates. The U.S. Federal Reserve Board recently lowered interest rates following a period of consistent rate increases. Declining market interest rates increase the likelihood that debt instruments will be pre-paid.
Conversely, there is a risk that increased interest rates may cause the economy to enter a recession. Any such recession would likely negatively impact the Fund’s portfolio. Instability in the securities markets will also likely increase the risks inherent in the Fund’s investments. There can be no assurance that such economic and market conditions will be favorable in respect of both the investment and disposition activities of the Fund.

Global financial markets in recent years have experienced periods of unprecedented turmoil and continue to experience substantial volatility, disruption, liquidity shortages and to some extent financial instability. Global financial markets have recently experienced considerable declines in the valuations of equity and debt securities and periodic acute contraction in the availability of credit. Volatile financial markets can expose the Fund to greater market and liquidity risk.
The Fund’s investment strategy and the availability of opportunities satisfying the Fund’s investment objective relies in part on the continuation of certain trends and conditions observed in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.
Prospective investors should note that performance and other numerical information provided by the Adviser, including, without limitation, market data, have not been updated through the date hereof. For example, the Adviser believes that certain market data and information is likely to have recently changed from that included herein, but is not yet available.
Focused Investment Risk.
While the Adviser generally seeks to build a Secondary Investments portfolio with exposures across different GPs, vintage years, companies, geographies and industries, depending on the availability of attractive investment opportunities, the Fund’s portfolio may at times be more focused than the portfolios of funds investing in a broader range of industries and geographies and could experience significant volatility, especially during times when the Fund may have greater exposure to particular metrics that may be exposed to or experiencing unfavorable market conditions. Separately, an Underlying Fund may concentrate its investments in specific geographic regions. This focus may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.
Follow-On
Investment Risk
.
The Fund’s and/or an Underlying Fund’s direct and indirect investments in Underlying Companies may require follow-on
investments. The Fund and/or an Underlying Fund may be required to provide follow-on
funding for its portfolio companies or have the opportunity to make additional investments in such portfolio companies. There can be no assurance that the Fund or an Underlying Fund will have sufficient funds to make any such additional investments or that it will be permitted by the 1940 Act to make such additional investments. Any decision by the Fund or an Underlying Fund not to make follow-on
investments or its inability to make them may have a negative impact on a portfolio company in need of such an investment, which could, in turn, have a negative effect on the Fund’s returns. To the extent the Fund does not participate in a follow-on
investment (which may be due to a number of factors, including not having sufficient uncommitted capital reserves to make the investment or restrictions under the 1940 Act), then the Fund’s interest in the portfolio company may be diluted or subordinated to the new capital being invested (which may include capital from other clients or investment vehicles managed by the Adviser and/or its affiliates).

Hedging
.
The Fund and the Underlying Funds and portfolio companies in which the Fund invests may employ hedging techniques designed to reduce the risks of adverse movements, including in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes, including in interest rates, securities prices, or currency exchange rates may result in a poorer overall performance for the Fund than if it or the Underlying Funds and portfolio companies in which the Fund invests had not entered into such hedging transactions.
Inability to Vote
.
To the extent that the Fund owns less than 5% of the voting securities of an Underlying Fund or portfolio company, it may be able to avoid that any such Underlying Fund or portfolio company is deemed an “affiliated person” of the Fund for purposes of the 1940 Act (which designation could, among other things, potentially impose limits on transactions with the Underlying Funds, both by the Fund and other clients of the Adviser). To limit its voting interest in certain Underlying Funds and portfolio companies, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in an Underlying Fund or portfolio company. The Fund will not receive any consideration in return for entering into a voting waiver arrangement. These voting waiver arrangements may increase the ability of the Fund and other clients of the Adviser to invest in certain Underlying Funds and portfolio companies. However, to the extent the Fund contractually forgoes the right to vote the securities of an Underlying Fund or portfolio company, the Fund will not be able to vote on matters that require the approval of such Underlying Fund’s or portfolio company’s investors, and will not be able to vote on matters that may be adverse to the Fund’s interests, which may consequently adversely affect the Fund and its investors.
There are, however, other statutory tests of affiliation (such as on the basis of control) and, therefore, the prohibitions of the 1940 Act with respect to affiliated transactions could apply in certain situations where the Fund owns less than 5% of the voting securities of an Underlying Fund. If the Fund is considered to be affiliated with an Underlying Fund, transactions between the Fund and such Underlying Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the 1940 Act notwithstanding that the Fund has entered into a voting waiver arrangement.
Inadequate Network of Broker-Dealer Risk
.
The success of the Fund’s continuous public offering, and correspondingly the Fund’s ability to implement its investment objective and strategies, depends upon the ability of the Adviser to establish a network of selected broker-dealers to sell the Units. If the Adviser fails to perform, the Fund may not be able to raise adequate proceeds through the Fund’s continuous public offering to implement the Fund’s investment objective and strategies. If the Fund is unsuccessful in implementing its investment objective and strategies, an investor could lose all or a part of his or her investment in the Fund.

Indemnification of Fund Investments, Directors and Others.
The Fund will agree to indemnify certain of its investments and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of funds. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected. Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.
Industry or Sector Concentration.
 The 1940 Act requires the Fund to state the extent, if any, to which it concentrates investments in a particular industry or group of industries. While the 1940 Act does not define what constitutes “concentration” in an industry, the staff of the SEC takes the position that, in general, investments of more than 25% of a fund’s assets in an industry constitutes concentration. An Underlying Fund may concentrate its investments in specific industry sectors (e.g., energy, utilities, financial services, healthcare, consumer products, industrials and technology), which means each may invest more than 25% of its assets in a specific industry sector. Accordingly, the Fund’s investment portfolio may at times be more focused with respect to managers, geographies, industries and individual companies. This focus may subject the Underlying Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. The Fund will consider the then-existing concentration of Underlying Funds, to the extent they are known to the Fund, when making investments.
Inflation/Deflation Risk.
Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and the Fund’s investments may not keep pace with inflation, which may result in losses to Members. Recently, there have been inflationary price movements. As inflation increases, the real value of the Fund’s common Units and distributions on those Units can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Fund would likely increase, which would tend to further reduce returns to the holders of common Units. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and the value of the Units. In addition, rising interest rates due to inflation will increase the interest paid by the Fund under a credit facility, which will decrease Fund returns.
Investment Controls.
Investment in securities of companies in certain of the countries in which the Fund may invest is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain sectors of the country’s economy and increase the costs and expenses of the Fund. While regulation of foreign investment has liberalized in recent years throughout much of the world, there can be no assurance that more restrictive regulations will not be adopted in the future. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales by foreign investors and foreign currency. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities held by the Fund, and income on such securities or gains from the disposition of such securities may be subject to withholding taxes imposed by certain countries where the Fund invests or in other jurisdictions.

Investment Dilution Risk.
The Fund’s investors do not have preemptive rights to any Units the Fund may issue in the future. The Limited Liability Company Agreement authorizes it to issue an unlimited number of Units. The Board may make certain amendments to the Limited Liability Company Agreement. After an investor purchases Units, the Fund may sell additional Units in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Units, such investor’s percentage ownership interest in the Fund will be diluted.
Legal Risk, Litigation and Regulatory Action
.
The Adviser is part of a larger firm with multiple business lines active in several jurisdictions that are governed by a multitude of legal systems and regulatory regimes, some of which are new and evolving. The Fund and the Adviser and its affiliates are subject to a number of unusual risks, including changing laws and regulations, developing interpretations of such laws and regulations, and increased scrutiny by regulators and law enforcement authorities. These risks and their potential consequences are often difficult or impossible to predict, avoid or mitigate in advance, and might make some investments unavailable to the Fund. The effect on the Fund, the Adviser or any affiliate of any such legal risk, litigation or regulatory action could be substantial and adverse. In addition, any litigation may consume substantial amounts of the Adviser’s time and attention, and that time and the devotion of resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.
Financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end
investment company such as the Fund and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.
The Fund may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Fund and its ability to achieve its investment objective.
1940 Act Regulations
. The Fund is a registered
closed-end
management investment company and as such is subject to regulations and restrictions under the 1940 Act.
Leverage; Borrowings
.
To the extent the Fund borrows money or otherwise leverages its investments, the favorable and unfavorable effects of price movements in Fund investments will be magnified. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. Leverage is also a risk for Underlying Funds and portfolio companies. Certain of the Underlying Funds and the portfolio companies may have significant borrowings and/or other leverage. An investment with substantial leverage may be at risk of increases in interest rates and therefore increases in interest expenses. In the event any investment cannot generate adequate cash flow to meet debt service, the Fund may suffer a partial or total loss of capital invested in the investment. The use of leverage will also magnify the volatility of changes in the value of investments. Any gain in the value of assets in excess of the cost of the amount borrowed to acquire such assets would cause the borrower’s net asset value to increase more than if the assets had been bought without utilizing leverage. Conversely, any decline in the value of its assets to below the cost of the borrowing utilized to fund their purchase would cause the net asset value to decline more than would be the case if debt had not been used to purchase such assets. While the use of leverage may increase a borrower’s returns, it will also increase its exposure to risk.

The Fund may from
time-to-time
borrow funds or enter into other financing arrangements for various reasons, to pay operating expenses, including, without limitation, the Management Fee, to purchase portfolio securities, to fund repurchase of Units, or for other portfolio management purposes. The Fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender may terminate or not renew any credit facility. If the Fund is unable to access additional credit, it may be forced to sell investments at inopportune times, which may further depress returns. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (in the event leverage is obtained solely through debt) or 200% or more (in the event leverage is obtained solely through preferred units). For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.
Market Disruption and Geopolitical Risk
.
The Fund is subject to the risk that war, including
continuing conflicts in the Middle East involving Israel and Iran, and now including the United States among other nations, geopolitical tensions, such as a deterioration in the bilateral relationship between the U.S. and China or the conflict between Russia and Ukraine, terrorism, and other geopolitical events may lead to increased short-term market volatility and have adverse long-term effects on world economies and markets generally, as well as adverse effects on issuers of securities and the value of the Fund’s investments. The risk of such events has meaningfully increased in recent periods due to the diminishing importance of the rules based international order and heightened international tensions stemming from rivalry among the world’s dominant economic and military powers. Likewise, natural and environmental disasters, such as, for example, earthquakes, fires, floods, hurricanes, tsunamis and weather-related phenomena generally, as well as the spread of infectious illness or other public health issues, including widespread epidemics or pandemics such as the
COVID-19
outbreak, and systemic market dislocations can be highly disruptive to economies and markets. Those events as well as other changes in world economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to a number of other risks described elsewhere in this section can increase.

The United States and other countries are periodically involved in disputes, negotiations or government action over trade and other matters, which may result in tariffs, investment restrictions and adverse impacts on affected companies and securities. In 2025, the U.S. government indicated its intent to alter its approach to international trade policy and, in some cases, to renegotiate or potentially terminate certain existing bilateral or multilateral trade agreements and treaties with foreign countries and has made proposals and taken actions related thereto. In addition, the U.S. government has recently imposed tariffs on certain foreign goods and has indicated a willingness to impose tariffs on imports of other products. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. Other countries, including Mexico, have threatened retaliatory tariffs on certain U.S. products. Trade disputes and tariffs may adversely affect the economies of the United States and its trading partners, as well as companies directly or indirectly affected and financial markets generally.
Events leading to limited liquidity, defaults,
non-performance
or other adverse developments that affect one industry, such as the financial services industry, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems, may spread to other industries, and could negatively affect the value and liquidity of the Fund’s investments. For example, in response to the rapidly declining financial condition of regional banks Silicon Valley Bank (“SVB”) and Signature Bank (“Signature”), the California Department of Financial Protection and Innovation (the “CDFPI”) and the New York State Department of Financial Services (the “NYSDFS”) closed SVB and Signature on March 10, 2023 and March 12, 2023, respectively, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver for SVB and Signature. Although the U.S. Department of the Treasury, the Federal Reserve and the FDIC have taken measures to stabilize the financial system, uncertainty and liquidity concerns in the broader financial services industry remain. Additionally, should there be additional systemic pressure on the financial system and capital markets, there can be no assurances of the response of any government or regulator, and any response may not be as favorable to industry participants as the measures currently being pursued. In addition, highly publicized issues related to the U.S. and global capital markets in the past have led to significant and widespread investor concerns over the integrity of the capital markets. The situation related to SVB, Signature and other regional banks could in the future lead to further rules and regulations for public companies, banks, financial institutions and other participants in the U.S. and global capital markets, and complying with the requirements of any such rules or regulations may be burdensome. Even if not adopted, evaluating and responding to any such proposed rules or regulations could result in increased costs and require significant attention from the Adviser.
Investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a portfolio company or a counterparty to the Fund or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a portfolio company or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into an industry, including the nationalization of an industry or the assertion of control over one or more portfolio companies or its assets, could result in a loss to the Fund, including if its investment in such portfolio company is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.
Certain losses of a catastrophic nature, such as wars, earthquakes, typhoons, hurricanes, terrorist attacks, floods, pandemics, epidemics or other similar events, may be either uninsurable or, insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk
policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a property, if decided to be obtained. As a result, all Fund investments may not be insured against terrorism or certain other risks. If a major uninsured loss occurs, the Fund could lose both invested capital in and anticipated profits from the affected investments.
Any of the foregoing market disruption events could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund and its investments.
Minority Investor Risk
.
An Underlying Fund’s or the Fund’s minority direct or indirect investments in Underlying Companies will subject the Underlying Fund or the Fund to actions taken by the holders of a majority in interest of such companies that may not be aligned with the Fund’s goals. An Underlying Fund or the Fund may make minority equity investments in portfolio companies where the Underlying Fund or the Fund likely will not be able to control or influence such entities. In such cases, the Underlying Fund or the Fund will be reliant on the existing management and boards of directors of such companies, which may include representatives of other investors with whom the Underlying Fund or the Fund is not affiliated and whose interests may at times conflict with the Fund’s interests. The Underlying Fund and/or the Fund could therefore be adversely affected by actions taken by management or any holders of a majority in interest of the portfolio companies in which they invest.
Multiple Levels of Expense
.
Members will pay the fees and expenses of the Fund and will indirectly bear any fees, expenses and carried interest (if any) of the Fund’s investments. In addition, to the extent that the Fund invests in a fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. This will result in greater expense to Members than if such fees, expenses and carried interest (if any) were not charged by the Fund and its investments, as applicable.

Furthermore, the determination of whether the sponsor of an Underlying Fund is entitled to carried interest distributions is made on a fund-by-fund
basis and not in the aggregate. Therefore, carried interest in respect of one Underlying Fund is calculated and distributed without regard to the fees or performance (including negative performance) of any other Underlying Fund in which the Fund has an interest. Therefore, it is possible that the Fund, as an LP of Underlying Funds, would be required to bear carried interest in respect of one or more Underlying Funds even if the performance of the Fund’s investments in Underlying Funds in the aggregate (and therefore the performance of the Fund) is negative.
Non-Controlling
Interest
.
The Fund generally will not have the right to participate in the day-to-day
management, control or operations of the Underlying Funds or portfolio companies, nor will it have the right to remove the managers thereof. Additionally, the Fund also will not necessarily have the opportunity to evaluate the relevant economic, financial and other information which the Underlying Funds utilize in selecting, structuring, monitoring and disposing of their portfolio companies or that portfolio companies utilize in executing their business strategies. The success of the Fund will be substantially dependent upon the capabilities and performance of the managers of the Underlying Funds and portfolio companies, which may include representatives of other financial investors with whom the Fund is not affiliated and whose interests may conflict with the interests of the Fund.
Furthermore, the investment decisions of the Underlying Funds are made by their respective investment managers independently of each other so that, at any particular time, one Underlying Fund may be purchasing an interest in a portfolio company that at the same time is being sold by another Underlying Fund. Transactions of this sort could result in Underlying Funds directly or indirectly incurring certain transaction costs without accomplishing any net (or accomplishing only a limited) positive investment result. While investing with multiple investment managers may create the appearance of a well-diversified portfolio, the Underlying Funds may cooperate on investments or otherwise own the same assets, and independent decisions of various investment managers may result in an increase, rather than decrease, in the aggregate risk associated with the Fund’s portfolio.
Non-Diversification.
Because the Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, its net asset value may be subject to greater volatility. The Fund may be more susceptible to an adverse event affecting a portfolio investment than a diversified portfolio and a decline in the value of that instrument would cause the Fund’s overall value to decline to a greater degree.
Non-U.S.
and
Non-European
Union Investments; Exchange Rate Risk
.
The Fund may invest a portion of its assets in Underlying Funds and portfolio companies organized and/or headquartered outside the U.S. and the EU. Securities issued by companies located outside of the U.S. and the EU, including those held by funds in which the Fund invests, involve certain factors not typically associated with investing in securities issued by companies located in the U.S. and the EU, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar, the euro and the various other
non-U.S.
and
non-euro
currencies in which
non-U.S.
and
non-EU
investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between the U.S., EU and
non-U.S.,
and
non-EU
securities markets, including potential price volatility in and relative liquidity of some
non-U.S.
and
non-EU
securities

markets; (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements, and less government supervision and regulation; (iv) certain economic and political risks, including potential exchange control regulations and restrictions on
non-U.S.
and
non-EU
investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation; and (v) the possible imposition of
non-U.S.
and
non-EU
taxes on income and gains recognized with respect to such securities. Such factors may adversely affect the value of the Fund’s
non-U.S.
and
non-EU
investments and hence the overall value of a Member’s investment in the Fund.
In addition to the risks of investing in Underlying Funds and portfolio companies organized and/or headquartered outside the U.S. and the EU and the risks of investing in emerging markets (see “—Emerging Markets” above), the developing market Asia-Pacific countries are subject to certain additional or specific risks. In many of these markets, there is a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of these markets also may be affected by developments with respect to more established markets in the region such as in Japan and Hong Kong. Brokers in developing market Asia-Pacific countries typically are fewer in number and less well capitalized than brokers in the United States. In addition, many of the developing market Asia-Pacific countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western European countries.
OFAC and FCPA Considerations
.
Economic sanction laws in the U.S. and other jurisdictions may prohibit the Adviser and its personnel from transacting with or in certain countries and with certain individuals and companies. The U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) enforces U.S. economic and trade sanctions, which prohibit, among other things, transactions with and the provision of services to certain
non-U.S.
countries, territories, entities and individuals. Certain programs administered by OFAC also flatly prohibit dealing with certain individuals or entities. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at http://www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may significantly restrict the Fund’s investment activities in certain emerging market countries.
 In addition, new names may be added to current OFAC lists, or new sanctions imposed by executive order, on short notice, which could result in the Fund selling investments at disadvantageous times.
In addition, the Adviser and its personnel are committed to complying with the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Fund may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. In recent years, the U.S. Department of Justice and SEC have devoted greater resources to enforcement of the FCPA. In particular, U.S. regulators recently have been focused on private equity firms and their compliance with the FCPA. While the Adviser has implemented policies and procedures designed to procure compliance with the FCPA, such policies and procedures may not be effective to prevent all possible violations. Any determination that the Adviser violated the FCPA or other applicable anti-corruption or anti-bribery laws could subject the Adviser to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Adviser’s business prospects or financial position, as well as the Fund’s ability to achieve its investment objective or conduct its operations.
Opinions and Forward-Looking Statements May Not Be Correct.
This prospectus and the Fund’s marketing materials may contain many opinions and forward-looking statements about the direction and future performance of the private equity market and private equity secondaries and co-investment
markets, the relative merits of various investment strategies and investment firms, and the capabilities and competitive strength of the Adviser. These statements include predictions, statements of belief and expectation, and may include the use of qualitative terms such as
“best-of-class,”
“superior” and
“top-tier.”
Investors should understand that such statements represent the current views of the Adviser or other third party sources, that other market participants might have differing views, and that the actual events, including the actual future performance of the private equity market and private equity secondaries and co-investment
markets and the Fund could differ sharply from the opinions and forward-looking statements contained in the Fund’s offering documents. Any such departures could materially affect the performance of the Fund. In addition, the Adviser has not independently verified any of the information provided by third party sources and cannot ensure its accuracy. For all of the reasons set above and others, prospective investors are cautioned not to place undue reliance on opinions, statements, and performance.
Placement Risk.
It is expected that many investors will invest in the Fund through Financial Intermediaries. When a limited number of Financial Intermediaries represents a large percentage of investors, actions recommended by the Financial Intermediaries may result in significant and undesirable variability in terms of investor subscription or tender activity. Additionally, it is possible that if a matter is put to a vote at a meeting of investors, clients of a single Financial Intermediary may vote as a block, if so recommended by the Financial Intermediary.
Private Asset Investments.
Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in a private business (e.g., providing growth capital, recapitalizing a company or financing an acquisition). Private equity funds, often organized as limited partnerships, are the most common vehicles for making private asset investments. Investment in private equity involves the same types of risks associated with an investment in any operating company. However, securities issued by private partnerships tend to be more illiquid, and highly speculative. Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity to obtain the required financing.

Projections
.
The Fund will from time to time rely upon projections, forecasts or estimates developed by the Fund or an Underlying Fund or a portfolio company in which the Fund is invested or is considering making an investment, concerning such Underlying Fund’s or portfolio company’s future performance and cash flow. Projections, forecasts and estimates are forward-looking statements and are based upon certain assumptions. Actual events are difficult to predict and beyond the Fund’s control. Actual events may differ from those assumed. Some important factors that could cause actual results to differ materially from those in any forward-looking statements include changes in interest rates and domestic and foreign business, market, financial or legal conditions, among others. Accordingly, there can be no assurance that estimated returns or projections can be realized or that actual returns or results for the Fund or its investments will not be materially lower than those estimated or targeted therein.
Recourse to Assets of the Fund
.
The assets of the Fund, including its investments and any capital held thereunder, may be available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not limited to any particular asset. Accordingly, a Member may find its interest in the Fund’s assets adversely affected by a liability arising out of a single investment, even if such Member did not participate in such investment.
Registration under the U.S. Commodity Exchange Act.
The Adviser is exempt from the obligations of a registered commodity pool operator (“CPO”) with respect to the Fund because the Adviser has claimed the relief provided to fund-of-funds
operators pursuant to CFTC
No-Action
Letter
12-38.
Therefore, the Adviser is not subject to registration or regulation as a pool operator under the Commodity Exchange Act with respect to the Fund. For the Adviser to remain eligible for the relief, the Fund will be limited in its ability to gain exposure to certain financial instruments, including futures and options on futures and certain swaps (“commodity interests”). In the event that the Fund’s direct or indirect exposure to commodity interests does not comply with the requirements of CFTC
No-Action
Letter
12-38,
the Adviser may be required to register as a CPO with the CFTC with respect to the Fund. The Adviser’s registration with the CFTC as a CPO with respect to the Fund, or any change in the Fund’s operations necessary to maintain the Adviser’s ability to rely upon relief from registration as such, could adversely affect the Fund’s ability to implement its investment program, conduct its operations and/or achieve its objective and subject the Fund to certain additional costs, expenses and administrative burdens, adversely affecting that Fund’s total return. Because the Adviser intends to manage the Fund in such a way as to maintain its ability to rely upon relief from registration with the CFTC, the Fund may be unable to participate in certain investment opportunities.
Regulatory Approvals
.
The Fund may invest in Underlying Funds (or portfolio companies), and such Underlying Funds may invest in portfolio companies, in each case, believed to have obtained all material U.S. federal, state, local or
non-U.S.
approvals required as of the date thereof to acquire and operate their facilities. In addition, the Fund may be required to obtain the consent or approval of applicable regulatory authorities in order to acquire or hold certain ownership positions in certain investments. An investment could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such investment. Moreover, additional regulatory approvals, including without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may become applicable in the future due to a change in laws and regulations, a change in the companies’ customers or for other reasons. There can be no assurance that an Underlying Fund or a portfolio company will be able to (i) obtain all required regulatory approvals that it does not currently have or that it may be required to have in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility or sales to or from third parties or could result in additional costs to a portfolio company.

Regulatory changes in a jurisdiction where an Underlying Fund or a portfolio company investment is located may make the continued operation of such investment infeasible or economically disadvantageous and any expenditures made to date by such investment may be wholly or partially written off. The locations of the Fund’s investments may also be subject to government exercise of eminent domain power or similar events. Any of these changes could significantly increase the regulatory-related compliance and other expenses incurred by the Fund’s investments and could significantly reduce or entirely eliminate any potential revenues generated by one or more of such investments, which could materially and adversely affect returns to the Fund.
Regulatory Changes Impacting Private Equity Funds.
Legal, tax and regulatory changes could occur that may adversely affect or impact the Fund at any time. The legal, tax and regulatory environment for private equity funds is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private equity and alternative asset industry by regulators and politicians and market commentators, may materially adversely affect the ability of Underlying Funds to pursue their investment strategies. In recent years, market disruptions and the dramatic increase in capital allocated to alternative investment strategies have led to increased governmental, regulatory and self-regulatory scrutiny of the private equity and alternative investment fund industry in general, and certain legislation proposing greater regulation of the private equity and alternative investment fund management industry periodically is being and may in the future be considered or acted upon by governmental or self-regulatory bodies of both U.S. and in
non-U.S.
jurisdictions. It is impossible to predict what, if any, changes might be made in the future to the regulations affecting: private equity funds generally; the Underlying Funds; the GPs; the markets in which they operate and invest; and/or the counterparties with which they do business. It is also impossible to predict what the effect of any such legislative or regulatory changes might be. Any regulatory changes that adversely affect an Underlying Fund’s ability to implement its investment strategies could have a material adverse impact on the Underlying Fund’s performance, and thus on the Fund’s performance.
Reliance on Adviser.
An investor must rely upon the ability of the Adviser to identify and make investments consistent with the Fund’s investment objective and policies. The Fund may be unable to find a sufficient number of attractive opportunities to invest its offering proceeds or meet its investment objective. Further, there can be no assurance that what is perceived by the Adviser as an attractive investment opportunity will not, in fact, result in substantial losses due to one or more of a wide variety of factors.

The success of the Fund’s private asset investments will depend in substantial part on the diligence, skill, expertise and business contacts of, and the information and deal flow generated by, the investment professionals of the Adviser. There can be no assurance that the Adviser’s professionals will continue to be associated with each entity during the life of the Fund. The ability of the Fund to achieve its investment objective depends on the continued service of these individuals, who are not obligated to remain employed with the Adviser or its affiliates. The market for experienced private asset investment professionals is highly competitive. If the Adviser fails to adequately compensate their investment professionals, in light of such market conditions, one or more of such individuals could cease to work for them. The loss of one or more of the Adviser’s key individuals could have a material adverse effect on the Fund’s ability to achieve its investment objective. Should one or more of these individuals cease to participate in the management of the Fund, its performance could be adversely affected.

If, due to extraordinary market conditions or other reasons, the Fund and/or other investments managed by the Adviser or its affiliates were to incur substantial losses, the revenues of the Adviser and its affiliates may decline substantially. Such losses may hamper the Adviser’s and its affiliates’ ability to (i) retain employees and (ii) provide the same level of service to the Fund as they have in the past.
The Adviser will have exclusive responsibility for the Fund’s activities and, other than as may be set forth in the Fund’s governing documents or other agreements, Members will lack discretion to make investment decisions or any other decisions concerning the management of the Fund.
Reporting Requirements.
Investors who beneficially own Units that constitute more than 5% or 10% of a Class of the Units may be subject to certain requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such investors or to notify investors that such reports are required to be made. Investors who may be subject to such requirements should consult with their legal advisors.
Repurchase Offers Risk.
Repurchase offers are generally funded from available cash or sales of portfolio securities. However, the repurchase of Units by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities, and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Units may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Members who do not tender their Units by increasing Fund expenses and reducing any net investment income. Certain Members may from time to time own or control a significant percentage of the Units. Repurchase requests by these Members of these Units of the Fund may cause repurchases to be oversubscribed, with the result that Members may only be able to have a portion of their Units repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Units beyond the repurchase offer amount, or if Members tender an amount of Units greater than that which the Fund is entitled to purchase, the Fund will repurchase the Units tendered on a pro rata basis, and Members will have to wait until the next repurchase offer to make another repurchase request. Members will be subject to the risk of net asset value fluctuations during that period. Thus, there is also a risk that some Members, in anticipation of proration, may tender more Units than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur. The net asset value of Units tendered in a repurchase offer may fluctuate between the date a Member submits a repurchase request and the repurchase request deadline, and to the extent there is any delay between the repurchase request deadline and the repurchase pricing date. The net asset value on the repurchase request deadline or the repurchase pricing date may be higher or lower than on the date a Member submits a repurchase request. There can be no assurance that the Fund will conduct repurchase offers in any particular period, and Members may be unable to tender Units for repurchase for an indefinite period of time.
Responsible Investing Risk.
Ardian’s Responsible Investment Policy contemplates a screening process to avoid investments in certain banned sectors, an ESG due diligence analysis in connection with each investment decision, periodic ESG reviews during the holding period of an investment and an ESG analysis upon exit. The Fund will be managed in accordance with this policy, which could cause the Fund to fail to pursue certain beneficial investment opportunities or to realize lower returns on investment opportunities it does pursue. This may have a negative effect on Fund returns.
Risk of Misconduct of Adviser Personnel or Third-Party Service Providers
.
Misconduct by Adviser personnel or by third-party service providers could cause significant losses to the Fund. Such misconduct could include, among other things, binding the Fund to transactions that exceed authorized limits or present unacceptable risks and other unauthorized activities or concealing unsuccessful Fund investments (which, in either case, may result in unknown and unmanaged risks or losses), or otherwise charging (or seeking to charge) inappropriate expenses to the Fund or the Adviser. In addition, Adviser personnel and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future activities. Furthermore, because of the Adviser’s diverse businesses and the regulatory regimes under which they operate, misdeeds by an advisory entity (or its personnel) may result in foreclosing the Fund’s ability to conduct its activities in the manner otherwise intended. It is not always possible to deter misconduct by personnel or service providers, and the precautions that the Adviser takes to detect and prevent this activity may not be effective in all cases.
Risks Relating to Fund’s Registered Investment Company Status.
As a result of applicable restrictions under the 1940 Act, the Fund may be unable to take advantage of favorable investment opportunities or may incur additional expenses (compared to a fund that is not registered under the 1940 Act) in determining whether an investment is permissible under the 1940 Act and in structuring investments to comply with the 1940 Act and applicable tax rules. This could cause the Fund to underperform funds that pursue similar investment strategies but are not registered under the 1940 Act.
Risks Relating to Fund’s Regulated Investment Company Status.
Although the Fund has elected to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S.

federal income tax purposes to its Members. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Members, the Fund must, among other things, meet certain source-of-income,
asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Members.
If the Fund were to fail to satisfy the RIC requirements, absent a cure, it would lose its status as a RIC under the Code. Such loss of RIC status could affect the amount, timing and character of the Fund’s distributions and would cause all of the Fund’s taxable income to be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to investors. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a significant adverse effect on the value of the Units.
Risks Relating to Investment in and Disposition of Portfolio Companies
.
In connection with an investment in a portfolio company, the Fund or an Underlying Fund may assume, or acquire a portfolio company subject to, contingent liabilities. These liabilities may be material and may include liabilities associated with pending litigation, regulatory investigations, environmental actions, or payment of indebtedness among other things. To the extent these liabilities are realized, they may materially adversely affect the value of a portfolio company. In addition, if the Fund or an Underlying Fund has assumed or guaranteed these liabilities, the obligation would be payable from the assets of the Fund or Underlying Fund.
In connection with the disposition of an investment in a portfolio company, the Fund or an Underlying Fund may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of any business. The Fund may also be required to indemnify the purchasers of such investment in such portfolio company to the extent that any such representations or warranties turn out to be inaccurate or misleading. These arrangements may result in liabilities for the Fund directly or indirectly through the Underlying Fund, depending upon recontribution obligations owed to the Underlying Fund.
Risks Related to Russia’s Invasion of Ukraine.
Russia’s invasion of Ukraine in February 2022, the resulting responses by the United States and other countries, and the potential for wider conflict have increased volatility and uncertainty in the financial markets and adversely affected regional and global economies. The United States and other countries have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to its invasion of Ukraine. The United States and other countries have also imposed economic sanctions on Belarus and may impose sanctions on other countries that support Russia’s military invasion. These sanctions, as well as any other economic consequences related to the invasion, such as additional sanctions, boycotts or changes in consumer or purchaser preferences or cyberattacks on governments, companies or individuals, may further decrease the value and liquidity of certain Russian securities and securities of issuers in other countries that are subject to economic sanctions related to the invasion. To the extent that the

Fund has exposure to Russian investments or investments in countries affected by the invasion, the Fund’s ability to price, buy, sell, receive or deliver such investments may be impaired. The Fund may determine that certain affected securities have zero value. In addition, any exposure that the Fund may have to counterparties in Russia or in countries affected by the invasion could negatively impact the Fund’s portfolio. The extent and duration of Russia’s military actions and the repercussions of such actions (including any retaliatory actions or countermeasures that may be taken by those subject to sanctions) are impossible to predict, but could continue to result in significant market disruptions, including in the oil and natural gas markets, and may continue to negatively affect global supply chains (including global food supplies), inflation and global growth. These and any related events could significantly impact the Fund’s performance and the value of an investment in the Fund, even beyond any direct exposure the Fund may have to Russian issuers or issuers in other countries directly affected by the invasion.
Risks Related to the United States-Iran War of 2026.
The war between the United States and Iran that commenced in February 2026, and the potential for wider conflict in the region have increased volatility and uncertainty in the financial markets and adversely affected regional and global economies. These conflicts may result in market disruptions, including declines in regional and global stock markets, unusual volatility in global commodity markets and significant devaluations in currency. Escalation of hostilities in the Middle East could disrupt energy production or transportation, including through key shipping routes, which may lead to increased volatility in energy and other commodity prices. The extent and duration of this conflict is impossible to predict, but could continue to result in significant market disruptions, including in the oil and natural gas markets, and may continue to negatively affect global supply chains, inflation and global growth. These and any related events could significantly impact the Fund’s performance and the value of an investment in the Fund, even beyond any direct exposure the Fund may have to Middle Eastern issuers or issuers in other countries directly affected by the war.
Risks relating to United Kingdom’s Exit from the European Union.
On June 23, 2016, the UK held a referendum to decide on its membership in the EU. The resulting vote was to leave the EU. The UK subsequently withdrew from the EU on January 31, 2020. The negotiation of the UK’s continuing relationship with the EU is likely to take a number of years. On December 24, 2020, the UK and the EU announced their agreement on a Trade and Cooperation Agreement (the “TCA”). The UK parliament passed the legislation to approve the treaty on 30 December 2020. After completion of the formal EU procedure, the TCA entered into force on May 1, 2021. The TCA was provisionally applied from January 1, 2021 and therefore a temporary period of “no deal” following the transition period was avoided. The conclusion of the TCA provides a structure for
EU-UK
cooperation in the future. It does not necessarily create a permanent set of rules, but is a basis for an evolving relationship, with scope for increasing divergence or closer cooperation which may vary between different areas. The TCA mainly covers trade in goods and services, with provisions on intellectual property, energy, transparency, regulatory practices, public procurement and a level playing field. It also includes sections on aviation, digital trade, road transport, social security and visas, fisheries, and law enforcement and judicial cooperation on criminal matters. It is accompanied by a number of ancillary Joint Declarations, including on financial services, tax, state aid and subsidies, transport and data protection. One such Joint Declaration sets out the intention of the EU and the UK to agree a memorandum of understanding on cooperation on financial services to help preserve financial stability, market integrity and the protection of investors and consumers.

Until the terms stemming from the TCA (and Joint Declarations) are clearer, it is not possible to determine the full impact that the UK’s departure from the EU and/or any related matters may have on the Fund or the Interests, including, in each case, the market value or the liquidity thereof in the secondary market, or on the other parties to any relevant fund-related agreements.
This introduces significant uncertainty in the business, legal and political environment and risks (“Brexit Risks”) including short and long-term market volatility and currency volatility, macroeconomic risk to the UK and European economies, impetus for the break-up
of the UK and related political and economic stresses, impetus for further disintegration of the EU and related political stresses (including those related to sentiment against cross-border capital movements), legal uncertainty regarding achievement of compliance with applicable financial and commercial laws and regulations in view of the expected steps to be taken pursuant to or in contemplation of Article 50 of the Treaty on European Union and negotiations undertaken under Article 218 of the Treaty on the Functioning of the European Union, and the unavailability of timely information as to expected legal, tax and other regimes.
During this period of uncertainty, there may be significant volatility and disruption in: (i) the global financial markets generally, which result in a reduction of the availability of capital and debt; and (ii) the currency markets as the value of Sterling fluctuates against other currencies. Such events may, in turn, contribute to worsening economic conditions, not only in the UK and Europe, but also in the rest of the world.
The uncertainty surrounding the UK’s relationship with the EU and its withdrawal as a member state of the EU may adversely impact the Fund and its investments (in particular those that relate to companies or assets based in, doing business in, or having services or other significant relationships in or with, the UK).
There can be no assurance that the Brexit Risks will not alter significantly the attractiveness of an investment in the Fund, including as a result of the potential for capital losses, delays, legal and regulatory risk and general uncertainty.
Sourcing of Investments
.
The Fund expects to source a substantial volume of its investment opportunities through various Ardian platforms, personnel and other relationships. To the extent these sourcing channels do not present the Fund with a sufficient volume of investment opportunities, or the opportunities presented are not suitable for investment by the Fund, the Fund’s performance may be materially adversely affected.
Termination of the Fund’s Interest in an Underlying Fund.
An Underlying Fund may, among other things, terminate the Fund’s interest in that Underlying Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Underlying Fund or if the continued participation of the Fund in the Underlying Fund would have a material adverse effect on the Underlying Fund or its assets.

Time and Attention of Personnel
.
Personnel of the Adviser and its affiliates will devote such time to the activities of the Fund as they determine to be necessary to properly conduct the business affairs of the Fund. However, some personnel will also work on other projects, including the investment activities of other funds and accounts that include reviewing investments brought to the Adviser by investors in other Ardian funds and accounts, currently or in the future. Such other activity may be significant and involve a significant amount of such personnel’s time and attention. Conflicts may arise in the allocation of management and personnel resources as among the Fund’s and the Adviser’s various activities. In the event that any of such personnel ceases to be actively involved with the Fund, Members will be relying on the ability of the Adviser to identify and retain other investment professionals to conduct the Fund’s business.
Valuation of Private Asset Investments.
There is no established market for private equity partnership interests or for the privately-held portfolio companies of private equity sponsors, and there may not be any comparable companies for which public market valuations exist. As a result, the valuation of Fund investments will be difficult, may be based on imperfect information and is subject to inherent uncertainties, and the resulting va lu
es may differ from values that would have been determined had a ready market existed for such investments, from values placed on such investments by other investors and from prices at which such investments may ultimately be realized. Furthermore, no assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by the Fund, the accuracy of the valuations provided by Fund investments, that the investments will comply with their own internal policies or procedures for keeping records or making valuations, or that an investment’s policies and procedures and systems will not change without notice to the Fund. The uncertainty of valuations could limit the ability of Members to gauge the Fund’s ongoing performance. Additionally, the Adviser may face a conflict of interest in valuing the Fund’s investments, as the net asset value of the Fund will affect the Adviser’s compensation.
Valuation Risk.
The value of the Fund’s investments will be difficult to ascertain, and the valuations determined in respect of investments in the Underlying Funds, co-investment
vehicles and other private asset investments will likely vary from the amounts the Fund would receive upon withdrawal from or disposition of its investments. Similarly, the valuations determined by the Fund are likely to differ, potentially substantially, from the valuations determined by other market participants for the same or similar investments. The valuation of the Fund’s interest in Underlying Funds and co-investment
vehicles is determined based in significant part upon valuations provided by the sponsors of the Underlying Funds and co-investment
vehicles, which valuations may not be audited. Furthermore, the securities in which Underlying Funds and co-investment
vehicles invest will not have a readily ascertainable market price and will be valued by the sponsors of the Underlying Funds and co-investment
vehicles. These sponsors are subject to conflicts of interest as the value of their securities may affect the sponsor’s compensation or ability to raise new funds.
The valuations reported by the sponsors of Underlying Funds and co-investment
vehicles will be subject to later adjustment or revision. For example, fiscal year-end
net asset value calculations of the Underlying Funds or the
co-investment
vehicles may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Additionally, the Fund may apply one or more adjustments to the valuations received from an Underlying Fund or a co-investment
vehicle, which would include an adjustment for any changes in market prices for public securities held by the Underlying Fund or co-investment
vehicle and a market adjustment

to reflect the estimated change in fair value of the Underlying Fund’s or co-investment
vehicle’s
non-public
unrealized investments from the date of the last reported Underlying Fund or co-investment
vehicle net asset value to the date as of which the Fund is reporting its net asset value. The application of these adjustments may result in a decrease or increase to the cash adjusted, last reported, Underlying Fund or co-investment
vehicle net asset value, depending on the facts and circumstances. Furthermore, because such adjustments or revisions relate to information available only at the time of the adjustment or revision, the adjustment or revision will not affect the amount of the repurchase proceeds of the Fund received by Members who had their Units repurchased, or the purchase price of Units purchased, prior to such adjustments. As a result, to the extent that such subsequently adjusted valuations from the sponsors of Underlying Funds or co-investment
vehicles or revisions to the net asset value of an Underlying Fund or a co-investment
vehicle decrease the Fund’s net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Members who had their Units repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Members who previously had their Units repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Units.
Valuations of private investments such as the Underlying Funds and co-investment
vehicles are to a large extent subjective and will likely differ from the amounts ultimately realized, potentially by significant amounts. For Underlying Funds and co-investment
vehicles, the Adviser cannot provide assurances that the sponsor of an Underlying Fund or a co-investment
vehicle will adhere to its own policies and procedures for making valuations or that the Underlying Fund’s or and co-investment
vehicle’s policies and procedures will not change without notice to the Fund. Additionally, valuations provided by sponsors could be false due to fraudulent activity or misevaluation, and the Fund may not uncover errors for a significant amount of time, if ever. Even if the Adviser elects to cause the Fund to sell its interests in an Underlying Fund or a co-investment
vehicle, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the sponsor’s valuations of such interests could remain subject to such fraud or error, and the Fund may determine to discount the value of the interests or value them at zero.
Value of Units.
The value of Units may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include changes in regulatory policies or tax guidelines, changes in earnings or variations in operating results, changes in the value of the Fund investments, changes in accounting guidelines governing valuation of the Fund investments, any shortfall in revenue or net income or any increase in losses from levels expected by investors, departure of the Adviser or certain of its respective key personnel, and general economic trends and other external factors.

Limits of Risk Disclosure
The above discussions and the discussions in the SAI relating to various risks associated with the Fund, the Underlying Funds, and Units are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire prospectus, the SAI, and the Limited Liability Company Agreement and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this prospectus.
In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.
No guarantee or representation is made that the investment program of the Fund or any Underlying Fund will be successful, that the various Fund investments selected will produce positive returns or that the Fund will achieve its investment objective.
MANAGEMENT OF THE FUND
Board of Directors
The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Members. A majority of Directors of the Board are persons who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”). To the extent permitted by the 1940 Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, service providers or the Adviser. See “Board of Directors and Officers” in the Fund’s SAI for the identities of the Directors and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.
The Adviser
Pursuant to the terms of the Investment Management Agreement, Ardian US LLC, an investment adviser registered under the Advisers Act, serves as the Fund’s investment adviser. The Adviser’s principal address is 1370 Avenue of the Americas, New York, NY 10019.
The Adviser and its affiliates serve as investment advisers to other funds that have investment programs which are similar to the investment program of the Fund and the Adviser and/or its affiliates may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies and/or private funds with investment programs similar to the investment program of the Fund. See “Conflicts of interest.”
In rendering investment advisory services to the Fund, the Adviser expects to use portfolio management, research and other resources of foreign
(non-U.S.)
affiliates of the Adviser through a “participating affiliate” arrangement, as that term is used in no-action
guidance issued by the staff of the SEC. This guidance allows U.S. registered investment advisers to use portfolio management or research resources of non-registered
advisory affiliates, subject to the regulatory supervision of the registered investment adviser.

Investment Personnel
The personnel who currently have primary responsibility for the day-to-day
management of the Fund are:
Mark Benedetti.
Mr. Benedetti joined Ardian in 2006 and serves as Co-CEO of the Ardian Group, Chairman of the Executive Committee,
Co-Head
of Secondaries & Primaries,
Co-Head
of Ardian US and member of the Ardian Secondary Fund Management Committee. Mr. Benedetti also oversees
Co-Investment,
North America Fund, Human Resources, Internal Audit and Employees Investment activities. Before joining Ardian in 2006, Mr. Benedetti worked at KPMG Corporate Finance where he focused on mergers, acquisitions and capital raising in the firm’s Advisor group. Prior to that, he was part of KPMG’s Assurance group. Mr. Benedetti is based in New York and has served as a portfolio manager of the Fund since its inception in June 2025.
Vladimir Colas
. Mr. Colas joined Ardian in 2003. He serves as Vice-Chairman of the Executive Committee and Chairman of the Operations Committee,
Co-Head
of Secondaries & Primaries,
Co-Head
of Ardian US and member of the Ardian Secondary Fund Management Committee. Mr. Colas also oversees
Co-Investment,
North America Fund, Compliance & Risk, Global Business Continuity Plan and Legal Structuring (Primaries and Secondaries, Private Credit, ACS) activities. Prior to joining Ardian, Mr. Colas worked for a French startup active in the entertainment sector. Mr. Colas is based in New York and has served as a portfolio manager of the Fund since its inception in June 2025.
Daryl Li
. Mr. Li joined Ardian in 2010. Mr. Li is responsible for coordinating the primary activities for Ardian secondaries and primaries. He serves as
Co-Head
of US Secondaries & Primaries and is involved in the strategic planning on primary allocations in close collaboration with the fund of funds team. He is also active in the sourcing and execution of secondary and co-investment
deal flow. Prior to joining Ardian, Mr. Li was an analyst with Wachovia Securities, first with the Real Estate Investment Banking division and then its Special Situations Group. Mr. Li is based in New York and has served as a portfolio manager of the Fund since its inception in June 2025.
Alexandre Motte
. Mr. Motte joined Ardian in 2007. Prior to joining Ardian, Mr. Motte worked for eight years at Boston Consulting Group, where he was a Principal, focusing on healthcare and consumer goods. He also worked as a mergers and acquisitions analyst for two years at the Banque Nationale de Paris in New York. Mr. Motte is based in Paris and has served as a portfolio manager of the Fund since its inception in June 2025.
Marie-Victoire Rozé
. Ms. Rozé joined Ardian in 2005. She serves as Deputy
Co-Head
of Secondaries & Primaries and is primarily engaged in the origination and evaluation of secondary purchases of secondaries and primaries’ investments, and the origination of co-investments.
Prior to joining Ardian, Ms. Rozé completed internships in Paris and New York, including at JP Morgan (Investment Banking) M&A, Keolis, Merrill Lynch (private banking) and Nike communications. Ms. Rozé is based in Paris and has served as a portfolio manager of the Fund since its inception in June 2025.

Jan Philipp Schmitz
. Mr. Schmitz joined Ardian in 2005. Mr. Schmitz serves as Chairman of the Sales Committee,
Vice-Chairman
of the Executive Committee, Head of Ardian Germany and Asia, Head of Investor Relations, Deputy
Co-Head
of Secondaries & Primaries. Mr. Philipp Schmitz also oversees Customized Solutions and Private Wealth Solutions activities. Prior to joining Ardian, Mr. Schmitz worked at Ernst & Young and Arthur Andersen, working for private equity clients in transaction advisory services. Mr. Schmitz has served as a portfolio manager of the Fund since its inception in June 2025.
Wilfred Small
. Mr. Small joined Ardian in 2011 and is a Senior Managing Director and member of the Ardian Secondary Fund Management Committee. He serves as
Co-Head
of US Secondaries & Primaries and is primarily engaged in the origination and evaluation of investments in North America, where he plays a leading role in developing Ardian’s secondaries and primaries business. Mr. Small is based in New York and has served as a portfolio manager of the Fund since its inception in June 2025.
The SAI provides additional information about the compensation of the portfolio managers, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Fund.
Control Persons and Principal Holders of Securities
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company.
As of July 2, 2026, Aulis & Co., LLC owned of record 25% or more of the outstanding Units of the Fund.
Indemnification
The Investment Management Agreement provides that, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and its respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any of them are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Management Agreement or otherwise as an investment adviser of the Fund.

Administration and Accounting Services
The Fund has entered into a Master Services Agreement with Ultimus Fund Solutions, LLC under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s net asset values and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator fees based on the average monthly net asset value of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account
or transactional fees and fees for additional optional services. The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund.
The Administrator’s principal office is at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.
Custodian, Transfer Agent, Distribution Paying Agent and Registrar
JPMorgan Chase Bank, N.A. (“JPMorgan” or the “Custodian”), which has its principal office at 383 Madison Ave., New York NY 10017, serves as custodian for the Fund. JPMorgan also serves as portfolio administrator to the Fund pursuant to a separate Portfolio Administration Agreement. JPMorgan’s principal office is 4 Chase Metrotech Center, Brooklyn, NY 11245.
Ultimus Fund Solutions, LLC, which has its principal office at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, serves as the Fund’s transfer agent, distribution paying agent and registrar.
FUND EXPENSES
The Fund shall bear all expenses incurred in the business of the Fund, as well as any taxes thereon, other than those specifically required to be borne by the Adviser pursuant to the Investment Management Agreement. Expenses to be borne by the Fund (and, thus, indirectly by Members) include, but are not limited to, the following:
(a) all expenses related to its investment program, including, but not limited to: (i) expenses borne through the Fund’s investments in the Underlying Funds and co-investment
vehicles, including, without limitation, any fees and expenses charged by the Underlying Fund and co-investment
vehicle managers among which the Fund deploys some or all of its assets (such as management fees, performance, carried interests, or incentive fees or allocations, monitoring fees, property management fees, and redemption or withdrawal fees); (ii) all costs and expenses directly related to portfolio transactions and positions for the Fund’s account, such as direct and indirect expenses associated with the Fund’s investments in Underlying Funds and co-investment
vehicles (whether or not consummated), and enforcing the Fund’s rights in respect of such investments; (iii) transfer taxes and premiums; (iv) all taxes withheld, including but not limited to taxes withheld on non-U.S.
dividends or
other non-U.S. source
income; (v) professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts); (vi) if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;
(vii) out-of-pocket
expenses incurred by the Adviser or any of its personnel for travel, meals, accommodations, or lodging in relation to the Fund and its investments (including, but not limited to, any travel in connection with any such person’s role as a member of any committee of an Underlying Fund); (viii) all expenses incurred by the Adviser or any of its personnel relating to events, entertainment, or industry conferences in relation to the Fund and its activities, investments or prospective investments; (ix) all costs and expenses associated with creating, forming, developing, structuring, operating and winding-up
direct or indirect administrative and other investment structures (including, for the avoidance doubt, any intermediate vehicles or wholly-owned subsidiaries of the Fund) formed for, or utilized by, the Fund to conduct any aspect of the Fund’s investment activities;
(b) all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties;
(c) the Management Fee paid by the Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Fund;
(d) any distribution and/or service fees to be paid pursuant to a plan adopted in accordance with Rule
12b-1
under the 1940 Act and any
sub-transfer
agency,
sub-accounting
or other investor servicing fees or expenses;
(e) all costs and expenses (including costs and expenses associated with the organization and initial registration of the Fund) associated with the operation and registration of the Fund, including, without limitation, all costs and expenses associated with the repurchase offers, offering costs, and the costs of compliance with any applicable Federal or state laws;
(f) Distributor costs;
(g) fees and expenses of the Directors not also serving in an executive officer capacity for the Fund or the Adviser and the fees and expenses of independent counsel thereto, and all costs and expenses of holding any meetings of the Board or Members that are regularly scheduled, permitted, or required to be held under the terms of the Limited Liability Company Agreement, the 1940 Act, or other applicable law, including any costs or expenses for travel, meals, accommodations, or lodging incurred by any meeting attendees in connection with such meetings;
(h) the compensation of the Fund’s Chief Compliance Officer and any costs associated with the monitoring, testing and revision of the Fund’s compliance policies and procedures required by Rule
38a-1
under the 1940 Act;
(i) the fees and disbursements of any attorneys, accountants, independent registered public accounting firms, and other consultants and professionals engaged on behalf of the Fund and the Independent Directors;
(j) the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund or the Directors or the officers of the Fund;

(k) all recordkeeping, custody, transfer agency, registration and similar fees and expenses incurred by the Fund and all brokerage and finders’ fees and commissions and discounts incurred by the Fund in connection with the Fund’s operations, activities, investments or business;
(l) costs incurred in connection with tax filings, tax reporting or other investor reporting and preparing, printing and distributing reports and other communications, including repurchase offer correspondence or similar materials, to Members and potential investors, including information technology costs related thereto;
(m) all charges for equipment or services used for communications between the Fund and any custodian, administrator, sub-administrator,
transfer agent or other agent engaged by the Fund and any charges, expenses or fees, including subscription or licensing fees, for software, electronic solutions or online platforms or services used by the Fund or its service providers in connection with Fund operations;
(n) fees of custodians, other service providers to the Fund, including transfer agents and depositaries (including The Depository Trust & Clearing Corporation and National Securities Clearing Corporation), and other Persons providing administrative services to the Fund;
(o) all taxes, statutory fees or other governmental, administrative, legal, regulatory or other similar charges, if any, levied against or in respect of or in relation to the Fund or on its income or assets or in connection with its business or operations, including relating to compliance with any law, and compliance with any Fund-related agreements and agreements with investors;
(p) any actual or potential audit, enquiry, assessment, examination, investigation or other proceeding by any taxing authority or incurred in connection with any governmental inquiry, investigation or proceeding, in each case, involving or otherwise applicable to the Fund, including the amount of any judgments, settlement, remediation, fines, interest, late interest and/or penalties paid in connection therewith and including advancement of any such amounts;
(q) all borrowings related payments, including interest and fees incurred in connection with the negotiation and establishment of credit facilities, credit support, guarantees, swap or other relevant arrangements with respect to such borrowings or related to securing the same by mortgage, pledge, or other encumbrance, if applicable, or relating to hedging activities;
(r) any actual or potential litigation, claim, mediation, arbitration or other disputes (including expenses incurred in connection with the investigation, prosecution, defense, judgment, award or settlement of litigation and the appointment of any agents for service of process) and other extraordinary expenses;
(s) indemnification or contribution obligations under the Fund’s organizational documents, including advanced payment of any such fees, costs or expenses to persons entitled to such indemnification, or other matters that are the subject of indemnification or contribution pursuant to the Fund’s organizational documents;

(t) any activities with respect to protecting the confidential or non-public
nature of any information or data, including confidential information;
(u) costs incurred in connection with holding and/or soliciting proxies for a meeting of investors of the Fund;
(v) expenses associated with the performance of any anti-money laundering and/or ‘know-your-customer’ checks reasonably required in connection with the evaluation and screening of an actual or potential transaction, and/or the admission of a prospective Member into the Fund;
(w) expenses associated with any transfer of Units from a Member to any prospective Member, the admission of a substitute Member, or the permitted withdrawal or resignation of a Member, including but not limited to, any valuation, tax or legal expenses;
(x) expenses associated with drafting, filing or transmitting any amendments, restatements, waivers, consents, approvals, or other modifications to agreements, organizational documents, offering documents, or other documents of the Fund or any of its intermediate vehicles or Subsidiaries;
(y) expenses associated with terminating, extending, winding up, liquidating, and/or dissolving the Fund or any of its intermediate vehicles or Subsidiaries;
(z) all other expenses incurred by the Fund in connection with the operation and administration of the Fund’s business;
(aa) such other types of expenses as may be approved from time to time by the Board.
From time to time, the Fund may engage service providers that are affiliated with the Adviser or in which the Adviser has an interest. Fees charged by such providers will be separate from, and will be in addition to, any Management Fees to be paid by the Fund to the Adviser.
The Adviser will bear all of its own operating and overhead expenses attributable to its duties hereunder (such as salaries, bonuses, rent, office and administrative expenses, depreciation and amortization, and auditing expenses).
The Adviser may be entitled to receive certain fees in connection with the purchase, monitoring or disposition of Fund investments or as a result of unconsummated transactions, including, for example, termination related, monitoring, directors’ organizational, set-up,
advisory, investment banking, syndication and other similar fees. Any such fees earned in respect of the Fund’s investments shall be for the benefit of the Fund.

Expenses to be borne by the Fund or a specific class of Units will reduce the actual returns realized by Members on their investment in the Fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by the Fund in investments). Fund expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. As a result, the amount of Fund expenses ultimately incurred or incurred at any one time may exceed amounts expected or budgeted by the Fund.
The Adviser will make judgments with respect to allocation of expenses in its good faith discretion, notwithstanding its interest in the outcome, and may make corrective allocations after the fact should it determine that such corrections are necessary or advisable. Notwithstanding the foregoing, the portion of an expense allocated to the Fund for a particular item or service may not reflect the relative benefit derived by the Fund from that item or service in any particular instance.
Except as otherwise described in this prospectus, the Adviser will be reimbursed by the Fund, as applicable, for any of the above expenses that they pay on behalf of the Fund.
The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund.
MANAGEMENT FEES
Pursuant to the Investment Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to the Management Fee.
Management Fee
Pursuant to the Investment Management Agreement, the Fund (and, for the avoidance of doubt, not any Subsidiary) pays the Adviser a monthly Management Fee equal to 1.50% on an annualized basis of the Fund’s net asset value (including, for the avoidance of doubt, assets held in a Subsidiary) as of the last day of the month. “Net asset value” means the total value of all assets of the Fund (including, for the avoidance of doubt, assets held in a Subsidiary), less an amount equal to all accrued debts, liabilities and obligations of the Fund (including those of any Subsidiary); provided that, for purposes of determining the Management Fee payable to the Adviser for any month, the net asset value is calculated after any subscriptions but prior to any repurchases occurring in that month. The Management Fee will be computed as of the last day of each month, and will be due and payable in arrears within 30 days after the end of the month. To the extent the Adviser receives advisory fees from a Subsidiary, the Adviser will not receive compensation from the Fund in respect of the assets of the Fund that are invested in such Subsidiary.
Approval of the Investment Management Agreement
Board approval of the Investment Management Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services to be provided by the Adviser under the Investment Management Agreement; (ii) comparative information with respect to advisory fees and other expenses paid by other comparable investment companies; and (iii) information about the services to be performed by the Adviser and the personnel of the Adviser providing such services under the Investment Management Agreement. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement is available in the Fund’s semiannual report to Members dated September 30, 2025.

DETERMINATION OF NET ASSET VALUE
The Fund will calculate its net asset value as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”). In determining its net asset value, the Fund will value its investments as of the relevant Determination Date. The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.
The sum of the Class J Units’ net asset value, Class I Units’ net asset value and Class D Units’ net asset value equals the total value of the net assets of the Fund. The Class J Unit net asset value, the Class I Unit net asset value and the Class D Unit net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses and different starting net asset value per Unit, the per Unit net asset value of the classes will vary over time.
The Board has approved valuation procedures for the Fund. The Adviser will oversee the valuation of the Fund’s investments pursuant to the Fund’s valuation procedures. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 —
Fair Value Measurements and Disclosures
. The valuation procedures are set forth in more detail below.
The Adviser values securities/instruments traded in active markets on the measurement date by multiplying the closing price of such traded securities/instruments by the quantity of Units or amount of the instrument held. The Adviser values liquid securities/instruments that are not traded in an active market using “bid” quotes from an approved independent pricing service. The Fund and the Adviser may also use independent pricing services to assist in calculating the value of the Fund’s securities.
The Fund expects that it will hold a significant proportion of its assets in private investments, such as Underlying Funds, that do not have readily ascertainable market prices. The valuation procedures provide that the Fund will value its investments in Underlying Funds at fair value. The fair value of Underlying Funds as of each Determination Date ordinarily will be based primarily on the net asset value provided by the relevant sponsor of an Underlying Fund as of or prior to the relevant Determination Date. Such values will be adjusted for any other relevant information available to the Fund at the time the Fund values its portfolio, including capital activity and material events occurring between the reference dates of the applicable sponsor’s valuations and the relevant Determination Date.

Although the valuations provided by the Underlying Fund sponsors will be reviewed by the Adviser, neither the Board nor the Adviser will be able to confirm independently the accuracy of valuations provided by the sponsors of Underlying Funds (which are generally unaudited, except at the respective Underlying Fund’s year end). Furthermore, the Underlying Funds will typically provide the Adviser with only estimated net asset values or other valuation information on a quarterly basis and the information provided by an Underlying Fund will typically be as of a date that is several months old by the time the Fund strikes its net asset value on a Determination Date. For this reason, the Fund typically expects to apply one or more adjustments to the valuations received from an Underlying Fund, which would include adjustments for cash flows received from or distributed to the Underlying Fund sponsor after the reference date of the most recently reported Underlying Fund net asset value, specifically, (i) adding the nominal amount of investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the sponsor of the Underlying Fund. In addition to reflecting the sponsor Underlying Fund net asset value inclusive of cash flows since the reference date, the Adviser may also adjust for any changes in market prices for public securities held by the Underlying Fund and may also apply a potential market adjustment to reflect the estimated change in fair value of the Underlying Fund’s non-public
unrealized investments from the date of the last reported Underlying Fund net asset value to the date as of which the Fund is reporting its net asset value. There can be no assurance that these adjustments will improve the accuracy of these valuations.
Any data provided by an Underlying Fund will be subject to revision through the end of each Underlying Fund’s annual audit. The Fund will use the latest information available from each Underlying Fund at the time of each subscription or redemption transaction and in certain cases a change to an Underlying Fund’s net asset value relating to prior periods as a result of an annual audit may differ materially from the information used in those prior period subscription or redemption transactions. Because of this, the Fund’s net asset value for financial reporting purposes may differ from the net asset value used to process subscription and repurchase transactions as of the same date.
In addition to the above, sponsors of Underlying Funds may adopt a variety of valuation bases and provide differing levels of information concerning Underlying Funds, and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.
With respect to any portion of the Fund’s assets that are invested in one or more open-end
management investment companies registered under the 1940 Act, such as money market funds, the Fund bases its valuations upon the net asset values of those open-end
management investment companies. The prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.
Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net asset value and the Fund if the judgments of the Board or the Adviser regarding appropriate valuations should prove incorrect. The Adviser and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund.

CONFLICTS OF INTEREST
The Fund’s executive officers and Directors, and personnel of the Adviser, serve or may serve as officers, trustees/directors or principals of entities that operate in the same or a related line of business as the Fund or of other Adviser- or Ardian-advised funds (“Other Managed Funds”). As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Members. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Funds, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by affiliates or the Adviser), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent the Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced. Additionally, personnel of the Adviser and its management may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to Other Managed Funds.
The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Managed Funds. It is possible that one or more of such funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Adviser affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain markets.
From time to time, the Fund and the Other Managed Funds may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities.
The Adviser, its affiliates and its clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser and its affiliates or its clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The Adviser may enter into transactions and invest in securities, instruments and currencies on behalf of the Fund in which customers of its affiliates, to the extent permitted by applicable law, serve as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction could be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of the Adviser or its affiliates. One or more affiliates may also create, write or issue derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which the Fund invests or which may be based on the performance of the Fund. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Adviser affiliates and may also enter into transactions with other clients of an affiliate where such other clients have interests adverse to those of the Fund.
The Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither the Adviser nor any of its affiliates will have any obligation to allow its credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of the Adviser or its affiliates in evaluating the Fund’s creditworthiness.
The Adviser is paid a fee based on a percentage of the Fund’s net assets, as well as a performance-based fee. Certain of the Other Managed Funds pay the Adviser or its affiliates different performance-based compensation, which could create an incentive for the Adviser or its affiliates to favor such investment fund or account over the Fund.
By reason of the various activities of the Adviser and its affiliates, the Adviser and such affiliates may acquire confidential or material non-public
information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.
The Adviser has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions made on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with its fiduciary obligations to clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions may have the effect of favoring the interests of other clients, provided that the Adviser believes such voting decisions to be in accordance with their fiduciary obligations.
To the extent permitted by applicable law and as may be approved by the Board from time to time, the Fund may engage third-party service providers that are affiliated with an Adviser (e.g., by virtue of an economic interest).
Allocation of Investment Opportunities Among Client Funds.
In connection with its investment activities, the Adviser may encounter situations in which it must determine how to allocate investment opportunities among various client funds and other vehicles and/or persons. The Adviser makes allocation determinations consistent with its client funds’ organizational documents and in accordance with any relevant written policies and procedures. The client funds are generally subject to investment allocation requirements, which are typically set forth in the respective client fund’s organizational documents.

The Adviser may determine that the Fund should invest on a
side-by-side
basis with one or more Other Managed Funds. In certain circumstances, negotiated co-investments
may be made only in accordance with the terms of a
co-investment
exemptive order. The Adviser and certain of its advisory affiliates have received the
Co-Investment
Exemptive Relief that permits the Fund to invest in privately placed investments (including Secondary Investments and/or Primary Investments) alongside other funds and accounts managed by the Adviser or certain affiliates of the Adviser. However, the
Co-Investment
Exemptive Relief contains certain conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the Other Managed Funds. In such cases, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment.
Expense Allocation.
From time to time, the Adviser will be required to decide whether certain fees, costs and expenses should be borne by the Adviser as the manager/adviser, a fund, a portfolio company, co-investors
and/or a third party (each, an “Allocable Party”) and if so, how such fees costs and expenses should be allocated among the relevant Allocable Parties. Certain fees, costs and expenses may be the obligation of one particular Allocable Party and may be borne by such Allocable Party, or fees, costs and expenses may be allocated among multiple Allocable Parties. The Adviser allocates fees, costs and expenses in accordance with each respective managed fund’s organizational documents. To the extent not addressed in the organizational documents of a fund, the Adviser will make allocation determinations among Allocable Parties in a fair and reasonable manner using its good faith judgment, notwithstanding its interest (if any) in the allocation (which such methodologies may include pro rata allocation based on the respective capital commitments of the Fund or the Other Managed Funds, as applicable, pro rata allocation based on the respective investment (or anticipated investment) of an Allocable Party in an investment, relative benefit received by an Allocable Party, or such other equitable method as determined by the Adviser in its sole discretion). Notwithstanding the foregoing, the portion of an expense allocated to the Fund for a particular service may not reflect the relative benefit derived by the Fund from that service in any particular instance and the Fund may bear more or less of a particular expense based on the methodology used.
DESCRIPTION OF UNITS
The Fund is authorized to offer three separate classes of Units designated as Class J Units, Class I Units and Class D Units. While the Fund presently plans to offer three classes of Units, from time to time, the Board may create and offer additional classes of Units, or may vary the characteristics of the Class J Units, Class I Units and Class D Units described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan or member servicing plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Units; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; or (6) any conversion features, as permitted under the 1940 Act. All Units of a class have equal rights to the payment of dividends and other distributions and the distribution of assets upon liquidation. Units are, when issued, fully paid and non-assessable
by the Fund and have no
pre-emptive,
appraisal, exchange or conversion rights or rights to cumulative voting.

The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of Units.
As of June 1, 2026, the following number of Units of the Fund was authorized for registration and outstanding:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by the Fund for its Account	Amount Outstanding Exclusive of Amount Shown Under (3)
Class J Units	Unlimited	None	81,195,137
Class I Units	Unlimited	None	12,943,578
Class D Units	Unlimited	None	5,345,460
REPURCHASES AND TRANSFERS OF UNITS
No Right of Redemption
The Fund is not a liquid investment.
No Member or other person holding Units acquired from a Member has the right to require the Fund to repurchase any Units. No public market for Units exists, and none is expected to develop in the future. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units conducted by the Fund or transfers as described herein.
Repurchases of Units
Beginning one year following the date the Fund commences operations, and at the discretion of the Board, the Adviser intends to commence a quarterly Unit repurchase program where the total amount of aggregate repurchases of Units will be up to 5% of the Fund’s net asset value per quarter pursuant to the procedures described below under “Unit Repurchase Procedures.”
Unit Repurchase Procedures
The Fund may from time to time offer to repurchase Units pursuant to written tenders by Members. The Adviser currently expects that it will recommend to the Board (subject to the Board’s discretion) that the Fund offer to repurchase Units from Members on a quarterly basis in an amount expected to be approximately 5% of the Fund’s net asset value. Except to the extent the Board otherwise determines, any repurchase of Units from a Member which were held for less than one year (on a first-in,
first-out
basis) will be subject to an “Early Repurchase Fee” equal to 2.00% of the net asset value of such repurchased Units. If an Early Repurchase Fee is charged to a Member, the amount of such fee will be retained by the Fund. An Early Repurchase Fee payable by a Member may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member.
There is no minimum amount of Units that must be repurchased in any repurchase offer. In determining whether the Fund should offer to repurchase Units from Members, the Board will consider the recommendation of the Adviser. The Adviser expects that, generally, it will recommend to the Board that the Fund offer to repurchase Units from Members quarterly, with such repurchases to be offered at the Fund’s net asset value per Unit as of the last calendar day of the applicable quarter (i.e., March 31, June 30, September 30 and December 31) (the “Valuation Date”).

Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Units from Members by the applicable repurchase offer deadline. Except for the Early Repurchase Fee described above, the Fund does not impose any charges in connection with repurchases of Units. There can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Units. The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. See “Types of Investments and Related Risks—Distribution
In-Kind.”
There will be a substantial period of time between the date as of which Members must submit a request to have their Units repurchased and the date they can expect to receive payment for their Units from the Fund.
The Fund’s investments in Underlying Funds are subject to lengthy lock-up
periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the Underlying Fund’s consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Underlying Funds in a timely manner.
Payment for repurchased Units may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Units.
In the event that the Adviser or any of its affiliates holds Units in the capacity of a Member, the Units may be tendered for repurchase in connection with any repurchase offer made by the Fund. Members who require minimum annual distributions from a retirement account through which they hold Units should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.
When the Fund does make an offer to repurchase Units, a Member may not be able to liquidate all of their Units either in response to that repurchase offer, or over the course of several repurchase offers. If a repurchase offer is oversubscribed by Members, the Fund may repurchase only a pro rata portion by value of the Units tendered by each Member, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law. If any Units that a Member wishes to tender to the Fund are not repurchased because of proration, the Member will have to wait until the next repurchase offer and resubmit a new repurchase request, which repurchase request will not be given any priority over other Members’ requests. There can be no assurance as to when, or if, a Member will be able to sell all of its Units. Accordingly, investors should understand that they may not be able to recover the full amount of their investment prior to a liquidation of the Fund or other significant liquidity event.

Mandatory redemption by the Fund
In accordance with the terms and conditions of the Limited Liability Company Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, at net asset value in accordance with the Limited Liability Company Agreement and Section 23 of the 1940 Act and Rule
23c-2
thereunder.
Transfers of Units
No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Units held by Members may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board or the Adviser (which may be withheld in the Board’s or the Adviser’s sole discretion, as applicable, and is expected to be granted, if at all, only under extenuating circumstances).
Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “Plan of Distribution—Eligible Investors.” Notice of a proposed transfer of Units must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Units by a Member (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Units, each of the transferee and transferor own less than, in the case of Class J or Class D Units, $25,000 worth of Units, or, in the case of Class I Units, $1,000,000 worth of Units. Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.
Any transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member, will be entitled to the allocations and distributions allocable to the Units so acquired, to transfer the Units in accordance with the terms of the Limited Liability Company Agreement and to tender the Units for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the Limited Liability Company Agreement. If a Member transfers Units with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Adviser, and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Limited Liability Company Agreement or any misrepresentation made by that Member in connection with any such transfer.
SUMMARY OF THE LIMITED LIABILITY COMPANY AGREEMENT
An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the Limited Liability Company Agreement (which incorporates by reference the Fund’s
By-Laws).
A prospective investor and his or her advisors should carefully review the Limited Liability Company Agreement as each Member will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Limited Liability Company Agreement that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Limited Liability Company Agreement on file with the SEC for the full text of these provisions. Notwithstanding anything to the contrary, nothing in the Limited Liability Company Agreement modifying, restricting or eliminating the duties or liabilities of Directors, officers, member of any advisory board, or any investment adviser, depositor or principal underwriter of the Fund by waiver provisions in the Limited Liability Company Agreement shall apply to, or in any way limit, the duties (including state law fiduciary duties of loyalty and care) or liabilities of such persons with respect to matters arising under the federal securities laws.
Board Management of the Fund
The Directors oversee generally the operations of the Fund. The Fund enters into contractual arrangements with various parties, including among others the Adviser, the Administrator, the Distributor, and the Fund’s custodian, transfer agent, and accountants, each of whom provides services to the Fund. Members are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any Member any right to enforce such arrangements against the service providers or to seek any remedy thereunder against the service providers, either directly or on behalf of the Fund.
Forum for Adjudication of Disputes
The Fund’s
By-Laws
provide that to the fullest extent permitted by law, absent the consent in writing of all parties, the sole and exclusive forum for any action or proceeding asserting a cause of action arising under the federal securities laws that is brought in the name of any Member, whether individually, representatively or derivatively on behalf of the Fund, against the Fund, the Fund’s investment adviser, or the Directors, officers or other agent of the Fund shall be the federal courts sitting within Delaware. In addition, unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Fund, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Fund to the Fund or the Members, (iii)

any action asserting a claim arising pursuant to any provision of the Delaware Limited Liability Company Act, the Limited Liability Company Agreement or
By-Laws,
(iv) any action to interpret, apply, enforce or determine the validity of the Limited Liability Company Agreement or
By-Laws
or any agreement contemplated by any provision of the 1940 Act, Limited Liability Company Agreement or
By-Laws
or (v) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware. Any person purchasing or otherwise acquiring or holding any Units of the Fund will, to the fullest extent permitted by law, be (i) deemed to have notice of and consented to the foregoing paragraph and (ii) deemed to have waived any argument relating to the inconvenience of the forum referenced above in connection with any cause of action described above (a “Covered Action”); and (iii) deemed to have irrevocably waived any and all right to trial by jury in any Covered Action.
The Fund’s
By-Laws
further provide that if any Covered Action is filed in a court other than the forums referenced above (a “Foreign Action”) in the name of any Member, such Member shall be deemed to have consented to (i) the personal jurisdiction of the forums referenced above in connection with any action brought in any such courts to enforce the above paragraph (an “Enforcement Action”) and (ii) having service of process made upon such Member in any such Enforcement Action by service upon such Member’s counsel in the Foreign Action as agent for such Member. Furthermore, except to the extent prohibited by any provision of the Delaware Limited Liability Company Act or the Limited Liability Company Agreement, if any Member shall initiate or assert a Foreign Action without the written consent of the Fund, then each such Member shall be obligated jointly and severally to reimburse the Fund and any officer or Director of the Fund made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance
with Section 7.1 of the Fund’s
By-Laws.
This forum selection provision may limit a Member’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Directors, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims. If a court were to find the forum selection provision contained in the
By-Laws
to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions.
Neither this Prospectus nor any contract that is an exhibit hereto is intended to, nor does it, give rise to any agreement or contract between the Fund and any Member, or give rise to any contractual or other rights in any individual Member, group of Members or other person other than any rights conferred explicitly by federal or state securities laws that may not be waived.

Derivative and Direct Claims of Members.
Section 8.6(c) of the Limited Liability Company Agreement provides that, except with respect to claims arising under the federal securities laws, no Member may bring a derivative action on behalf of the Fund (that is, generally, a claim purporting to be brought on behalf of the Fund or involving any alleged harm to the Fund), unless the following conditions are met:

(1)
The Member or Members must make a
pre-suit
demand upon the Directors to bring the subject action unless an effort to cause the Directors to bring such an action is not likely to succeed. For purposes of this requirement, a demand on the Directors shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is not composed of Independent Directors;

(2)
Unless a demand is not required under paragraph (1) above, Members eligible to bring such derivative action under the Delaware Limited Liability Company Act (the “Delaware Act”) who hold at least 10% of the outstanding Units, or 10% of the outstanding Units of the class to which such action relates, shall join in the request for the Directors to commence such action; and

(3)
Unless a demand is not required under paragraph (1) above, the Directors must be afforded a reasonable amount of time to consider such Member request and to investigate the basis of such claim. The Directors shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Members making such request to reimburse the Fund for the expense of any such advisers in the event that the Directors determine not to bring such action. The Board may designate a committee of one Director to consider a Member demand if necessary to create a committee with a majority of Independent Directors. In its sole discretion, the Board may submit the matter to a vote of Members of the Fund or any class of Units, as appropriate. Any decision by the Directors to bring, maintain or settle (or not to bring, maintain or settle) such proceeding, or to vindicate (or not vindicate) any claim on behalf or for the benefit of the Fund, or to submit the matter to a vote of Members, shall be made by a majority of the Independent Directors in their sole business judgment and shall be binding upon the Members, and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand.

(4)
If demand is not required under paragraph (1) above, only Members eligible to bring such derivative action under the Delaware Act who hold at least 10% of the outstanding Units, or 10% of the outstanding Units of the class to which such action relates, may bring a derivative action on behalf of the Fund.

Section 8.6(d) of the Limited Liability Company Agreement provides that, except with respect to claims arising under the federal securities laws, to the fullest extent permitted by law, no Member shall have the right to bring or maintain a direct action or claim for monetary damages against the Fund or the Directors predicated upon an express or implied right of action under the Limited Liability Company Agreement, nor shall any single Member, who is similarly situated to one or more other Members with respect to an alleged injury, have the right to bring such an action, unless the class of Members or single Member has obtained authorization from a majority of the Independent Directors to bring the action. To the fullest extent permitted by law, the requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Directors. A request for authorization shall be mailed to the

Secretary of the Fund at the Fund’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Members or single Member to support the allegations made in the request. The Board shall consider such request within 90 days after its receipt by the Fund. In its sole discretion, the Board may submit the matter to a vote of Members. To the fullest extent permitted by law, any decision by a majority of the Independent Directors to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Members, shall be binding upon the class of Members or single Member seeking authorization.
Liability of Members
Investors in the Fund will be members of a limited liability company as provided under Delaware law. Under Delaware law and the Limited Liability Company Agreement, a Member will not be liable for the debts, obligations, or liabilities of the Fund solely by reason of being a Member, except that the Member may be obligated to repay any funds wrongfully distributed to the Member.
Exculpation
Section 3.5(a) of the Limited Liability Company Agreement provides that, to the fullest extent permitted by law, the Directors (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), officers of the Fund, the Adviser, including any officer, director, member, partner, principal, employee or agent of the Adviser and each of their affiliates, and the executors, heirs, assigns, successors or other legal representatives of each of the foregoing, and any person who controls or is under common control, or otherwise is affiliated, with the Adviser and their executors, heirs, assigns, successors, or other legal representatives, shall not be liable to the Fund or to any of the Members for any loss or damage occasioned by any act or omission in the performance of such person’s services under the Limited Liability Company Agreement, for the avoidance of doubt, including, but not limited to, such person’s service on the board of directors or advisory committee, or any similar body, of a entity in which the Fund invests, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Person’s duties hereunder.
Section 3.5(b) of the Limited Liability Company Agreement also provides that, to the fullest extent permitted by law, a Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for a Unit, shall not be liable to the Fund, any other Member or any other person bound by the Limited Liability Company Agreement unless required by applicable law or otherwise provided in the Agreement.

Indemnification.
Section 3.6(a) of the Limited Liability Company Agreement provides that, to the fullest extent permitted by law, the Fund shall, subject Sections 3.6(b) and Sections 3.6(c) of the Limited Liability Company Agreement, indemnify each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), each officer of the Fund, the Adviser, each officer, director, member, partner, principal, employee or agent of the Adviser, and each of their respective affiliates, and the executors, heirs, assigns, successors or other legal representatives of each of the foregoing, and any person who controls or is under common control, or otherwise is affiliated, with the Adviser and their executors, heirs, assigns, successors, or other legal representatives (each, an “indemnitee”) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, an officer of the Fund, the Adviser, or any officer, director, member, partner, principal, employee or agent of the Adviser or any of their respective affiliates, or the past or present performance of services to the Fund by such indemnitee (for the avoidance of doubt, including, but not limited to, such indemnitee’s service on the board of directors or advisory committee, or any similar body, of a entity in which the Fund invests) except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a non-appealable
decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s duties.
Section 3.6(a) of the Limited Liability Company Agreement further provides that the rights of indemnification provided thereunder generally shall not be construed so as to provide for indemnification of an indemnitee for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law.
Section 3.6(b) of the Limited Liability Company Agreement generally provides that, to the fullest extent permitted by law, expenses may be paid from time to time by the Fund in advance of the final disposition of any such action upon receipt of an undertaking by or on behalf of the indemnitee in question to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under the Limited Liability Company Agreement. Section 3.6(b) also generally requires either that an indemnitee provide security for such undertaking or the Fund be otherwise insured, unless the Directors or independent legal counsel determine that there is reason to believe such indemnitee ultimately will be entitled to indemnification.
Section 3.6(c) of the Limited Liability Company Agreement generally provides that, as to the disposition of any action without an adjudication or a decision on the merits that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s duties, indemnification shall be provided if (i) approved as in the best interests of the Fund by a majority of the Directors (excluding any Director who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, or (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

Section 3.6(d) of the Limited Liability Company Agreement provides that any indemnification or advancement of expenses shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a non-appealable
decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s duties hereunder.
Section 3.6(e) of the Limited Liability Company Agreement generally provides that an indemnitee may not satisfy any right of indemnification or advancement of expenses except out of the assets of the Fund, and no Member nor the Adviser shall be personally liable with respect to any such claim for indemnification or advancement of expenses, except to the extent provided in Section 2.10 of the Limited Liability Company Agreement.
Amendment of the Limited Liability Company Agreement
Subject to certain limitations set forth in the Limited Liability Company Agreement, the Limited Liability Company Agreement provides that it may be amended with the approval of (i) the Board, including a majority of the Independent Directors, if required by the 1940 Act; and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.
Power of Attorney
By purchasing an interest in the Fund, each Member will appoint the Adviser and each of the Directors (acting severally) his or her attorney-in-fact
for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the Limited Liability Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. With respect to the dissolution of the Fund, the power of attorney will extend to any liquidating trustee of the Fund’s assets.
The
power-of-attorney
granted in the Limited Liability Company Agreement is a special power-of-attorney
coupled with an interest in favor of the Adviser, each of the Directors and any liquidating trustee and as such is irrevocable and continues in effect until all of such Members’ interest in the Fund has been withdrawn pursuant to a periodic tender or transferred to one or more transferees that have been approved by the Board.
Term, Dissolution and Liquidation
The Fund will be dissolved:

•	upon the affirmative vote to dissolve the Fund by the Board;

•
upon the determination of Members not to continue the business of the Fund at a meeting called by the Adviser when no Director remains or if one or more Directors is not elected within sixty (60) days after the date on which the last Director ceased to act in that capacity;

•	at the election of the Adviser to dissolve the Fund; or

•	the entry of a decree of judicial dissolution of the Fund under Section 18-802 of the Delaware Act.
Upon the occurrence of any event of dissolution, the Board, acting directly, except that if the Board is unable to perform this function, a liquidating trustee elected by Members holding a majority of the total number of Units of all Members, is charged with winding up the affairs of the Fund and liquidating its assets. Upon the dissolution of the Fund, its assets are to be distributed (1) first to satisfy the debts and liabilities of the Fund, other than debts and liabilities to Members, including actual or anticipated liquidation expenses, (2) next to satisfy debts or liabilities owing to the Members that hold non-interest
bearing promissory notes of the Fund as a result of having previously tendered their Units to the Fund for repurchase; (3) next to satisfy debts or liabilities owing to the Members; and (4) finally to the Members proportionately in accordance with their investment in the Fund. The Board or liquidating trustee may distribute ratably in kind any assets of the Fund, provided such assets are valued pursuant to provisions of the Limited Liability Company Agreement.
TAX ASPECTS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Units. This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Units as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Member or to Members who may be subject to special treatment under U.S. federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market
their securities holdings,
tax-exempt
organizations, partnerships, Members who are not “United States Persons” (as defined in the Code), Members liable for the alternative minimum tax, persons holding Units through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar. No ruling has been or will be obtained from the IRS regarding any matter relating to the Fund or the Units. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective investors and Members are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Units of the Fund, as well as the effects of state, local and
non-U.S.
tax laws.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY UNDERLYING FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Qualification as a Regulated Investment Company; Tax Treatment
The Fund has elected, and intends to qualify annually to be treated as a RIC under the Code. If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Members dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt
income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (i.e., the excess of the net long-term capital gains over net short-term capital losses) to Members. The Fund intends to distribute to its Members, at least annually, substantially all of its investment company taxable income, net tax-exempt
income, and net capital gains.
In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year
period ending on October 31
st
of such calendar year, and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 generally are treated as arising on January 1 of the following calendar year. Also, for purposes of the excise tax, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund may make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so. In determining the amounts that are required to be distributed to avoid imposition of the excise tax, the Fund may be required to rely on information obtained from the Underlying Funds. If the information provided by the Underlying Funds is not timely or accurate, the Fund may incur excise tax on undistributed income and gain. In addition, under certain circumstances, the Fund may decide that it is in its best interest to retain a portion of its income or capital gain rather than distribute such amount as a dividend for U.S. federal income tax purposes and, accordingly, cause the Fund to be subject to the excise tax.

In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).
For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Underlying Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Underlying Funds. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by the Fund and such Underlying Funds.
For purposes of the asset diversification test above, the identification of the issuer (or, in some cases, issuers) of a particular investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the asset diversification test.
A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying
gross income exceeds
one-ninth
of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.

Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “de minimis failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.
In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.
If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action typically taken by RICs to avert such a failure (e.g., the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Underlying Funds. While the Code generally affords the Fund a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory
30-day
cure period and, possibly, the extended cure period provided by the Code as discussed above.
If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Members. In addition, all distributions (including distributions of net capital gain) made to Members generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.
The Fund is permitted to invest up to 25% of its total assets directly or indirectly in one or more Corporate Subsidiaries. A RIC generally does not take into account income earned by a U.S. corporation in which it invests unless and until the corporation distributes such income to the RIC as a dividend. Where a Corporate Subsidiary is organized in the U.S., such Corporate Subsidiary will be liable for an entity-level U.S. federal income tax on its income from U.S. and
non-U.S.
sources, as well as any applicable state taxes, which will reduce the Fund’s return on its investment in such Corporate Subsidiary. If a net loss is realized by such Corporate Subsidiary, such loss is not generally available to offset the income of the Fund. The Fund may also make investments through one or more Disregarded Entities. A “disregarded entity” is disregarded for U.S. federal income tax purposes as an entity separate from its owner (i.e., the Fund). The owner is treated as directly owning the assets of the disregarded entity and takes into account for U.S. federal income tax purposes the income, gains, deductions and losses related to those assets.

Distributions
The Fund intends to make distributions necessary to maintain its ability to be subject to tax as a RIC under the Code and to avoid the imposition of corporate-level federal income tax. As such, the Fund intends to declare and pay distributions from its net investment income and distribute net realized capital gains, if any, at least annually, and in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Members will be provided information regarding the amount and character of distributions actually and deemed received from the Fund during the calendar year.
Members normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any distributions that they receive from the Fund. Distributions from net investment income and net short-term capital gain generally will be characterized as ordinary income (which generally cannot be offset with capital losses from other sources) and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Members that are corporations. Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is generally subject to tax at rates equivalent to long-term capital gain tax rates, by Members that are individuals. Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Units have been held by the Member, and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income.” Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free
return of capital to the extent of (and in reduction of) a Member’s tax basis in its Units and any such amount in excess of such tax basis will be treated as gain from the sale of Units, as discussed below. Similarly, as discussed below at “Income from Repurchases and Transfers of Units,” if a repurchase of a Member’s Units does not qualify for sale or exchange treatment, the Member may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Member’s tax basis in the relevant Units repurchased. In such case, the tax basis in the Units repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Units, will be transferred to any remaining Units held by the Member.
The tax treatment of the Fund’s distributions from net investment income and capital gains generally will be the same whether the Member takes such distributions in cash or reinvests them to buy additional Units.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, the Fund may report the retained amount as undistributed capital gains to its Members, who will be treated as if each Member received a distribution of his or her pro rata share of such gain, with the result that each Member will (i) be required to report his or her pro rata share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Units by an amount equal to the deemed distribution less the tax credit.
An additional 3.8% tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts to the extent such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Units to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Units), but will be reduced by any deductions properly allocable to such income or net gain. Members are advised to consult their own tax advisors regarding the additional taxation of net investment income.
For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to Members of record on a specified date in such a month and paid during January of the following calendar year are taxable to such Members as if paid on December 31 of the calendar year declared.
Income from Repurchases and Transfers of Units
A repurchase or transfer of Units generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” In general, the transaction should be treated as a sale or exchange of the Units if the receipt of cash results in a meaningful reduction in the Member’s proportionate interest in the Fund or results in a “complete redemption” of the Member’s Units, in each case applying certain constructive ownership rules in the Code. Alternatively, if a Member does not tender all of his or her Units, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Member to the extent of such Member’s pro rata share of the Fund’s current and accumulated earnings and profits.
If the repurchase or transfer of a Member’s Units qualifies for sale or exchange treatment, the Member will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Units and the adjusted tax basis of those Units. Such gain or loss will be capital gain or loss if the repurchased or transferred Units were held by the Member as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Units were held by the Member for more than one year, or as short-term capital gain or loss if the repurchased or transferred Units were held by the Member for one year or less.

Notwithstanding the foregoing, any loss realized upon the repurchase or transfer of Units held by a Member for six months or less will be treated as long-term, rather than short-term, to the extent of any capital gain dividends received (or deemed received) by the Member with respect to such Units. In addition, any capital loss realized by a Member will be disallowed to the extent the Units repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with Units or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Units. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Units acquired. The deductibility of capital losses may be subject to statutory limitations.
If the repurchase or transfer of a Member’s Units does not qualify for sale or exchange treatment, the Member may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Member’s tax basis in the relevant Units. The tax basis in the Units repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Units, will be transferred to any remaining Units held by the Member.
The Fund generally will be required to report to the IRS and each Member the cost basis and holding period for each respective Member’s Units repurchased or transferred by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Member wishes to accept the average cost method as its default cost basis calculation method in respect of Units in its account, the Member does not need to take any additional action. If, however, a Member wishes to affirmatively elect an alternative cost basis calculation method in respect of its Units, the Member must contact the Fund’s administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Unit repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that repurchase or transfer. Members should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.
A sale of Units, other than in the context of a repurchase or transfer of Units by the Fund, generally will have the same tax consequences as described above in respect of a Unit repurchase that qualifies for “sale or exchange” treatment.
If a Member recognizes a loss with respect to Units in excess of certain prescribed thresholds (generally, $2 million or more in any single taxable year, or $4 million or more in any combination of taxable years, for an individual Member or $10 million or more in a single taxable year, or $20 million or more in any combination of taxable years, for a corporate Member), the Member must file with the IRS a disclosure statement on an IRS Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Members should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

Fund Investments
It is intended that the Fund will invest a portion of its assets in Underlying Funds, some of which may be classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Underlying Funds (including in circumstances where investments by the Underlying Funds, such as investments in debt instruments with original issue discount, generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of interests in Underlying Funds that it would otherwise have continued to hold, or devise other methods of cure, to meet its distribution requirements and qualify as a RIC.
Some of the income that the Fund may earn directly or through an Underlying Fund, such as income recognized from an equity investment in an operating partnership, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, one or more Corporate Subsidiaries may be employed to earn such income and (if applicable) hold the related investment. Such Corporate Subsidiaries generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Members.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY UNDERLYING FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses. However, because the functional currency of the Fund for U.S. federal income tax purposes is the U.S. dollar, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and
non-U.S.
dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments), to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, is generally characterized as ordinary income or loss under Section 988 of the Code. Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid would be generally characterized as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income. Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to generally include certain transactions designed to convert ordinary income into capital gain) may be characterized as ordinary income.
Debt Obligations Purchased at a Discount
Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon
debt obligations with a fixed maturity date of more than one year from the date of issuance) that are acquired by the Fund will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is included in the Fund’s income (and required to be distributed by the Fund) over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. In addition, payment-in-kind
securities will give rise to income which is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the obligation during the year.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. If the Fund makes the election referred to in the preceding sentence, then the rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.
Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

If the Fund holds the foregoing kinds of securities or other debt securities subject to special rules under the Code, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or, if necessary, by disposition of investments, including at a time when it may not be advantageous to do so. These dispositions may cause the Fund to realize higher amounts of short-term capital gains (generally taxed to Members at ordinary income tax rates) and, in the event the Fund realizes net capital gains from such transactions, Members may receive a larger capital gain dividend than if the Fund had not held such securities.
A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.
Hedging and Derivative Transactions
Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. Gain or loss will arise upon exercise or lapse of Section 1256 Contracts. In addition, any Section 1256 Contracts remaining unexercised at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.
The Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments. Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code. However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.
Offsetting positions held by the Fund, or the Underlying Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.” In addition, investments by the Fund in particular combinations of Underlying Funds may also be treated as a “straddle.” To the extent the straddle rules apply to positions established by the Fund, or the Underlying Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by the Fund, or the Underlying Funds, may constitute “mixed straddles.” One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund, or possibly an Underlying Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Underlying Fund, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that
60-day
period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).
If the Fund, or possibly an Underlying Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, real estate investment trusts, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The U.S. Treasury Department (the “Treasury”) and the IRS have the authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.
Passive Foreign Investment Companies and Controlled Foreign Corporations
The Fund may indirectly hold equity interests in
non-U.S.
Underlying Funds and/or
non-U.S.
portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code. A PFIC is generally defined as a
non-U.S.
entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income. The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Members. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in its income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, an election can be made to mark-to-market
the Units of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code). In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC Units, and as ordinary loss its share of any decrease in such value, to the extent such loss did not exceed its share of prior increases in income derived from such PFIC Units. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as “qualified dividend income.” In certain cases, the Fund will be the party legally permitted to make the QEF election or the mark-to-market
election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market
election will do so.
If the Fund holds greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (i.e., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata share of such entity’s “subpart F income” for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock during the Fund’s taxable year. In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if greater than 50% of the Units of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Members. A “U.S. Member,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of Units of a foreign entity classified as a corporation for U.S. federal income tax purposes.
Under Treasury Regulations, income inclusion by the Fund with respect to an investment in a CFC or PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income under the gross income test for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes distributions of that income to the Fund or if the Fund’s income inclusion is derived with respect to the Fund’s business of investing in stocks or securities. As such, the Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Underlying Funds and other issuers that could be treated as PFICs or implement certain restrictions with respect to any Underlying Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax
return from these investments.

State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, Members and prospective investors should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Members will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes.
Foreign Taxes
The Fund’s investment in
non-U.S.
stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end
consists of the stock or securities of foreign corporations, the Fund may elect to permit its Members to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Members will include in gross income from foreign sources their pro rata Units of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.
Information Reporting and Backup Withholding
Information returns generally will be filed with the IRS in connection with distributions made by the Fund to Members unless Members establish they are exempt from such information reporting (e.g., by properly establishing that they are classified as corporations for U.S. federal tax purposes). Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Members who fail to provide the Fund with their correct taxpayer identification numbers (“TINs”), generally on an IRS
Form W-9,
or who otherwise fail to make required certifications, or if the Fund or the Member has been notified by the IRS that such Member is subject to backup withholding. Certain Members specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to demonstrate their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Member’s U.S. federal income tax liability if the appropriate information is provided to the IRS.

U.S. Federally
Tax-Exempt
Members
Under current law, the Fund serves to “block” (that is, prevent the attribution to Members of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt
Members (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S. federally tax-exempt
Member could realize UBTI by virtue of its investment in Units of the Fund if the U.S. federally tax-exempt
Member has engaged in a borrowing or other similar transaction to acquire its Units. A U.S. federally tax-exempt
Member may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.
The foregoing discussion does not address all of the U.S. federal income tax consequences that may be applicable to a tax-exempt
Member as a result of an investment in the Fund. For example, certain tax-exempt
private universities should be aware that they are subject to a 1.4% excise tax on their “net investment income” that is not otherwise taxed as UBTI, including income from interest, dividends and capital gains.
Tax-exempt
investors should consult with their tax advisors regarding an investment in the Fund.
Foreign Members
U.S. taxation of a Member who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (each, a “Foreign Member”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Member.
Income Not Effectively Connected.
 If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Member, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Member), which tax is generally withheld from such distributions. Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or lower treaty rate), unless the Foreign Member is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. In order to qualify for any reduction or exemption from U.S. withholding tax, a Foreign Member must comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS
Form W-8BEN, IRS
Form W-8BEN-E, IRS
Form W-8ECI, IRS
Form W-8IMY
or IRS
Form W-8EXP,
or an acceptable substitute or successor form). However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.

Any capital gain that a Foreign Member realizes upon a repurchase of Units or otherwise upon a sale or exchange of Units will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Member that is a nonresident alien individual, the gain is U.S. source income and such Foreign Member is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.
Income Effectively Connected.
 If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Member, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Units of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Foreign Members may also be subject to the branch profits tax imposed by the Code. If a Foreign Member is eligible for the benefits of a tax treaty, any “effectively connected” income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the Foreign Member in the United States.
In the case of a Foreign Member, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Member certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above.
The tax consequences to a Foreign Member entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Members are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
Foreign Account Tax Compliance Act
The Fund is required under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code to withhold U.S. tax (at a 30% rate) on payments of amounts treated as dividends for U.S. federal income tax purposes made to certain
non-U.S.
entities (including financial intermediaries) that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury of U.S.-owned foreign investment accounts unless various U.S. information reporting and diligence requirements (that are in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS
Form W-8BEN))
and certain other requirements have been satisfied. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Persons located in jurisdictions that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules. Members may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

Other Taxation
The foregoing represents a summary of the general tax rules and considerations affecting Members and the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Member may be subject to other taxes, including but not limited to, other state, local, and foreign taxes, estate and inheritance taxes, or intangible property taxes, which may be imposed by various jurisdictions. The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Members. It is the responsibility of each Member to file all appropriate tax returns that may be required. Fund Members should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Units and the particular tax consequences to them of an investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt
entities should carefully review those sections of this prospectus and the SAI regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.
ERISA CONSIDERATIONS
Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Units. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, none of the Fund or the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Member, solely as a result of the ERISA Plan’s investment in the Fund.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.
PLAN OF DISTRIBUTION
Foreside Fund Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group), located at 190 Middle Street, Suite 301, Portland, ME 04101, serves as the Fund’s principal underwriter and acts as the distributor of the Units on a best efforts basis, subject to various conditions, pursuant to a Distribution Agreement (the “Distribution Agreement”) between the Fund and the Distributor. The Distributor is compensated for its services to the Fund pursuant to the Distribution Agreement. In addition, the Adviser or its affiliates will make other payments to the Distributor to compensate it for its efforts in distributing Fund Units. The Units are offered for sale at net asset value plus any applicable sales load. The Distributor also may enter into agreements with Financial Intermediaries for the sale and servicing of the Units. In reliance on Rule 415 of the Securities Act, the Fund intends to offer its Units, on a continual basis, through the Distributor. The Distributor is not required to offer any specific number or dollar amount of the Units, but will use its best efforts to offer the Units. Units of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Units.

The Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay Additional Compensation to Financial Intermediaries in connection with the sale of Units, may pay for services that are provided to clients of such Financial Intermediaries, or may pay the costs of systems used to service such clients. In return for the Additional Compensation, the Fund may receive certain marketing advantages, including access to a Financial Intermediary’s registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating a Financial Intermediary. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding Units held by Members introduced by the Financial Intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling Financial Intermediary may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments.
The Distribution Agreement also provides that the Fund will indemnify the Distributor and its trustees or directors, officers, employees or other agents against certain liabilities. The indemnification will not apply to actions of the Distributor, its trustees or directors, officers, employees or other agents in cases of their willful misfeasance, bad faith, or gross negligence in the performance of their duties.
Purchase Terms
The following section provides basic information about how to purchase Units, which will be continuously offered through the Distributor. Prospective investors who purchase Units through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Units, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Units. Prospective investors purchasing Units of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.
The minimum initial investment in the Fund by any investor is $25,000 with respect to Class J and Class D Units and $1,000,000 with respect to Class I Units. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to dividend reinvestments. Investors subscribing through a broker/dealer or registered investment adviser may have Units aggregated to meet these minimums, so long as aggregated initial investments are not less than $25,000 with respect to Class J and Class D Units and $1,000,000 with respect to Class I Units and incremental contributions are not less than $10,000. Financial intermediaries may also impose their own investment minimums on certain classes, which may be higher than the minimums stated in this Prospectus.

The Fund reserves the right, in its sole discretion, to waive the investment minimums described above for (i) current Directors and officers of the Fund and (ii) officers and employees of the Adviser and its affiliates. In addition, the minimum initial investment may be waived by the Board for certain investors based on its consideration of the investor’s overall relationship with the Adviser or selling agent, including consideration of the aggregate value of all accounts of clients of a selling agent investing in the Fund for purposes of satisfying the minimum initial investment. The Fund may repurchase all of the Units held by a Member if the Member’s account balance in the Fund, as a result of repurchase or transfer requests by the Member, is less than $25,000. The purchase price of the Units is based on the net asset value as of the date such Units are purchased.
In addition, the Fund may, in the discretion of the Adviser, aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser, the Fund may also aggregate the accounts of clients of certain registered investment advisers and other financial intermediaries across classes of Units for purposes of determining satisfaction of minimum investment amounts for a specific class of Units. The aggregation of accounts of clients of registered investment advisers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific class of Units may be based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.
Units will generally be offered for purchase as of the first business day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.
For purposes of this Prospectus, a “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund. An investor who misses the acceptance date will have the acceptance of its investment in the Fund delayed until the following month. Except as otherwise permitted by the Board, initial and subsequent purchases of Units will be payable in United States dollars.
Each initial or subsequent purchase of Units will be payable in one installment which will generally be due 3 business days prior to the date of the proposed acceptance of the purchase set by the Fund, with the acceptance date expected to be the first business day of the following calendar month.
A prospective investor is required to review, complete, and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. A prospective investor must submit a completed subscription document at least 5 business days before the acceptance date. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Units at any time. The Fund also reserves the right to suspend or terminate offerings of Units at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, a prospective investor will not become a Member until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the cut-off
dates pertaining to a particular offering, the Fund may hold the relevant funds and subscription document for processing in the next offering.

Pending any closing, funds received from prospective investors will be placed in an account with the Fund’s transfer agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned with respect to such account will be paid to the Fund and allocated pro rata among Members.
Prospective investors whose subscriptions to purchase Units are accepted by the Fund will become Members by being admitted as Members. An existing Member generally may subscribe for additional Units by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline.
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When a Member opens an account, the Fund will ask for the Member’s name, address, date of birth and other information that will allow the Fund to identify the Member. If the Fund is unable to verify the Member’s identity, the Fund reserves the right to restrict additional transactions and/or liquidate such Member’s account at the next calculated net asset value after such Member’s account is closed (less any applicable sales/account charges and/or tax penalties) or take any other action required by law. The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti-money laundering compliance officer.
The foregoing purchase terms are subject to change in the Fund’s discretion.
Eligible Investors
Each investor in the Fund will be required to certify to the Fund that the Units are being acquired for the account of an “accredited investor” within the meaning of Rule 501 under the Securities Act. An “accredited investor,” if a natural person, is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse. Existing Members who subscribe for additional Units will be required to qualify as Eligible Investors at the time of each additional purchase. Qualifications that must be met in becoming a Member are set out in the application form that must be completed by each prospective investor.
Class of Units Considerations
When selecting a class of Units, you should consider the following:

•	which classes of Units are available to you;

•	how much you intend to invest;

•	how long you expect to own the Units; and

•	total costs and expenses associated with a particular class of Units.
Each investor’s financial considerations are different. You should speak with your Financial Intermediary to help you decide which class of Units is best for you. Not all Financial Intermediaries offer all classes of Units. If your Financial Intermediary offers more than one class of Units, you should carefully consider which class of Units to purchase.
Class J Units
Class J Units are sold at the prevailing net asset value per Class J Units. If you buy Class J Units through certain Financial Intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine. Investors should consult with their Financial Intermediaries about any additional fees or charge they might impose. Class J Units are subject to a Distribution and Servicing Fee at an annual rate of 0.50% of the net assets of the Fund attributable to Class J Units.
Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class J Units: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with repurchase requests of Units. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.
Class J Units are available to any eligible investor through brokerage and transactional-based accounts.
Class D Units
Class D Units are sold at the prevailing net asset value per Class D Unit. If you buy Class D Units through certain Financial Intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine. Investors should consult with their Financial Intermediaries about any additional fees or charge they might impose. Class D Units are subject to a Distribution and Servicing Fee at an annual rate of 0.25% of the net assets of the Fund attributable to Class D Units.
Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class D Units: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with repurchase requests of Units. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.

Class D Units are generally available for purchase only (i) through fee-based
programs, also known as wrap accounts, that provide access to Class D Units, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class D Units, (iii) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law and (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers.
Class I Units
Class I Units are sold at the prevailing net asset value per Class I Unit. Financial Intermediaries may not charge you transaction-based fees when you buy Class I Units. Class I Units are not subject to a Distribution and Servicing Fee.
Class I Units are available for purchase only (i) through
fee-based
programs, also known as wrap accounts, that provide access to Class I Units, (ii) by institutional accounts as defined by FINRA Rule 4512(c), (iii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iv) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (v) through certain Financial Intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I Units, (vi) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law, (vii) by the Fund’s officers and Directors and their immediate family members, as well as officers and employees of Ardian and its affiliates and their immediate family members, (viii) by participating broker dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and (ix) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Units of the Fund you may be eligible to purchase.
If you are eligible to purchase all three classes of Units, then you should consider that Class I Units have no Distribution
(12b-1)
Fees. Such expenses are applicable to Class J and Class D Units and will reduce the net asset value or distributions of those Class J or Class D Units. If you are eligible to purchase Class J and Class D Units but not Class I Units, then you should consider that Class D Units have lower annual Distribution
(12b-1)
Fees. Investors should also inquire with their broker dealer or financial representative about what additional fees may be charged with respect to the class of Units under consideration or with respect to the type of account in which the Units will be held.
Distribution and Service Plan
The Fund has adopted a Distribution and Service Plan for its Class J Units and Class D Units to pay to the Distributor a Distribution
(12b-1)
Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Members who own such Units. These activities include marketing and other activities primarily intended to result in the sale of Class J Units and Class D Units and activities related to administration and servicing of Class J or Class D accounts (including sub-accounting
and other administrative services, as well as Member liaison services such as responding to inquiries from Members and providing Members with information about their investments in the Fund). The Distribution and Service Plan operates in a manner consistent with Rule
12b-1
under the 1940 Act, which regulates the manner in which an
open-end
investment company may directly or indirectly bear the expenses of distributing its Units. Although the Fund is not an open-end
investment company, it has undertaken to comply with the terms of Rule
12b-1,
as required by its exemptive relief, permitting the Fund to, among other things, issue multiple classes of Units.
Under the Distribution and Service Plan, Class J and Class D Units are authorized to pay a Distribution
(12b-1)
Fee to the Distributor up to an annual rate of 0.50% and 0.25%, respectively, based on the aggregate net assets of the Fund attributable to such class. If a Financial Intermediary is not eligible to accept payment of the pro rata portion of the Distribution
(12b-1)
Fee, the Distributor is not entitled to retain such fees and it shall return any such monies collected to the Fund. The Distribution
(12b-1)
Fee is paid out of the relevant class’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Because the Distribution
(12b-1)
Fee is paid out of the Fund’s assets on an
on-going
basis, over time these fees will increase the cost of a Member’s investment and may cost the Member more than paying other types of sales charges, if applicable. Up to 0.25% per annum of the Distribution and Servicing Fee may qualify as a “service fee” under FINRA rules and therefore will not be limited by FINRA rules which limit distribution fees as a percentage of total new gross sales. “Service fees” are defined for purposes of FINRA rules to mean fees paid for providing Member services or the maintenance of Member accounts. FINRA rules limit service fees to 0.25% of a fund’s average annual net assets. A portion of the Distribution
(12b-1)
Fee may also be used to pay for
sub-transfer
agency,
sub-accounting
and certain other administrative services that are not required to be paid pursuant to a “service fee” under FINRA rules. The remainder is for distribution support and related services.
Class I Units are not subject to any Distribution
(12b-1)
Fee and do not bear any expenses associated therewith.
Sub-Transfer
Agency and Investor Services Agreement and Plan
The Fund has entered into a
Sub-Transfer
Agency and Investor Services Agreement (the
“Sub-TA
Agreement”) with the Adviser, under which the Fund, with respect to each class, has agreed to compensate Financial Intermediaries for investor services and/or reimburse the Adviser for any payments it makes in connection with compensating Financial Intermediaries for investor services. Payments by the Fund pursuant to the
Sub-TA
Agreement are limited to such amounts as are set forth in a plan (the
“Sub-TA
Plan”). The
Sub-TA
Plan limits the amounts payable by the Fund under the
Sub-TA
Agreement, with respect to each class, to an annual rate of 0.25% based on the aggregate net assets of the Fund attributable to such class. Although the
Sub-TA
Plan has been adopted in accordance with the requirements applicable to a plan adopted pursuant to Rule
12b-1
under the 1940 Act, payments made under the
Sub-TA
Plan are for services that are not primarily intended to result in the sale of Fund Units.

DISTRIBUTIONS
Dividends will generally be paid at least annually on the Units in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the Underlying Funds in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s expenses, means that there can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires regular dividend income.
It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Members at least annually. The net asset value of each Unit that you own will be reduced by the amount of the distributions or dividends that you receive from that Unit.
Fund distributions are taxable to Members even if they are paid from income or gains earned by the Fund before a Member’s investment in the Fund (and thus were included in the price the shareholder paid for his or her shares). Such distributions are likely to occur in respect of Units purchased at a time when the Fund’s net asset value reflects income or gains that are either unrealized or realized but not distributed. To the extent that any portion of the Fund’s distributions are considered a return of capital to Members, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such Members invested. Although such return of capital distributions are not currently taxable to Members, such distributions will have the effect of lowering a Member’s tax basis in such Units, and could result in a higher tax liability when the Units are sold, even if they have not increased in value, or in fact, have lost value.
Each year, a statement on Form
1099-DIV
identifying the sources of the distributions (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Members subject to IRS reporting. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Units. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.
As discussed in the “Tax Aspects” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of “investment company taxable income” and net tax-exempt
interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year
period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax.

Dividend Reinvestment
Unless a Member is ineligible or otherwise elects, all distributions of dividends (including capital gain dividends) with respect to the Units will be automatically reinvested by the Fund in additional Units of that class, which will be issued at their net asset value on the ex-dividend
date. Election not to reinvest dividends and to instead receive all dividends and capital gain distributions in cash may be made by indicating that choice in the subscription agreement or by contacting the Administrator at P.O. Box 46707, Cincinnati, OH 45246 or by calling
513-587-3400.
FISCAL YEAR; REPORTS
The Fund’s fiscal year for financial reporting purposes is the
12-month
period ending on March 31. The Fund’s taxable year is the
12-month
period ending September 30 (or such other taxable year as may be required under the Code). As soon as practicable after the end of each calendar year, a statement on Form
1099-DIV
identifying the sources of the distributions paid by the Fund to Members for tax purposes will be furnished to Members subject to IRS reporting. In addition, the Fund will prepare and transmit to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL
The Board has selected PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017, as independent registered public accountants for the Fund.
Ropes & Gray LLP, One Maritime Plaza, Suite 1800, 300 Clay Street, San Francisco, CA 94111, serves as counsel to the Fund.
INQUIRIES
Inquiries concerning the Fund and the Units should be directed to the Fund at Ardian Access LLC, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, OH 45246.

Investors should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
ARDIAN ACCESS LLC
LIMITED LIABILITY COMPANY UNITS
Class J Units
Class I Units
Class D Units

PROSPECTUS

August 1, 2026

STATEMENT OF ADDITIONAL INFORMATION

ARDIAN ACCESS LLC

LIMITED LIABILITY COMPANY UNITS

Class J Units

Class I Units

Class D Units

August 1, 2026

1370 Avenue of the Americas

New York, NY 10019

(212) 641-8604

Ardian Access LLC (the “Fund”) is a non-diversified, closed-end management investment company.

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Fund’s prospectus (the “Prospectus”) dated August 1, 2026, as it may be amended or supplemented from time to time. A copy of the Prospectus and annual or semi-annual reports for the Fund may be obtained without charge by contacting the Fund at the telephone number or address set forth above. You may also obtain a copy of the Prospectus on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

This SAI is not an offer to sell limited liability company interests of the Fund (“Units”) and is not soliciting an offer to buy the Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Prospectus.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE FUND AND RELATED RISKS

The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Prospectus. Certain additional information regarding the investment program of the Fund is set forth below.

As discussed in the Prospectus, the Fund’s investment objective is to generate attractive risk-adjusted returns. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the 1940 Act) of the outstanding Units.

Fundamental Policies

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. As defined by the 1940 Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Members, duly called, (i) of 67% or more of the Units represented at such meeting, if the holders of more than 50% of the outstanding Units are present in person or represented by proxy or (ii) of more than 50% of the outstanding Units, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action.

The Fund:

(1)

May issue senior securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(2)

May borrow money to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(3)

May lend money to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(4)

May underwrite securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(5)

May purchase and sell commodities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(6)

May purchase and sell real estate to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules, or regulations may be amended from time to time, or by regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization or their staff under, such Act, rules, or regulations.

(7)

May not concentrate investments in a particular industry or group of industries, as concentration is defined or interpreted under the 1940 Act, and the rules, and regulations thereunder, as such statute, rules or regulations may be amended from time to time, and under regulatory guidance or interpretations of such Act, rules, or regulations.

Any restriction on investments or use of assets, including, but not limited to, market capitalization, geographic, rating and/or any other percentage restrictions, set forth in the prospectus or this SAI shall be measured only at the time of investment, and any subsequent change, whether in the value, market capitalization, rating, percentage held or otherwise, will not constitute a violation of the restriction, other than with respect to investment restriction (2) above related to borrowings by the Fund. For purposes of determining compliance with investment restriction (7) above related to concentration of investments, Underlying Funds are not considered part of any industry or group of industries.

The Fund’s investment policies and restrictions apply only to investments made by the Fund directly (or any account consisting solely of the Fund’s assets) and do not apply to the activities and the transactions of the Underlying Funds.

Explanatory Note: With respect to paragraphs (1) and (2) above, as of the date of this SAI, the 1940 Act currently requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness). The 1940 Act also currently requires that dividends may not be declared if this asset coverage requirement is breached. The Fund’s borrowings will be subject to this asset coverage requirement. With respect to paragraph (3) above, the 1940 Act and regulatory interpretations thereunder currently limit the percentage of the Fund’s securities that may be loaned to one-third of the value of its total assets. With respect to paragraph (7) above, “concentration,” under the 1940 Act and regulatory interpretations thereunder, is generally interpreted to mean investing more than 25% of total assets in an industry or group of industries.

The descriptions included in this explanatory note are intended only to provide additional information about certain requirements under the 1940 Act, or the rules and regulations thereunder, as interpreted by the SEC or its staff from time to time, as of the date of this SAI, and such descriptions do not constitute, nor form any part of, any fundamental policy of the Fund. Should such requirements change in the future, the Fund may update this explanatory note accordingly, and such update shall not constitute a change in any fundamental policy of the Fund.

Additional Information about the Fund’s Investment Program

The following provides additional information about various types of investments and investment techniques that may be employed by the Fund (including through special purpose vehicles) or by Underlying Funds in which the Fund invests, or that the Fund may be exposed to through its participation in co-investment opportunities. There is no limit on the types of investments the Underlying Funds may make and certain Underlying Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Fund may make. You should assume that if an investment or investment technique may be made or engaged in directly by the Fund, it may also be made or engaged in by an Underlying Fund. Accordingly, the descriptions in this section cannot be comprehensive and generally apply to the Fund and the Underlying Funds. Any decision to invest in the Fund should take into account (i) the possibility that the Underlying Funds may make virtually any kind of investment, (ii) that the Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above), and (iii) that all such investments will be subject to related risks, which can be substantial.

Real Estate Investments

The Fund may be exposed to real estate through investments by the Fund and by Underlying Funds in operating businesses with substantial real estate holdings or exposure. Investments in real estate are subject to a number of risks, including losses from casualty, condemnation or natural disasters, and changes in local and general economic conditions, supply and demand, interest rates, zoning laws, environmental regulations and other governmental action, regulatory limitations on rents, property taxes, and operating expenses.

Equity Securities

The Fund’s and/or an Underlying Fund’s portfolio may include investments in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers. The Fund and/or an Underlying Fund also may invest in depositary receipts relating to foreign securities. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Given the private equity focus of the Fund, there is expected to be no liquid market for a majority of such investments.

Common Stock. Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stock. Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula. In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. The Fund’s and/or the Underlying Funds’ investments in convertible securities are expected to primarily be in private convertible securities, but may be in public convertible securities. The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value. If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value. To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value. Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party. Any of these actions could have a material adverse effect and result in losses to the Fund.

Derivative Instruments

Although the Fund does not expect to use financial instruments known as derivatives in pursuing its principal investment strategy, Underlying Funds may use such financial instruments. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, counterparty risk, correlation risk, difficulties in valuation, and illiquidity. Use of derivative instruments for hedging or speculative purposes by Underlying Fund managers could present significant risks, including the risk of losses in excess of the amounts invested. The Underlying Fund’s ability to avoid risk through investment or trading in derivatives will depend on the ability to anticipate changes in the underlying assets, reference rates or indices. The derivatives markets are subject to various risks related to existing as well as new and evolving regulations both within and outside the United States. Such regulations include mandatory clearing, margin, and reporting requirements impacting derivatives market participants, including the Underlying Funds. Other regulations may affect the Underlying Funds’ ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, in the event of an insolvency of its counterparties (or their affiliates) could be stayed or eliminated under special resolution regimes adopted in the United States, the European Union, the United Kingdom and various other jurisdictions. Such regimes provide government authorities with broad authority to conduct a resolution of a financial institution that is in danger of default. With respect to counterparties who are subject to such proceedings in the European Union and the United Kingdom, the liabilities of such counterparties to the Fund could be reduced, eliminated or converted to equity (sometimes referred to as a “bail in”).

Certain risks associated with derivatives are described under “Types of Investments and Related Risks—Derivative Instruments” and “Hedging” in the Prospectus.

Options and Futures

An Underlying Fund may utilize options contracts, futures contracts, and options on futures contracts. It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Underlying Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and, in such cases, an Underlying Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Underlying Fund also may include options on baskets of specific securities.

An Underlying Fund may purchase call and put options on specific securities or currencies and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying asset at a stated exercise price at any time prior to the expiration of the option (in the case of an “American-style” option) or at a specific time and date (in the case of a “European-style” option). A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying asset at a stated exercise price at any time prior to the expiration of the option (in the case of an “American-style” option) or at a specific time and date (in the case of a “European-style” option).

A covered call option is a call option with respect to which an Underlying Fund owns the underlying asset. The sale of such an option exposes the Underlying Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying asset and to the possibility that it might hold the underlying asset in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security. The seller of a covered call option assumes the risk of a decline in the market price of the underlying asset below the purchase price of the underlying asset less the premium received and gives up the opportunity for gain on the underlying asset above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying asset above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying asset. The seller of a covered put option assumes the risk of an increase in the market price of the underlying asset above the sales price (in establishing the short position) of the underlying asset plus the premium received and gives up the opportunity for gain on the underlying asset below the exercise price of the option. If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying asset below the exercise price of the option.

A stock index future obligates an Underlying Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day. An interest rate future obligates an Underlying Fund to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates an Underlying Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

An Underlying Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists, and an investor may look only to the broker for performance of the contract. Transactions on foreign exchanges may include both commodities that are traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country.

Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs. For these reasons, the Underlying Funds may not be afforded certain of the protections that apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures. In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transactions on domestic exchanges. In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting from that contract, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

Trading in futures involves risk of loss to the Underlying Fund that could materially adversely affect the net asset value of the Fund. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. If an Underlying Fund is unable to close out a position, it would be exposed to possible loss on the position during the interval of inability to close, and would continue to be required to meet margin requirements until the position is closed. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Underlying Fund to substantial losses, which may result in losses to the Fund.

In addition, the CFTC, certain foreign regulators and various exchanges have established (and continue to evaluate and revise) speculative position limits, referred to as “position limits”, on the maximum net long or net short positions that any person or entity may hold or control in certain particular futures or options contracts. Additionally, U.S. federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, metals and energy commodities. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of determining whether the applicable position limits have been exceeded, unless an exemption applies. Thus, even if the Fund or an Underlying Fund does not intend to exceed applicable position limits, it is possible that positions of different clients managed by the Adviser and its affiliates or by the Underlying Fund’s investment adviser and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of the Adviser or of the investment advisers of the Underlying Funds may have to be modified and that positions held by the Fund or the Underlying Funds may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy. The Fund may also be affected by other regimes, including those of the European Union and United Kingdom, and trading venues that impose position limits on commodity derivative contracts.

Successful use of futures by an Underlying Fund depends on its ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract. The low margin deposits normally required in futures trading permit an extremely high degree of leverage, which can result in substantial gains or losses due to relatively small price movements or other factors.

The prices of all derivative instruments, including futures and options prices, are highly volatile. Price movements of forward contracts, futures contracts, and other derivative contracts in which an Underlying Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate-related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.

Underlying Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses. Certain derivatives transactions, including futures, options on futures, and certain swaps, are required to be (or are capable of being) centrally cleared. A party to a cleared derivatives transaction is subject to the credit risk of the clearinghouse and the clearing member through which it holds its cleared position. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in relatively few clearinghouses and clearing members. It is not clear how an insolvency proceeding of a clearinghouse would be conducted and what impact an insolvency of a clearinghouse would have on the financial system. In the event of the insolvency of a clearinghouse, an Underlying Fund might experience a loss of funds deposited through its clearing member as margin with the clearinghouse, a loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions. Such an insolvency might also cause a substantial delay before the Underlying Fund could obtain the return of funds owed to it by a clearing member who was a member of such clearinghouse. A clearing member is generally obligated to segregate all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing member from its customers with respect to cleared derivatives are generally held by the clearing member on a commingled basis in an omnibus account by account class, and the clearing member may invest those funds in certain instruments permitted under applicable regulations. Therefore, the Underlying Fund might not be fully protected in the event of the bankruptcy of the Underlying Fund’s clearing member because the Underlying Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing member’s customers for a relevant account class. The clearing member is required to transfer to the clearinghouse the amount of margin required by the clearinghouse for cleared derivatives, which amounts are generally held in an omnibus account at the clearinghouse for all customers of the clearing member. Clearinghouses (and in many cases clearing members) have broad rights to increase margin requirements for existing transactions or to terminate those transactions at any time. In addition, if a clearing member does not comply with the applicable regulations or its agreement with the Underlying Fund, or in the event of fraud or misappropriation of customer assets by a clearing member, the Underlying Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.

Call and Put Options on Securities Indexes

An Underlying Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging and non-hedging purposes to pursue its investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by an Underlying Fund of options on stock indexes will be subject to the ability to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Yield Curve Options

An Underlying Fund may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Rights and Warrants

An Underlying Fund may invest in rights and warrants. Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities that an Underlying Fund has purchased. Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period. Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms. At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable an Underlying Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Underlying Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Spot Transactions, FX Forwards and Hedging Transactions

Forward foreign exchange transactions (“FX forwards”) are over-the-counter contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a specified price and on a specified future date. Spot foreign exchange transactions are similar but are settled in the current, or “spot”, market. The Fund and/or an Underlying Fund may enter into foreign exchange transactions for purposes of hedging either a specific transaction or a portfolio position. FX forwards involve substantial currency risk, credit risk and liquidity risk. The Fund and/or an Underlying Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund or the Underlying Fund, as applicable, has received or anticipates receiving a dividend or distribution. The Fund and/or an Underlying Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund or the Underlying Fund, as applicable, is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund and/or an Underlying Fund may also hedge a currency by entering into a transaction in a currency instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Fund or the Underlying Fund, as applicable, will only enter into a cross-hedge if the Adviser believes that (i) there is a demonstrably high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

The Fund and/or an Underlying Fund may also engage in proxy hedging transactions to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities. Proxy hedging is often used when the currency to which the Fund or the Underlying Fund is exposed is difficult to hedge, or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Fund’s or Underlying Fund’s, as applicable, securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Fund or the Underlying Fund, as applicable, if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present, including during the particular time that the Fund or Underlying Fund is engaging in proxy hedging.

The Fund and/or an Underlying Fund may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Fund or Underlying Fund has or in which the Fund or Underlying Fund expects to have portfolio exposure. For example, the Fund may hold both Canadian government bonds and Japanese government bonds, and the Adviser may believe that Canadian dollars will deteriorate against Japanese yen. The Fund would sell Canadian dollars to reduce its exposure to that currency and buy Japanese yen. This strategy would be a hedge against a decline in the value of Canadian dollars, although it would expose the Fund to declines in the value of the Japanese yen relative to the U.S. dollar.

Successful use of forward and spot foreign exchange transactions depends on the Adviser’s (or GP’s, with respect to an Underlying Fund) ability to analyze and predict currency values. FX forwards may substantially change the Fund’s or Underlying Fund’s exposure to changes in currency exchange rates and could result in losses to the Fund or Underlying Fund if currencies do not perform as the Adviser or GP anticipates.

Some of the forward non-U.S. currency contracts entered into by the Fund and/or an Underlying Fund are classified as non-deliverable forwards (“NDFs”). NDFs are cash-settled, short-term forward contracts that may be thinly traded or are denominated in non-convertible foreign currency, where the profit or loss at the time at the settlement date is calculated by taking the difference between the agreed upon exchange rate and the spot rate at the time of settlement, for an agreed upon notional amount of funds. All NDFs have a fixing date and a settlement date. The fixing date is the date at which the difference between the prevailing market exchange rate and the agreed upon exchange rate is calculated. The settlement date is the date by which the payment of the difference is due to the party receiving payment. NDFs are commonly quoted for time periods of one month up to two years and are normally quoted and settled in U.S. dollars. They are often used to gain exposure to and/or hedge exposure to foreign currencies that are not internationally traded.

Swaps

An Underlying Fund may enter into equity, interest rate, index, currency rate and/or other types of swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an Underlying Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).

In a cleared transaction, performance of the transaction will be effected by a central clearinghouse rather than by the bank or broker that is the Underlying Fund’s original counterparty to the transaction. Swaps that are centrally cleared will be subject to the creditworthiness of the futures commission merchant and clearing organizations involved in the transaction. See “Derivative Transactions—Options and Futures” above for further information on cleared transactions. In respect of cleared swaps, regulations promulgated by the CFTC require that the clearing member notify the clearinghouse of the initial margin provided by the clearing member to the clearinghouse that is attributable to each customer. However, if the clearing member does not accurately report the Underlying Fund’s initial margin, the Underlying Fund is subject to the risk that a clearinghouse will use the assets attributable to it in the clearinghouse’s omnibus account to satisfy payment obligations a defaulting customer of the clearing member has to the clearinghouse.

Interest Rate, Mortgage and Credit Swaps

An Underlying Fund may enter into interest rate swaps. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying asset. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps

An Underlying Fund may enter into equity index swaps. Equity index swaps involve the exchange by an Underlying Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends. An Underlying Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps

An Underlying Fund may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the counterparty risk, i.e., the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity that involves special investment techniques and risks. Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Underlying Fund’s performance. If there is a default by the other party to such a transaction, the Underlying Fund will have contractual remedies pursuant to the agreements related to the transaction, but there is no guarantee that the Underlying Fund will succeed in enforcing contractual remedies.

Swaptions

An Underlying Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as “swaptions.” A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms.

Certain swap agreements into which an Underlying Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, the Underlying Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps consists of the net amount of the payments that the Underlying Fund is contractually obligated to make. If the other party to a swap defaults, the Underlying Fund’s risk of loss consists of the net amount of the payments that the Underlying Fund contractually is entitled to receive.

Limited Partnership Interests

Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments. When making Secondary Investments in such private equity Underlying Funds, the Fund will typically agree to purchase an investor’s existing limited partnership interest in an Underlying Fund, typically at a discount to net asset value, and take on existing obligations to fund future capital calls. Securities issued by private partnerships tend to be more illiquid, and highly speculative. Limited partnership and/or other interests or positions in Underlying Funds have not been and will not be registered under the Securities Act or any other securities laws in any jurisdiction.

Securities of other Investment Companies

The Fund may invest, subject to applicable regulatory limits, in the securities of other investment companies, including open-end management companies, closed-end management companies (including business development companies (“BDCs”)) and unit investment trusts. The Fund also may invest in ETFs, as described in additional detail under “ETFs and Other Exchange-Traded Investment Vehicles” below. Under the 1940 Act, subject to the Fund’s own more restrictive limitations, if any, the Fund’s investment in securities issued by other investment companies, subject to certain exceptions, currently is limited to: (1) 3% of the total voting stock of any one investment company; (2) 5% of the Fund’s total assets with respect to any one investment company; and (3) 10% of the Fund’s total assets in the aggregate (such limits do not apply to investments in money market funds). Exemptions in the 1940 Act or the rules thereunder may allow the Fund to invest in another investment company in excess of these limits. In particular, Rule 12d1-4 under the 1940 Act allows the Fund to acquire the securities of another investment company, including ETFs, in excess of the above limitations, subject to certain limitations and conditions on the Fund and the Adviser, including limits on control and voting of acquired funds’ shares, evaluations and findings by the Adviser and limits on most three-tier fund structures.

When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities. In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees and other operating expenses. Fees and expenses incurred indirectly by the Fund as a result of its investment in shares of one or more other investment companies generally are referred to as “acquired fund fees and expenses” and may appear as a separate line item in the Fund’s prospectus fee table. For certain investment companies, such as BDCs, these expenses may be significant. In addition, the shares of closed-end management companies may involve the payment of substantial premiums above, while the sale of such securities may be made at substantial discounts from, the value of such issuer’s portfolio securities. Historically, shares of closed-end funds, including BDCs, have frequently traded at a discount to their net asset value, which discounts have, on occasion, been substantial and lasted for sustained periods of time.

An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Company or any other government agency. Certain money market funds seek to preserve the value of their shares at $1.00 per share, although there can be no assurance that they will do so, and it is possible to lose money by investing in such a money market fund. A major or unexpected increase in interest rates or a decline in the credit quality of an issuer or entity providing credit support, an inactive trading market for money market instruments, or adverse market, economic, industry, political, regulatory, geopolitical, and other conditions could cause the share price of such a money market fund to fall below $1.00. It is possible that such a money market fund will issue and redeem shares at $1.00 per share at times when the fair value of the money market fund’s portfolio per share is more or less than $1.00. Other money market funds price and transact at a “floating” NAV that will fluctuate along with changes in the market-based value of fund assets. Shares sold utilizing a floating NAV may be worth more or less than their original purchase price.

ETFs and Other Exchange-Traded Investment Vehicles

The Fund may invest, subject to applicable regulatory limits, in the securities of ETFs and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (collectively, “exchange-traded investment vehicles”). When investing in the securities of exchange-traded investment vehicles, the Fund will be indirectly exposed to all the risks of the portfolio securities or other financial instruments they hold. The performance of an exchange-traded investment vehicle will be reduced by transaction and other expenses, including fees paid by the exchange-traded investment vehicle to service providers. ETFs are investment companies that are registered as open-end management companies or unit investment trusts. The limits that apply to the Fund’s investment in securities of other investment companies generally apply also to the Fund’s investment in securities of ETFs.

Shares of exchange-traded investment vehicles are listed and traded in the secondary market. Many exchange-traded investment vehicles are passively managed and seek to provide returns that track the price and yield performance of a particular index or otherwise provide exposure to an asset class (e.g., currencies or commodities). Although such exchange-traded investment vehicles may invest in other instruments, they largely hold the securities (e.g., common stocks) of the relevant index or financial instruments that provide exposure to the relevant asset class. The share price of an exchange-traded investment vehicle may not track its specified market index, if any, and may trade below its net asset value. An active secondary market in the shares of an exchange-traded investment vehicle may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions, or other reasons. There can be no assurance that the shares of an exchange-traded investment vehicle will continue to be listed on an active exchange.

Publicly Traded Equity Securities Risk

Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. Common stocks of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held directly or indirectly by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held directly or indirectly by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may directly or indirectly invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Other Publicly Listed Securities

The Fund may make investments in publicly listed companies whose primary business is managing investments in private markets and in publicly traded vehicles whose primary purpose is to invest in or lend capital to privately held companies.

Publicly traded private equity investments generally involve publicly listed companies that pursue the business of private equity investing, including listed private equity companies, listed funds of funds, BDCs, special purpose acquisition companies (“SPACs”), alternative asset managers, holding companies, investment trusts, closed-end funds, financial institutions and other vehicles whose primary purpose is to invest in, lend capital to or provide services to privately held companies.

Publicly traded private markets funds are typically regulated vehicles listed on a public stock exchange that invest in private markets transactions or funds. Such vehicles may take the form of corporations, BDCs, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, infrastructure, buyout or venture capital investments.

Publicly traded private equity investments may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Publicly traded private equity investments usually have an indefinite duration.

Publicly traded private equity investments occupy a small portion of the private equity universe, including only a few professional investors who focus on and actively trade such investments. As a result, relatively little market research is performed on publicly traded private markets companies, only limited public data may be available regarding these companies and their underlying investments, and market pricing may significantly deviate from published net asset value. This can result in market inefficiencies and may offer opportunities to specialists that can value the underlying private equity investments.

Publicly traded private equity investments are typically liquid and capable of being traded daily, in contrast to direct investments and private equity funds, in which capital is subject to lengthy holding periods. Accordingly, publicly traded private equity investments are significantly easier to execute than other types of private equity investments, giving investors an opportunity to adjust the investment level of their portfolios more efficiently.

Special Purpose Acquisition Companies

The Fund may invest in stock, warrants or other securities of SPACs or similar special purpose entities that pool funds to seek potential acquisition opportunities. Unless and until an acquisition is completed, a SPAC or similar entity generally maintains assets (less a portion retained to cover expenses) in a trust account comprised of U.S. Government securities, money market instruments, and cash. If an acquisition is not completed within a pre-established period of time, the invested funds are returned to the entity’s shareholders.

Because SPACs and similar entities are essentially blank-check companies without an operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. SPACs may allow shareholders to redeem their pro rata investment immediately after the SPAC announces a proposed acquisition, which may prevent the entity’s management from completing the transaction. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, SPACs may trade in the over-the-counter market and, accordingly, may be considered illiquid and/or be subject to restrictions on resale.

Private Investments in Public Equity

The Fund may invest in securities issued in private investments in public equity transactions, commonly referred to as “PIPEs.” A PIPE investment involves the sale of equity securities, or securities convertible into equity securities, in a private placement transaction by an issuer that already has outstanding, publicly traded equity securities of the same class.

Shares acquired in PIPEs are commonly sold at a discount to the current market value per share of the issuer’s publicly traded securities. Securities acquired in PIPEs generally are not registered with the SEC until after a certain period of time from the date the private sale is completed, which may be months and perhaps longer. PIPEs may contain provisions that require the issuer to pay penalties to the holder if the securities are not registered within a specified period. Until the public registration process is completed, securities acquired in PIPEs are restricted and, like investments in other types of restricted securities, may be illiquid. Any number of factors may prevent or delay a proposed registration. Prior to or in the absence of registration, it may be possible for securities acquired in PIPEs to be resold in transactions exempt from registration under the Securities Act. There is no guarantee, however, that an active trading market for such securities will exist at the time of disposition, and the lack of such a market could hurt the market value of the Fund’s investments. Even if the securities acquired in PIPEs become registered, or the Fund is able to sell the securities through an exempt transaction, the Fund may not be able to sell all the securities it holds on short notice and the sale could impact the market price of the securities.

Structured Solutions

The Fund also may gain exposure to Underlying Funds involving Secondary Investments structured as a preferred equity investment (“Structured Solutions”). Structured Solutions are self-originated transactions between the Fund and an Underlying Fund’s general partner in which the Fund will invest cash into an existing Underlying Fund in exchange for newly-issued interests in the Underlying Fund (i.e., the “preferred equity”). Structured Solutions are intended to provide for strong risk-adjusted return with meaningful downside protection.

Distressed Securities

The Fund or an Underlying Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund and/or Underlying Fund of the security in respect to which such distribution was made.

Consortium or Offsetting Investments

The Underlying Fund managers may work with other Underlying Fund managers to invest collectively in the same underlying company, which could result in increased concentration risk where multiple Underlying Funds in the Fund’s portfolio each invest in a particular underlying company. In addition, Underlying Funds may hold economically offsetting positions including, for example, where Underlying Funds have independently taken opposing positions (e.g., long and short) in an investment or due to hedging by Underlying Fund managers. To the extent that the Underlying Fund managers do, in fact, hold such offsetting positions, the Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Underlying Fund managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Underlying Fund manager may receive incentive compensation in respect of its portfolio for a period even though the Fund’s NAV may have decreased during such period. Furthermore, it is possible that from time to time, various Underlying Fund managers selected by the Adviser may be competing with each other for investments in one or more markets.

Zero Coupon and Paid-In-Kind (“PIK”) Bonds

The Fund may invest in zero coupon or PIK bonds. Because investors in zero coupon or PIK bonds receive no cash prior to the maturity or cash payment date applicable thereto, an investment in such securities generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments. Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.

Repurchase Agreements

The Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are economically similar to loans collateralized by the underlying security that is the subject of the repurchase contract. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Adviser, present minimal credit risk. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited. In addition, due to recent regulatory requirements imposed on repurchase agreements, the Fund’s ability to exercise contractual termination and cross-default rights may be limited, delayed or extinguished in the event of a counterparty’s (or its affiliate’s) insolvency. The Adviser will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Adviser will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

The SEC has finalized new rules requiring the central clearing of certain reverse repurchase transactions involving U.S. Treasuries. Compliance with these rules is expected to be required by the middle of 2027. Although the impact of these rules on the Fund is difficult to predict, these rules may reduce the availability or increase the costs of such transactions, which could make it more difficult for the Fund to execute certain investment strategies and may adversely affect the Fund’s performance.

Reverse Repurchase Agreements

The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to its investment restrictions and applicable law. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement. In addition, due to recent regulatory requirements imposed on reverse repurchase agreements, the Fund’s ability to exercise contractual termination and cross-default rights may be limited, delayed or extinguished in the event of a counterparty’s (or its affiliate’s) insolvency.

The SEC has finalized new rules requiring the central clearing of certain reverse repurchase transactions involving U.S. Treasuries. Compliance with these rules is expected to be required by the middle of 2027. Although the impact of these rules on the Fund is difficult to predict, these rules may reduce the availability or increase the costs of such transactions, which could make it more difficult for the Fund to execute certain investment strategies and may adversely affect the Fund’s performance.

Restricted Securities and Rule 144A Securities

The Fund may invest in “restricted securities,” which generally are securities that may be resold to the public only pursuant to an effective registration statement under the Securities Act or an exemption from registration. Regulation S under the Securities Act is an exemption from registration that permits, under certain circumstances, the resale of restricted securities in offshore transactions, subject to certain conditions, and Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), is an exemption that permits the resale of certain restricted securities to qualified institutional buyers. Since its adoption by the SEC in 1990, Rule 144A has facilitated trading of restricted securities among qualified institutional investors. To the extent restricted securities held by the Fund qualify under Rule 144A and an institutional market develops for those securities, the Fund expects that it will be able to dispose of the securities without registering the resale of such securities under the Securities Act. However, to the extent that a robust market for such 144A securities does not develop, or a market develops but experiences periods of illiquidity, investments in Rule 144A securities could increase the level of the Fund’s illiquidity.

Where an exemption from registration under the Securities Act is unavailable, or where an institutional market is limited, the Fund may, in certain circumstances, be permitted to require the issuer of restricted securities held by the Fund to file a registration statement to register the resale of such securities under the Securities Act. In such case, the Fund will typically be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Fund may be permitted to resell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, or the value of the security were to decline, the Fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists are priced by a method that the Adviser believes accurately reflects fair value.

Portfolio Turnover

Purchases and sales of portfolio investments may be made as considered advisable by the Adviser in the best interests of the Members. The Fund’s portfolio turnover rate may vary from year-to-year, as well as within a year. The Fund’s distributions of any profits or gains realized from portfolio transactions generally are taxable to Members as ordinary income. In addition, higher portfolio turnover rates can result in corresponding increases in portfolio transaction costs for the Fund.

For reporting purposes, the Fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio investments for the fiscal year by the monthly average of the value of the portfolio investments owned by the Fund during the fiscal year. In determining such portfolio turnover, all investments whose maturities at the time of acquisition were one year or less are excluded. A 100% portfolio turnover rate would occur, for example, if all of the investments in the Fund’s investment portfolio (other than short-term money market securities) were replaced once during the fiscal year. Portfolio turnover will not be a limiting factor should the Adviser deem it advisable to purchase or sell investments.

New Products

The financial markets continue to evolve and financial products continue to be developed. The Fund reserves the right to invest in new financial products as they are developed or become more widely accepted. As with any new financial product, these products will entail risks, including risks to which the Fund currently is not subject.

Artificial Intelligence:

Recent technological developments in, and the increasingly widespread use of, artificial intelligence, including machine learning technology and generative artificial intelligence such as ChatGPT (collectively “AI Technologies”) may pose risks to the Fund. For instance, the economy may be significantly impacted by the advanced development and increased regulation of AI Technologies. As AI Technologies are used more widely, the profitability and growth of the Fund’s holdings may be impacted, which could significantly impact the overall performance of the Fund. The legal and regulatory frameworks within which AI Technologies operate continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.

BOARD OF DIRECTORS AND OFFICERS

The Fund has a Board comprised of five Directors, three of whom are not “interested persons” (as defined in the 1940 Act) of the Fund. The Board is generally responsible for the management and oversight of the business and affairs of the Fund. The Directors formulate the general policies of the Fund, approve contracts, and authorize Fund officers to carry out the decisions of the Board. As investment adviser to the Fund, the Adviser may be considered part of the management of the Fund. The Directors and executive officers of the Fund are listed below together with information on their positions with the Fund, address, and year of birth, as well as their principal occupations during at least the past five years and their other current principal business affiliations. Date ranges refer to time with the indicated institution, and the person may have previously had positions different from the position(s) listed. Each of the Fund’s executive officers is an “interested person” of the Fund (as defined in the 1940 Act) as a result of his or her position(s) set forth below.

The Chairperson presides at Board meetings and may call a Board or committee meeting when he or she deems it necessary. The Chairperson participates in the preparation of Board meeting agendas and may generally facilitate communications among the Directors, and between the Directors and the Fund’s management, officers, and independent legal counsel, between meetings. The Chairperson may also perform such other functions as may be requested by the Board from time to time. The Board has established the two standing committees described below, and may form working groups or ad hoc committees as needed.

The Board believes this leadership structure is appropriate because it allows the Board to exercise informed and independent judgment, and allocates areas of responsibility among committees or working groups of Directors and the full Board in a manner that enhances effective oversight. The Board also believes that having a majority of Independent Directors is appropriate and in the best interest of the Members. The term “independent” Director refers to a Director who is not an “interested person” of the Fund as defined in section 2(a)(19) of the 1940 Act. The Board also believes that having interested persons serve as Directors brings both corporate and financial viewpoints of the Adviser that are significant elements in its decision-making process.

Mr. Ferragamo currently serves as the Chairperson of the Board and is an “interested person” of the Fund and the Adviser as defined in Section 2(a)(19) of the 1940 Act. The Directors have determined that having an interested chair is appropriate due to the Chairperson’s greater knowledge of, and involvement in, the operations of the Adviser, his personal and professional stake in the quality and continuity of the services provided to the Fund, and his ability to efficiently mobilize the Adviser’s resources at the Board’s behest and on its behalf, among other reasons. Mr. Garbin currently serves as the Lead Independent Director. The Lead Independent Director’s responsibilities include presiding at meetings of the Independent Directors; approving agendas and schedules of such meetings of the Board; facilitating communication with Independent Directors and the Board, management, service providers and committee chairs; and serving as the main contact for the Independent Directors.

The Board reviews its leadership structure at least annually and may make changes to it at any time, including in response to changes in the characteristics or circumstances of the Fund.

NAME AND YEAR OF BIRTH(1), (2)	POSITION(S) WITH THE FUND	LENGTH OF SERVICE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY DIRECTOR
INTERESTED DIRECTORS

Michael Ferragamo (1968)	Director; Chair of the Board	Since Inception	Head of Global Compliance and Risk for Ardian, member of Ardian Executive Committee	2	Ardian Access Secondary Infrastructure Fund (since 2025)

Wilfred Small (1988)	Director; President; Portfolio Manager	Since Inception	Senior Managing Director, Ardian	2	Ardian Access Secondary Infrastructure Fund (since 2025)

INDEPENDENT DIRECTORS

Jason Cipriani (1973)	Director; Chair of the Nominating and Governance Committee	Since Inception	Chief Executive Officer for Corrum Capital Management LLC (2013 – present).	2	Ardian Access Secondary Infrastructure Fund (since 2025)

Mark Garbin (1951)	Director; Lead Independent Director	Since Inception	Management Principal for Coherent Capital Management LLC (2008 – present).	2	Two Roads Shared Trust (since 2012); Northern Lights Fund Trust (since 2013); Northern Lights Variable Trust (since 2013); Forethought Variable Insurance Trust (since 2013); iDirect Private Markets Fund (since 2014); Carlyle Tactical Private Credit Fund (since March 2018); and Carlyle Credit Income Fund (since September 2023); Ardian Access Secondary Infrastructure Fund (since 2025)

Richard Goglia (1951)	Director; Chair of the Audit Committee	Since Inception	Independent Director and Chair of the Audit Committee for Natixis/Loomis Sayles mutual funds (2016 – present).	2	Loomis Sayles Funds I (since 2015); Loomis Sayles Funds II (since 2015); Natixis Funds Trust I (since 2015); Ardian Access Secondary Infrastructure Fund (since 2025)

1	Each Director serves an indefinite term, until his or her successor is elected.
2	The business address for each Director is 1370 Avenue of the Americas, New York, NY 10019.

In addition to Mr. Small, who serves as President of the Fund, other officers of the Fund are shown below:

NAME AND YEAR OF BIRTH(1)	POSITION(S) WITH THE FUND	LENGTH OF SERVICE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
Edward Hickes (1987)	Chief Compliance Officer	Since Inception	CCO for Ardian US LLC (since 2023); Compliance Officer and Deputy CCO for Ardian US LLC (2017 – 2023)

Aymeric Lepeu (1975)	Treasurer	Since Inception	CFO / COO / Executive Board Member Ardian US LLC (2007 – present); CFO / Executive Board Member for Ardian Canada Inc (2022 – present); CFO / Executive Board Member for Ardian Chile S.P.A. (2012 – present); Officer for Ardian Canada Inc. (since 2025).

Alfred Miranda (1986)	Vice President	Since Inception	Managing Director for Ardian US LLC (since 2018).

Côme Tauveron (1988)	Secretary	Since Inception	Managing Lawyer for Ardian Canada (August 2025 – present); Senior Lawyer for Ardian France (2021 – August 2025); Legal Counsel for PROPARCO (Private Equity) (2018 – 2021).

1	The business address for each officer is 1370 Avenue of the Americas, New York, New York 10019.

Each Director of the Fund serves until the next meeting of Members called for the purpose of electing Directors and until the election and qualification of his or her successor or until he or she dies, resigns, or is removed. An interested Director of the Fund shall no longer serve as a Director if or when they are no longer an employee of an affiliate of Ardian US LLC.

The Chairperson is elected to hold such office until their successor is elected and qualified to carry out the duties and responsibilities of their office, or until he or she retires, dies, resigns, is removed, or becomes disqualified.

The President, Treasurer, and Secretary and such other officers as the Directors may in their discretion from time to time elect shall hold such office until their respective successors shall have been chosen and qualified.

Each officer and the Chairperson shall hold office at the pleasure of the Directors.

Additional Information About the Directors

In addition to the information set forth above, the following specific experience, qualifications, attributes, and skills apply to each Director. Each Director was appointed to serve on the Board based on his or her overall experience and the Board did not identify any specific qualification as all-important or controlling. The information in this section should not be understood to mean that any of the Directors is an “expert” within the meaning of the federal securities laws.

Jason Cipriani. Mr. Cipriani is the Chief Executive Officer of Corrum Capital Management LLC and is a voting member of the firm’s Investment Committee. Prior to founding Corrum Capital, Mr. Cipriani was at Bank of America with responsibility for the company’s alternative investments portfolio. Mr. Cipriani previously held other roles within Bank of America’s Global Corporate and Investment Bank. Prior to joining Bank of America, he held various corporate finance positions at Paramount/VIACOM, Time Warner Cable and PL Industries.

Michael Ferragamo. Mr. Ferragamo serves as the head of Global Compliance and Risk for Ardian and is a member of the Executive Committee. Mr. Ferragamo joined Ardian in 2004. He began his professional career in New York and gained experience as a compliance officer within different companies such as New York Life Insurance Company, Credit Suisse First and NASD Regulation Inc. From 1996 to 1997, he was a financial analyst at Union Bank of Switzerland and from 1990 to 1996, a money market foreign exchange broker at Lasser Marshall Inc. He holds a JD from Brooklyn Law School and is a member of New York State Bar. He also holds a Bachelor’s degree in Business Administration/Finance from Marist College.

Mark Garbin. Mr. Garbin has over 30 years of experience in corporate balance sheet and income statement risk management for large asset managers. Mr. Garbin has extensive derivatives experience and has provided consulting services to alternative asset managers. Mr. Garbin holds both a Chartered Financial Analyst (“CFA”) and Professional Risk Manager (“PRM”) designation and has earned and holds advanced degrees in international business, negotiation and derivatives.

Richard Goglia. Mr. Goglia currently serves as an Independent Director and Chair of the Audit Committee for Natixis/Loomis Sayles mutual funds. Mr. Goglia retired at the end of March 2015 as Vice President and Treasurer of Raytheon Company. He joined Raytheon Company in 1997, prior to which he spent 16 years with General Electric Company and GE Capital where his last assignment was as Senior Vice President of GE Capital in its Corporate Finance Group. He holds an advanced degree in finance.

Wilfred Small. Mr. Small joined Ardian in 2011 and is a Senior Managing Director and member of the Ardian Secondary Fund Management Committee. He serves as Co-Head of US Secondaries & Primaries and is primarily engaged in the origination and evaluation of investments in North America, where he plays a leading role in developing Ardian’s secondaries and primaries business. Mr. Small also serves as a portfolio manager of the Fund.

Board Committees and Meetings

During the year ended March 31, 2026, the full Board held four regular meetings and two special meetings.

Audit Committee

The Board has an Audit Committee consisting of all of the Independent Directors. Mr. Goglia serves as the Chairperson of the Audit Committee. Under the terms of its charter, the Audit Committee: (a) oversees the Fund’s accounting and financial reporting processes, its internal control over financial reporting and, as the Audit Committee deems appropriate, to inquire into the internal control over financial reporting of certain service providers; (b) oversees the quality and integrity of the Fund’s financial statements and the independent audit thereof; (c) oversees, or, as appropriate, assists Board oversight of, the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent audits; (d) approves, prior to appointment, the engagement of the Fund’s registered public accounting firm and reviews and evaluates the qualifications, independence and performance of the Fund’s auditor; (e) approves any audit and non-audit services, including any non-audit services provided to the Fund’s investment adviser and to any affiliate of the investment adviser regarding the operations and financial reporting of the Fund, in accordance with the policy set forth in the Audit Committee’s charter; (f) acts as a liaison between the Fund’s independent public accountant and the full Board; (g) oversees or, as appropriate, assists Board oversight of the Fund’s processes for the valuation of its assets, including with respect to the fair valuation of assets; and (h) performs such other functions as the Board may from time to time assign to the Audit Committee.

During the year ended March 31, 2026, the Audit Committee held four meetings.

Nominating and Governance Committee

The Board has a Nominating and Governance Committee consisting of all of the Independent Directors. Mr. Cipriani serves as the Chairperson of the Nominating and Governance Committee. Under the terms of its charter, the Nominating and Governance Committee is empowered to perform a variety of functions on behalf of the Board, including to: (i) make nominations for Independent Director membership on the Board when necessary; (ii) consider nominee candidates proposed for the Board properly submitted in accordance with the Committee’s charter; (iii) review periodically board governance practices and procedures and any recommendations of the Chief Compliance Officer of the Fund relating thereto, and to recommend to the Board any changes it may deem appropriate; (iv) review periodically Director compensation and to recommend to the Board members any changes it may deem appropriate; (v) review on an annual basis committee chair assignments and committee assignments, the responsibilities of each committee of the Board, whether there is continuing need for each committee, and whether there is a need for any additional committees of the Board or changes to existing committees of the Board; (vi) plan and administer the Board’s annual self-evaluation process; (vii) consider the structure, operations and effectiveness of the Nominating and Governance Committee annually; (viii) evaluate on at least an annual basis the independence of counsel to the Independent Directors; and (ix) perform such other functions as the Board may from time to time assign to the Nominating and Governance Committee. It is the policy of the Nominating and Governance Committee to consider nominees recommended by Members. Members who would like to recommend nominees to the Nominating and Governance Committee should submit the candidate’s name and background information in a sufficiently timely manner (and in any event, no later than the date specified for receipt of Member recommendations in any applicable proxy statement of the Fund) and should address their recommendations to the attention of: Ardian Access Nominating and Governance Committee, at c/o 1370 Avenue of the Americas New York, NY 10019.

During the year ended March 31, 2026, the Nominating and Governance Committee held one meeting.

Risk Oversight

As a registered investment company, the Fund is subject to a variety of risks, including, among others, investment risks, financial risks, compliance risks, and operational risks. The Adviser has primary responsibility for the Fund’s risk management on a day-to-day basis as part of its overall responsibilities. The Adviser and the Fund’s Chief Compliance Officer also assist the Board in overseeing the significant investment policies of the Fund and monitor the various compliance policies and procedures approved by the Board as a part of its oversight responsibilities.

In discharging its oversight responsibilities, the Board considers risk management issues throughout the year by reviewing regular reports prepared by the Adviser and the Fund’s Chief Compliance Officer, as well as special written reports or presentations provided on a variety of risk issues, as needed. For example, the Adviser reports to the Board quarterly on the investment performance of the Fund, the financial performance of the Fund, overall market and economic conditions, and legal and regulatory developments that may impact the Fund. The Fund’s Chief Compliance Officer, who reports directly to the Independent Directors, provides presentations to the Board at its quarterly meetings and an annual report to the Board concerning (i) compliance matters relating to the Fund, the Adviser and the Fund’s other key service providers; (ii) regulatory developments; (iii) business continuity programs; and (iv) various risks identified as part of the Fund’s compliance program assessments. The Fund’s Chief Compliance Officer also meets at least quarterly in executive session with the Independent Directors and communicates significant compliance-related issues and regulatory developments to the Audit Committee between Board meetings.

In addressing issues regarding the Fund’s risk management between meetings, appropriate representatives of the Adviser communicate with the Chairperson of the Fund, the Chairperson of the Audit Committee, or the Fund’s Chief Compliance Officer. As appropriate, the Directors confer among themselves, or with the Fund’s Chief Compliance Officer, the Adviser, other service providers, and independent legal counsel, to identify and review risk management issues that may be placed on the full Board’s agenda.

The Board also relies on its committees to administer the Board’s oversight function. The Audit Committee assists the Board in reviewing with the Adviser and the Fund’s independent auditors, at various times throughout the year, matters relating to the annual audits, financial accounting and reporting matters, and the internal control environment at the service providers that provide financial accounting and reporting for the Fund. The Audit Committee also meets annually with representatives of the Adviser’s Corporate Audit Department to review the results of internal audits of relevance to the Fund. This and the Board’s other committees present reports to the Board that may prompt further discussion of issues concerning the oversight of the Fund’s risk management. The Board may also discuss particular risks that are not addressed in the committee process.

Ownership of Securities by Board

	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Independent Directors
Jason Cipriani	> $100,000	> $100,000
Mark Garbin	$50,001–$100,000	$50,001–$100,000
Richard Goglia	$10,001–$50,000	$10,001–$50,000
Interested Directors
Michael Ferragamo	None	None
Wilfred Small	None	None

As of December 31, 2025, the Fund’s directors and officers as a group owned beneficially less than 1% of the outstanding Units of the Fund.

Independent Director Ownership of Securities

None of the Independent Directors (or their immediate family members) owns securities of the Adviser or the Distributor.

Compensation of Board

In consideration of the services rendered by the Independent Directors, the Fund pays an annual retainer of $75,000 to each Independent Director.1 The Directors who are “interested persons,” as defined in the 1940 Act, of the Fund and the Fund’s officers do not receive compensation from the Fund. The Directors do not receive any pension or retirement benefits.

The following table sets forth the compensation paid to the Fund’s Directors for the year ended March 31, 2026.

	Aggregate Compensation from the Fund	Total Compensation from the Fund and Fund Complex Paid to Directors
Independent Directors
Jason Cipriani	$65,000	$68,320
Mark Garbin	$65,000	$68,320
Richard Goglia	$65,000	$68,320
Interested Directors
Michael Ferragamo	None	None
Wilfred Small	None	None

[1]	Effective April 1, 2026, the annual retainer for Independent Directors increased to $75,000. For the year ended March 31, 2026, the Independent Directors were paid an annual retainer of $65,000.

CODES OF ETHICS

The Fund and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act, which is designed to prevent affiliated persons of the Fund and the Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced. The Distributor is not required to adopt a code of ethics under Rule 17j-1 with respect to the Fund, pursuant to an exception for principal underwriters under Rule 17j-1(c)(3).

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC. The codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov, and may be obtained after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Adviser

Ardian US LLC serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act. The Adviser is a subsidiary of Ardian Holding and has been registered as an investment adviser with the SEC since 2004.

Subject to the general supervision of the Board, and in accordance with the investment objective and policies of the Fund, the Adviser is expected to provide for the day-to-day management of the Fund’s portfolio of securities. In addition, the Adviser maintains responsibility for a number of other important obligations, including, among other things, board reporting and oversight of the Fund’s other service providers. The Adviser also provides advice and recommendations to the Board, and performs such review and oversight functions as the Board may reasonably request, as to the continuing appropriateness of the investment objective, strategies, and policies of the Fund, valuations of portfolio securities, and other matters relating generally to the investment program of the Fund.

In rendering investment advisory services to the Fund, the Adviser expects to use portfolio management, research and other resources of foreign (non-U.S.) affiliates of the Adviser through a “participating affiliate” arrangement, as that term is used in “no-action” guidance issued by the staff of the SEC. This guidance allows U.S. registered investment advisers to use portfolio management or research resources of non-registered advisory affiliates, subject to the supervision of the registered investment adviser and other conditions.

The investment management agreement by and between the Fund and the Adviser (the “Investment Management Agreement”), unless otherwise terminated, will continue in effect for two years from the date of effectiveness of such agreement, and from year to year thereafter, so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Independent Directors of the Fund, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) and is terminable without penalty (i) at any time for cause or by agreement of the parties or (ii) by either party upon sixty days’ written notice to the other party. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual or semiannual report to Members.

The Investment Management Agreement provides that, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties thereunder, the Adviser, including its officers, directors and partners, will not be liable to the Fund or to any Member, officer, director, partner or Director of the Fund, for any act or omission in the course of, or connected with, rendering services thereunder. The Investment Management Agreement also provides for indemnification by the Fund to the Adviser for any action reasonably taken or omitted to be taken by the Adviser in its capacity as investment adviser in reasonable reliance upon any document, certificate or instrument which the Adviser reasonably believes to be genuine and to be signed or presented by the proper person or persons.

In consideration of the advisory and other services provided by the Adviser to the Fund under the Investment Management Agreement, the Fund (and, for the avoidance of doubt, not any Subsidiary) will pay the Adviser a monthly investment management fee (the “Management Fee”) equal to 1.50% on an annualized basis of the Fund’s net asset value (including, for the avoidance of doubt, assets held in a Subsidiary) as of the last day of the month. The Management Fee is paid to the Adviser out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. To the extent the Adviser receives advisory fees from a Subsidiary, the Adviser will not receive compensation from the Fund in respect of the assets of the Fund that are invested in the Subsidiary.

A portion of the Management Fee may be paid to brokers or dealers that assist in the distribution of Units.

For the year ended March 31, 2026, the Fund incurred no Management Fees, as the Management Fees were waived under a fee waiver/expense deferral agreement between the Fund and the Adviser. The fee waiver/expense deferral agreement expired as of July 31, 2026. For the year ended March 31, 2026, the Adviser reimbursed Fund operating expenses in the amount of $3,156,145. As of March 31, 2026, the Adviser had recouped the full amount of reimbursed expenses. Management Fees waived were not subject to recoupment.

The Administrator

The Fund has entered into a Master Services Agreement with Ultimus Fund Solutions, LLC (the “Administrator”) under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s net asset values and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator fees based on the average monthly net asset value of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees and fees for additional optional services. The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund.

For the year ended March 31, 2026, the Fund incurred fund accounting and administration fees of $525,142.

Conflicts of Interest

The portfolio managers may manage separate accounts or other pooled investment vehicles that may have materially higher or different fee arrangements than the Fund and may also be subject to performance-based fees. The side-by-side management of these separate accounts and pooled investment vehicles may raise potential conflicts of interest relating to cross-trading and the allocation of investment opportunities. In addition, certain Ardian funds have priority rights with respect to particular Secondary Investments that also fall within the investment policies of other Ardian funds, and a significant percentage (generally 70%) of the deal flow of Secondary Investments will be allocated to a sub-set of Ardian funds, at the exclusion of other eligible Ardian funds, including the Fund (which together generally will be allocated the remaining 30%), subject to the respective Ardian investment manager applying certain agreed upon allocation factors (the “Allocation Priority Policy”). The Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. The Adviser seeks to provide best execution of all securities transactions and to allocate investments to client accounts in a fair and reasonable manner, taking into account the Allocation Priority Policy. To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Compensation of the Portfolio Managers

Ardian’s compensation program for its investment professionals is comprised of salary, bonus, and deferred bonus; the proportion of each component out of the total compensation varies with seniority. For senior members of the team, compensation emphasizes long-term incentives, such as the long-term cash bonus. Additionally, most of the investment professionals participate in the carry programs of Ardian secondary funds, typically requiring a personal investment. Lastly, through management company shareholding, many of the employees may benefit from the overall success of the firm’s investment management activities in the long-term.

Other Accounts Managed by the Portfolio Managers

The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s primary portfolio managers and assets under management in those accounts, as of March 31, 2026.

	Number of Accounts Managed	Total Assets Managed (in million $)	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based (in million $)
Mark Benedetti
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	258	105,125	112	87,859
Other Accounts	6	2,275	4	1,845
Vladimir Colas
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	258	105,125	112	87,859
Other Accounts	6	2,275	4	1,845
Daryl Li
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	228	94,454	98	77,959
Other Accounts	6	2,275	4	1,845
Alexandre Motte
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	36	8,402	19	8,092
Other Accounts	0	0	0	0
Marie-Victoire Rozé
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	217	90,796	94	74,405
Other Accounts	6	2,275	4	1,845

Jan Philipp Schmitz
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	223	94,414	96	77,925
Other Accounts	6	2,275	4	1,845
Wilfred Small
Registered Investment Companies	None	None	None	None
Other Pooled Investment Vehicles	202	87,161	87	70,828
Other Accounts	6	2,275	4	1,845

Ownership of Securities by Portfolio Managers

The following table sets forth the dollar range of equity securities beneficially owned by each Portfolio Manager in the Fund as of March 31, 2026.

Portfolio Manager	Dollar Range of Equity Securities in the Fund
Mark Benedetti	None
Vladimir Colas	None
Daryl Li	None
Alexandre Motte	None
Marie-Victoire Rozé	None
Jan Philipp Schmitz	None
Wilfred Small	None

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATION

Investment Decisions and Portfolio Transactions

Pursuant to the Investment Management Agreement, the Adviser determines, subject to the general supervision of the Board and in accordance with the Fund’s investment objective and restrictions, which securities are to be purchased and sold by the Fund and which brokers are to be eligible to execute its portfolio transactions. The Adviser operates independently in providing services to its clients. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, for example, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. It also happens that two or more clients may simultaneously buy or sell the same security, in which event each day’s transactions in such security are, insofar as possible, averaged as to price and allocated between such clients in a manner which in the opinion of the Adviser is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

On behalf of the Fund, the Adviser places orders for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Fund unless otherwise prohibited. See “Investment Strategies and Policies.” In some instances, the Fund will acquire interests in an Underlying Fund directly from the Underlying Fund (or indirectly through a blocker that holds interests in the Underlying Fund), and such purchases by the Fund, if any, will be subject to various legal expenses, but may be, but are generally not, subject to broker expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions (including investments in Underlying Funds by the Fund) may be subject to broker expenses.

On those occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other customers, including other funds, the Adviser, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Fund. In some instances, the allocation procedure might not permit the Fund to participate in the benefits of the aggregated trade.

Best Execution

Because the Adviser expects that most of the Fund’s purchases of securities will be made directly in privately negotiated transactions, the Adviser expects to engage in transactions using a broker on a more limited basis in the normal course of business. Subject to policies established by the Board, the Adviser is primarily responsible for the execution of the publicly traded securities portion of the Fund’s portfolio transactions and the allocation of brokerage. In selecting brokers or dealers to execute portfolio transactions, the Adviser seeks to obtain the best price and most favorable execution for the Fund, taking into account a variety of factors including: (i) the size, nature and character of the security or instrument being traded and the markets in which it is purchased or sold; (ii) the desired timing of the transaction; (iii) the Adviser’s knowledge of the expected commission rates and spreads currently available; (iv) the activity existing and expected in the market for the particular security or instrument, including any anticipated execution difficulties; (v) the full range of brokerage services provided; (vi) the broker’s or dealer’s capital; (vii) the quality of research and research services provided; (viii) the reasonableness of the commission, dealer spread or its equivalent for the specific transaction; and (ix) the Adviser’s knowledge of any actual or apparent operational problems of a broker or dealer. The Adviser does not expect to have any soft-dollar arrangements with any broker.

For the fiscal year ended March 31, 2026, there were no brokerage commissions paid by the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

The Board has selected PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017, as the independent registered public accountant for the Fund.

Ropes & Gray LLP, One Maritime Plaza, Suite 1800, 300 Clay Street, San Francisco, CA 94111, serves as counsel to the Fund.

CUSTODIAN

JPMorgan Chase Bank, N.A. (“JPMorgan” or the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 383 Madison Ave., New York, NY 10017.

JPMorgan also serves as portfolio administrator to the Fund pursuant to a separate Portfolio Administration Agreement. Under this agreement, JPMorgan will provide the Fund various portfolio administrative services, including but not limited to capital call and distribution processing, roll-forward valuation services, document management services, ad-hoc consulting services and certain cashflow and other data analytics services. JPMorgan’s principal office is 4 Chase Metrotech Center, Brooklyn, NY 11245.

ORGANIZATION AND MANAGEMENT OF WHOLLY-OWNED SUBSIDIARIES

The Fund has made certain investments through one or more wholly-owned subsidiaries organized as Delaware limited liability companies (or organized as another entity type) that are taxed as a corporation for U.S. federal income tax purposes (each, a “Corporate Subsidiary”) and expects to make future investments through the Corporate Subsidiaries. The Fund may also invest all or a portion of its remaining assets in one or more other wholly-owned subsidiaries organized as Delaware limited liability companies (or organized as other entity types) that are disregarded entities for U.S. federal income tax purposes (such subsidiaries, along with the Corporate Subsidiary, the “Subsidiaries”). The Subsidiaries have the same investment objective and strategies as the Fund and, like the Fund, are managed by the Adviser.

The Subsidiaries are overseen by their own board of managers and, as discussed further below, are not registered under the 1940 Act. However, the Subsidiaries are directly or indirectly wholly-owned and controlled by the Fund and the Fund’s Board oversees the investment activities of the Fund, including its investments in the Subsidiaries, and the Fund’s role as sole member of each Subsidiary. The Adviser is responsible for management of the Subsidiaries.

A Subsidiary’s board of managers may, but is not required to, have the same composition as the Fund’s Board.

A Subsidiary may enter into an investment management agreement with Ardian US LLC for the provision of advisory services. Under these agreements, Ardian US LLC provides the Subsidiaries with the same type of advisory services, under substantially the same terms, as are provided to the Fund.

The Subsidiaries will enter into contracts for the provision of custody services and fund administration and accounting services with the same service providers who provide those services to the Fund. The Subsidiaries bear the fees and expenses incurred in connection with the services that it receives pursuant to each of these separate agreements and arrangements. The Fund expects that the expenses borne by the Subsidiaries will not be material in relation to the value of the Fund’s assets.

For purposes of adhering to the Fund’s compliance policies and procedures, the Adviser treats the assets of the Subsidiaries as if the assets were held directly by the Fund. The Chief Compliance Officer of the Fund makes periodic reports to the Fund’s Board regarding the management and operations of the Subsidiaries.

The financial information of each Subsidiary is consolidated into the Fund’s financial statements, as contained within the Fund’s registration statement and annual and semiannual reports that will be provided to Members.

By investing in the Subsidiaries, the Fund is indirectly exposed to the risks associated with each Subsidiary’s investments. The Underlying Funds and other investments held by the Subsidiaries are subject to the same risks that would apply to similar investments if held directly by the Fund. The Subsidiaries are subject to the same principal risks to which the Fund is subject (as described in the Fund’s prospectus). There can be no assurance that the investment objective of the Subsidiaries will be achieved. The Subsidiaries are not registered under the 1940 Act, but the Subsidiaries will comply with certain sections of the 1940 Act and be subject to the same policies and restrictions as the Fund. The Fund wholly owns and controls the Subsidiaries, and the Fund and the Subsidiaries are managed by Ardian US LLC, making it unlikely that the Subsidiaries will take action contrary to the interests of the Fund and Members. The Fund’s Board has oversight responsibility for the investment activities of the Fund, including its investment in the Subsidiaries, and the Fund’s role as sole member of each Subsidiary. In managing each Subsidiary’s investment portfolio, Ardian US LLC manages each Subsidiary’s portfolio in accordance with the Fund’s investment policies and restrictions.

The Adviser, as it relates to the Subsidiaries, complies with provisions of the 1940 Act relating to investment advisory contracts under Section 15 as an investment adviser to the Fund under Section 2(a)(20) of the 1940 Act.

Changes in the tax laws of the United States, the State of Delaware or other applicable governing jurisdiction could result in the inability of the Subsidiary to operate as described in the prospectus and this SAI and could adversely affect the Subsidiary and its members.

PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated its proxy voting responsibility to the Adviser. The Adviser will vote such proxies in accordance with its proxy policies and procedures (which include policies and procedures relating to waiving “voting rights,” as such term is interpreted under the 1940 Act, with respect to the Fund and/or its Subsidiaries to avoid potential affiliation issues under the 1940 Act). Copies of the Adviser’s proxy policies and procedures are included as Appendix A to this SAI. The guidelines are reviewed periodically by the Adviser and the Independent Directors and, accordingly, are subject to change.

It is the policy of the Fund to delegate the responsibility for voting proxies relating to portfolio securities held by the Fund to the Adviser as a part of the Adviser’s general management of the Fund’s portfolio, subject to the continuing oversight of the Board. The Board has delegated such responsibility to the Adviser and directs the Adviser to vote proxies relating to portfolio securities held by the Fund consistent with its proxy voting policies and procedures. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with its proxy voting policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Fund.

The right to vote a proxy with respect to portfolio securities held by the Fund is an asset of the Fund. The Adviser, to which authority to vote on behalf of the Fund is delegated, acts as a fiduciary of the Fund and must vote proxies in a manner consistent with the best interest of the Fund and its Members. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 833-601-2677, or (ii) by visiting the SEC’s website at http://www.sec.gov.

CONTROL PERSONS AND PRINCIPAL MEMBERS

Members who beneficially own more than 25% of the outstanding voting securities of the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

As of July 2, 2026, to the knowledge of the Fund, the following persons owned of record 5% or more of each class of outstanding Units of the Fund.

Class	Unitholder Name and Address	Percentage Owned
D	AULIS & CO., LLC AS NOMINEE FOR E74016008 4 CHASE METROTECH CENTER, 18TH FL BROOKLYN, NY 11245	100.0% Record

I	ARDIAN US LLC 1370 AVENUE OF THE AMERICAS NEW YORK, NY 10019	6.65% Record

I	AULIS & CO., LLC AS NOMINEE FOR E74016008 4 CHASE METROTECH CENTER, 18TH FL BROOKLYN, NY 11245	70.09% Record
J	AULIS & CO., LLC AS NOMINEE FOR E74016008 4 CHASE METROTECH CENTER, 18TH FL BROOKLYN, NY 11245	99.96% Record

CONSOLIDATED FINANCIAL STATEMENTS

The audited consolidated financial statements and related report of PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, are contained in the Fund’s annual report to Members and are hereby incorporated by reference thereto. No other portions of the Fund’s annual report will be incorporated by reference. A copy of the Fund’s annual report may be obtained without charge by contacting can be obtained upon request and without charge by writing to the Fund at Ardian Access LLC, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, OH 45246, or by calling 833-601-2677, or on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Units offered hereby, has been filed by the Fund with the SEC. The Prospectus and this SAI do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Units offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed and copied on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

APPENDIX A – PROXY VOTING POLICIES AND PROCEDURES

ARDIAN US

Proxy Voting Policies and Procedures

In our capacity as the investment adviser and manager of the ARDIAN US funds, the situation may arise where the Firm has proxy voting authority with respect to the securities belonging to our clients. When exercising proxy voting authority on behalf of our funds, our overall objective is to vote proxies in the best interests of the clients and, in so doing, to maximize the value of their investments, taking into consideration the investment horizon and objectives of the client and other relevant factors. Similarly, with respect to any clients subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) who have delegated voting authority to us, we vote proxies in the sole interest of the plan participants and beneficiaries as required by the proxy voting guidelines of the Department of Labor’s Interpretive Bulletin on the subject.

We view good corporate governance as making an important contribution to overall corporate performance and long-term investment returns. Shareholders are in a position to positively influence and protect the affairs of a corporation in which they invest by exercising their rights to vote.

This document sets forth the policies and procedures we have adopted in order to meet these overall objectives. We are committed to following these policies and procedures in most situations, but special circumstances may arise that necessitate a different approach. A copy of this document is available to any clients upon request. Our policies and procedures address the following areas:

•	The personnel responsible for monitoring the corporate actions of the issuers who send us proxy voting materials, deciding how to vote the proxies and ensuring that proxies are submitted on time;

•	The basis on which decisions are made regarding whether and how to vote proxies depending on the nature of the matter under consideration by the shareholders;

•	The approach to addressing material conflicts of interest that may arise between Ardian and our clients when voting proxies and how we resolve those conflicts in the best interests of our clients;

•	The books and records that we maintain in order to have available accurate records of our proxy voting; and

•	The means by which the funds and their investors may obtain information about proxy voting.

We will apply our proxy voting policies and procedures to voting securities of publicly traded companies and, to the extent applicable, to analogous actions taken with respect to investments made in private companies.

General Procedures

Monitoring Corporate Actions

When we receive proxy voting materials (or similar voting/solicitation notices), they may initially be transmitted by the company’s corporate secretary or transfer agent to the ARDIAN US representative who is designated to receive notices in the agreements governing the client’s investment. This person is responsible for logging in and reviewing the materials, making a record of the proposals contained in the proxy statement, determining which funds or other clients hold securities of the issuer and confirming with our records department the number of securities held by each fund or other client. If the recipient of the notice is not the manager responsible for the portfolio investment in question, he will consult with the manager before determining how the client’s vote should be cast. The notice recipient will also be responsible for ensuring that the voting deadline is met.

Determination of Voting Decisions

Decisions on how to vote a proxy generally are made by the portfolio manager responsible for the investment as the person most likely to have the greatest and most current knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general proposition that proxies are to be voted in the best interests of clients. Often, but by no means always, this will mean voting as recommended by management provided the portfolio manager considers the proposal to be reasonable by industry standards and not for the purpose of management entrenchment or involving a conflict of interest between management and the best interests of the shareholders. In addition, the portfolio manager may determine not to vote a proxy if, for instance, the cost of voting a proxy outweighs its expected benefit to clients, after considering factors such as (1) the subject matter of the vote; (2) the amount of time that the relevant fund or other client anticipates holding the investment; and (3) the practical issues associated with voting proxies for foreign companies where personal attendance at shareholder meetings may be required.

Communication of Decision

After deciding whether and how to vote the proxy, the portfolio manager will then submit the vote and send completed copies of the proxy materials to the person responsible for keeping the records, including, if applicable, a written summary of the reasons for making a particular determination on how the proxy should be voted.

Engagement of Proxy Advisers

Where the Chief Compliance Officer deems appropriate, unaffiliated third parties may be used to help resolve conflicts or to otherwise assist the Firm in fulfilling all or part of its voting obligations. In this regard, the Firm may retain independent fiduciaries, consultants, or professionals (collectively, “Proxy Advisers”) to assist with voting decisions and/or to which voting and/or consent powers may be delegated. In determining whether to engage (and whether to continue to retain) a Proxy Adviser, the Chief Compliance Officer will evaluate whether the Proxy Adviser has the capacity and competency to adequately analyze the matters for which the Firm is responsible for voting, considering such factors as the Chief Compliance Officer deems appropriate, which may include, among other things:

•	the quality of the Proxy Adviser’s staffing and personnel;

•	the technology and information used to form the basis of the Proxy Adviser’s voting recommendations;

•	the processes and methodologies the Proxy Adviser uses in formulating its voting recommendations, including when and how the Proxy Adviser engages with issuers and third parties;

•	the adequacy of the Proxy Adviser’s disclosure of its processes and methodologies; and

•

the Proxy Adviser’s policies for identifying, disclosing and addressing potential conflicts of interest, including conflicts that generally arise from providing proxy voting recommendations, proxy services, and related activities.

In the event the Firm retains a Proxy Adviser, the Chief Compliance Officer will be responsible for:

•	Conducting ongoing oversight of the Proxy Adviser to ensure the Proxy Adviser continues to vote proxies in the best interest of the funds;

•

Requesting a Proxy Adviser keep the Firm apprised of any changes or updates to the Proxy Adviser’s business so the Firm can determine whether such changes or updates are relevant to an assessment of the Proxy Adviser’s ability to provide its services;

•	Confirming the Proxy Adviser has complied with the Firm’s guidelines with respect to voting; and

•	Determining that the Proxy Adviser has the capacity and competency to adequately analyze proxy issues by providing materially accurate information.

In addition, if the Chief Compliance Officer becomes aware of potential factual errors, potential incompleteness, or potential methodological weaknesses (collectively, “Errors”) in a Proxy Adviser’s analysis that may materially affect one or more votes, the Chief Compliance Officer shall take reasonable steps to investigate the matter and confirm that the Proxy Adviser’s voting determinations are not based on Errors. As part of such investigation, the Chief Compliance Officer shall consider any information that the Chief Compliance Officer deems appropriate, which may include, among other things:

•	the Proxy Adviser’s process for ensuring that it has complete and accurate information about the issuer and each particular matter;

•	the Firm’s ability, if any, to access the issuer’s views about the Proxy Adviser’s voting recommendations;

•	the Proxy Adviser’s efforts to correct any identified material deficiencies;

•	the Proxy Adviser’s disclosure regarding the sources of information and methodologies used in formulating voting recommendations and executing voting instructions; and

•	the Proxy Adviser’s consideration of factors unique to specific issuers and proposals when evaluating matters subject to a shareholder vote.

Subject Matter Considerations

Determinations on how to vote proxies will depend largely on the subject matter at issue. When determining how to vote proxies, the portfolio manager will be guided by the general policies set forth below. These general policies are intended to promote a consistent approach to proxy voting. We will, however, periodically review these policies and procedures and they may be updated as a result.

We view proxy subject matters as falling within the general categories described below.

Company Management

Proxy votes on company management include matters relating to the election of a company’s board of directors and the appointment of its independent auditors. We generally oppose placing restrictions on the business judgment of management. We generally will vote in support of management’s slated board of directors. We may choose not to support such directors, however, when special circumstances necessitate that we choose otherwise, including for example when management compensation appears inconsistent with a company’s performance or when the board has failed to take corrective action to address persistent problems that impact the company’s performance. When asked to vote on the appointment of a company’s auditors, we typically will support the recommendation of a company’s board, unless auditors have changed frequently or there is reasonable concern as to the independence of the auditors.

Executive and Director Compensation

We believe that executive compensation plans should be in line with the interests of company shareholders. Our general policy is to consider, on a case-by-case basis, new and amended executive compensation plans and to support those executive compensation plans that provide management with the ability to administer fair, competitive compensation packages to executives, so long as those plans do not provide for unmerited preferential treatment or result in excessive dilution of existing shareholders’ ownership interests. We believe that executive compensation generally should be determined by a company’s compensation committee composed primarily of independent directors and thus we usually will not support compensation-related shareholder proposals. With respect to director compensation, we believe that it is important to consider each director’s total compensation package, including any annual retainer, meeting fees, stock options or grants and the level of pension benefits.

Corporate Structure and Shareholder Rights

We view proxy votes on matters relating to changes in a company’s bylaws as falling within the category of “corporate structure and shareholder rights.” These matters may be proposed by either management or shareholders and typically address issues such as cumulative voting, preemptive rights, confidential voting, supermajority voting and similar matters. We will review these matters on a case-by-case basis and will generally vote in favor of those measures that provide management with the most operational flexibility without compromising the ownership rights of shareholders as such rights are set forth in the company’s organizational documents and any agreements to which funds or other client accounts that we manage are party.

Resolving Conflicts of Interest

The Chief Compliance Officer is responsible for monitoring for conflicts of interest in respect of voting proxies, regardless of whether they are actual or perceived. In the event a conflict of interest between ourselves as adviser and any client arises with respect to how a given proxy is to be voted, we will disclose the conflict to the client and obtain the client’s consent before voting the securities on the client’s behalf. In the case of a fund, we would fully disclose the conflict to the Advisory Board and obtain its consent or direction as to how the proxy should be voted. In order to obtain such consent, we will provide the client (or Advisory Board) all relevant information at our disposal regarding the matter to be voted upon and the nature of our conflict. In instances where such consent cannot be obtained for any reason, we may instead delegate the voting authority to an independent third party or adopt other measures to ensure that steps are taken which will result in a decision to vote the proxies based on the clients’ best interests and not the product of the conflict. The Chief Compliance Officer will use his or her best judgment to address any such conflicts of interest.

In any instance where an investment professional is pressured or lobbied either from inside or outside the firm with respect to any voting decisions, he or she should contact the Chief Compliance Officer.